Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-229191

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 23, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT

to Prospectus dated January 11, 2019.

$

$            % Senior Notes due 2026

$            % Senior Notes due 2028

$            % Senior Notes due 2031

Nomura Holdings, Inc., a joint stock corporation incorporated with limited liability under the laws of Japan (“Nomura Holdings, Inc.” or the “Issuer”), will issue the above-listed senior notes (collectively, the “Notes”) pursuant to a senior debt indenture dated January 16, 2020 (the “Indenture”). Nomura Securities International, Inc. and other broker-dealers may use this prospectus supplement and the accompanying prospectus in connection with market-making transactions in the Notes after their initial sale. The senior fixed rate notes due             , 2026 (the “5-year Notes”) will bear interest commencing on             , 2021 at the rate of             % per annum payable semi-annually in arrears on              and              of each year, subject to adjustments as described herein, with the first interest payment to be made on             , 2021 and the last payment to be made on             , 2026. The senior fixed rate notes due             , 2028 (the “7-year Notes”) will bear interest commencing on             , 2021 at the rate of         % per annum payable semi-annually in arrears on              and              of each year, subject to adjustments as described herein, with the first interest payment to be made on                , 2021 and the last payment to be made on             , 2028. The senior fixed rate notes due              , 2031 (the “10-year Notes”) will bear interest commencing on              , 2021 at the rate of         % per annum payable semi-annually in arrears on              and              of each year, subject to adjustments as described herein, with the first interest payment to be made on             , 2021 and the last payment to be made on             , 2031.

Nomura Holdings, Inc. may at its option, subject to the prior confirmation of the Financial Services Agency of Japan (the “FSA”) (if such confirmation is required under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”) or any other applicable laws and regulations then in effect), call all, but not less than all, of the relevant series of the Notes for redemption, upon the occurrence of certain changes in Japanese tax law, subject to certain conditions. See “Description of Senior Debt Securities Issued under the Senior Debt Indenture between Nomura Holdings, Inc. and Citibank, N.A.—Optional Tax Redemption” in the accompanying prospectus. The Notes will not otherwise be redeemable by Nomura Holdings, Inc. prior to the stated maturity. The Notes will not be subject to any sinking fund. Each series of the Notes will be represented by one or more global notes deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, including Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”). The Notes will be issued only in registered form in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.

The Notes will be direct, unconditional, unsubordinated and unsecured obligations of Nomura Holdings, Inc. and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of Nomura Holdings, Inc. (except for statutorily preferred exceptions) from time to time outstanding. Each series of the Notes is intended to qualify as total loss-absorbing capacity (“TLAC”) debt under the TLAC regulations in Japan when they become applicable to Nomura Holdings, Inc. from March 31, 2021. See “Risk Factors—Risks Relating to the Notes—The Notes will be structurally subordinated to indebtedness and other liabilities of our subsidiaries, including Nomura Securities Co., Ltd. and Nomura Financial Products & Services, Inc.” and other risk factors in relation to TLAC regulations in the same section of this prospectus supplement.

Approval-in-principle has been received for the listing and quotation of the Notes on the Singapore Exchange Securities Trading Limited (the “SGX-ST”). The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained herein. Approval in-principle for the listing and quotation of the Notes on the SGX-ST is not to be taken as an indication of the merits of Nomura Holdings, Inc., its subsidiaries and associated companies or the Notes.

Investing in the Notes involves risks. You should carefully consider the risk factors set forth in “Item 3. Key Information—D. Risk Factors” of our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC”), in “Risk Factors” in our current report on Form 6-K submitted to the SEC on February  25, 2021 and in the “Risk Factors” section beginning on page S-15 of this prospectus supplement before making any decision to invest in the Notes.

Per 5-year Note	Per 7-year Note	Per 10-year Note	Total
Public offering price(1)%	%	%	$
Underwriting commissions(2)%	%	%	$
Proceeds, before expenses, to Nomura Holdings, Inc.(1)%	%	%	$

(1)	Plus accrued interest from , 2021, if settlement occurs after that date.
(2)	For additional underwriting compensation information, see “Underwriting (Conflicts of Interest).”

Neither the SEC nor any other regulatory body has approved or disapproved of the Notes or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes offered by this prospectus supplement and the accompanying prospectus are being offered by the underwriters, subject to prior sale, withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the underwriters and to certain further conditions. It is expected that the Notes will be delivered in book-entry form only, on or about             , 2021, through the facilities of DTC and its participants, including Euroclear and Clearstream.

Joint Lead Managers and Joint Bookrunners

Nomura	Citigroup

Prospectus Supplement dated             , 2021.

Prospectus Supplement

Prospectus

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities they describe, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

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The Notes have not been and will not be registered under the Financial Instruments and Exchange Act and are subject to the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended, the “Special Taxation Measures Act”). The Notes may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and governmental guidelines of Japan. See “Underwriting (Conflicts of Interest).” In addition, the Notes are not, as part of the distribution by the underwriters, dealers and agents under the underwriting agreement relating to the Notes, at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with us as described in Article 6, paragraph 4 of the Special Taxation Measures Act (a “specially-related person of ours”) (excluding an underwriter designated in Article 6, paragraph 10, item 1 of the Special Taxation Measures Act which purchases unsubscribed portions of the Notes from the other underwriters) or (ii) a Japanese financial institution, designated in Article 3-2-2, paragraph 29 of the Order for Enforcement of the Act on Special Measures Concerning Taxation of Japan (Cabinet Order No. 43 of 1957, as amended, the “Cabinet Order”). BY SUBSCRIBING FOR THE NOTES, THE INVESTOR WILL BE DEEMED TO HAVE REPRESENTED THAT IT IS A BENEFICIAL OWNER THAT IS, (I) FOR JAPANESE TAX PURPOSES, NEITHER (X) AN INDIVIDUAL RESIDENT OF JAPAN OR A JAPANESE CORPORATION, NOR (Y) AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A SPECIALLY-RELATED PERSON OF OURS (EXCLUDING AN UNDERWRITER DESIGNATED IN ARTICLE 6, PARAGRAPH 10, ITEM 1 OF THE SPECIAL TAXATION MEASURES ACT WHICH PURCHASES UNSUBSCRIBED PORTIONS OF THE NOTES FROM THE OTHER UNDERWRITERS) OR (II) A JAPANESE FINANCIAL INSTITUTION, DESIGNATED IN ARTICLE 3-2-2, PARAGRAPH 29 OF THE CABINET ORDER.

Interest payments on the Notes will be subject to Japanese withholding tax unless it is established that such Notes are held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of ours, (ii) a Japanese designated financial institution as described in Article 6, paragraph 9 of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph or (iii) a Japanese public corporation, financial institution, financial instruments business operator or certain other entity which has received such payments through a Japanese payment handling agent, as provided in Article 3-3, paragraph 6 of the Special Taxation Measures Act, in compliance with the requirement for tax exemption under that paragraph.

Interest payments on the Notes to an individual resident of Japan, to a Japanese corporation, or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of ours (except for the Japanese designated financial institution and the Japanese public corporation, financial institution, financial instruments business operator and certain other entity described in the preceding paragraph) will be subject to deduction in respect of Japanese income tax at a rate of 15.315% of the amount of such interest.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation

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(EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notwithstanding the above paragraph, in the case where the Issuer subsequently prepares and publishes a key information document under the PRIIPs Regulation in respect of the Notes, then following such publication, the prohibition on the offering, sale or otherwise making available the Notes to a retail investor as described in the above paragraph and in such legend shall no longer apply.

PROHIBITION OF SALES TO UK RETAIL INVESTORS — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”), and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Notwithstanding the above paragraph, in the case where the Issuer subsequently prepares and publishes a key information document under the UK PRIIPs Regulation in respect of the Notes, then following such publication, the prohibition on the offering, sale or otherwise making available the Notes to a retail investor in the UK as described in the above paragraph and in such legend shall no longer apply.

SINGAPORE — Section 309B Notification — In connection with Section 309B(1) of the Securities and Futures Act, Chapter 289 of Singapore as modified or amended from time to time (the “SFA”) and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the Issuer has determined, and hereby notifies all persons (including all relevant persons (as defined in Section 309A(1) of the SFA)), that the Notes are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:

(i)	to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA;

(ii)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018; or

(iii)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

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Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)          a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)          a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Any reference to the SFA is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the Notes and also adds to, updates and changes information contained in the prospectus filed with the SEC dated January 11, 2019 and the documents incorporated by reference in this prospectus supplement. The second part is the above-mentioned prospectus, to which we refer as the “accompanying prospectus.” The accompanying prospectus contains a description of the senior debt securities and gives more general information, some of which may not apply to the Notes. If the description of the Notes in this prospectus supplement differs from the description in the accompanying prospectus, the description in this prospectus supplement supersedes the description in the accompanying prospectus.

We have not, and the underwriters have not, authorized any other person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We are not responsible for, and can provide no assurance as to the accuracy of, any other information that any other person may give you. We are not making, nor are the underwriters making, an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you, including any

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information incorporated by reference herein or therein, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain in a number of places forward-looking statements regarding our intent, belief, targets or current expectations of our management with respect to our financial condition and future results of operations. These statements constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). In many cases, but not all, we use such words as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “probability,” “project,” “risk,” “seek,” “should,” “target,” “will” and similar expressions in relation to us or our management to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions, including the risk factors described in this prospectus supplement. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those we currently anticipate.

We have identified some of the risks inherent in forward-looking statements in “Item 3. Key Information—D. Risk Factors” of our most recent annual report on Form 20-F, in “Risk Factors” in our current report on Form 6-K submitted to the SEC on February 25, 2021 and in the “Risk Factors” section of this prospectus supplement. Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein, and you should not consider these to be a complete set of all potential risks or uncertainties.

The forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus are made only as of the dates on which such statements were made. We expressly disclaim any obligation or undertaking to release any update or revision to any forward-looking statement contained herein or therein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

In this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein, “NHI,” “Nomura,” the “Nomura Group,” “we,” “us,” and “our” refer to Nomura Holdings, Inc. and, unless the context indicates otherwise, its consolidated subsidiaries. Furthermore, unless the context indicates otherwise, these references are intended to refer to us as if we had been in existence in our current form for all periods referred to herein. We use the word “you” to refer to prospective investors in the Notes and the word “holder,” “Noteholder” or “Noteholders” to refer to the holders of the Notes.

Our consolidated financial statements are prepared on an annual and quarterly basis in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Unless otherwise stated or otherwise required by the context, all amounts in our financial statements are expressed in yen.

Unless otherwise specified, our financial information contained or incorporated by reference herein or in the accompanying prospectus is presented in accordance with U.S. GAAP, as specified herein or in the relevant document being incorporated by reference. See “Where You Can Find More Information—Incorporation by Reference” for a list of documents being incorporated by reference herein.

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In this prospectus supplement and the accompanying prospectus, references to “U.S. dollars,” “dollars,” “USD” and “$” refer to the lawful currency of the United States and those to “Japanese yen,” “yen” and “¥” refer to the lawful currency of Japan. This prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein may contain a translation of certain Japanese yen amounts into U.S. dollars for your convenience. However, these translations should not be construed as representations that such yen amounts have been, could have been or could be converted into dollars at the relevant rate or at all.

In this prospectus supplement and the accompanying prospectus, amounts have been rounded to the nearest indicated digit unless otherwise specified. However, in some cases, figures presented in tables have been adjusted to match the sum of the figures with the total amount, and such figures may also be referred to in the related text.

Our fiscal year end is March 31. References to years not specified as being fiscal years are to calendar years.

In this prospectus supplement, all of our financial information is presented on a consolidated basis, unless we state otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference before making an investment decision.

Nomura Holdings, Inc.

We are a joint stock corporation incorporated on December 25, 1925 with limited liability under the laws of Japan. On October 1, 2001, we adopted a holding company structure, at which time we changed our name from “The Nomura Securities Co., Ltd.” to “Nomura Holdings, Inc.,” and on December 17, 2001, we were listed on the New York Stock Exchange. In connection with this reorganization, one of our wholly-owned subsidiaries assumed our securities businesses and was named “Nomura Securities Co., Ltd.” We continue to be listed on the Tokyo Stock Exchange, the New York Stock Exchange and other stock exchanges on which we are listed.

Today, we are one of the leading financial services groups in Japan and have global operations, operating offices in countries and regions worldwide, including Japan, the United States, the United Kingdom, Singapore and the Hong Kong Special Administrative Region, through our subsidiaries. Our clients include individuals, corporations, financial institutions, governments and governmental agencies. Our business consists of the following four divisions:

•	Retail—investment consultation services, mainly for individuals and corporations in Japan;

•	Asset Management—development and management of investment trusts, and investment advisory services;

•	Wholesale—serving corporations and institutional investors with a broad range of products and services; and

•	Merchant Banking—acting as a principal to primarily provide equity to transactions such as business reorganization and revitalization, business succession, as well as management buyouts.

On March 2, 2021, we announced our plan to establish a new Investment Management Division, effective April 1, 2021, which will handle our asset management business and will be charged with enhancing the lineup of products and services we offer in order to respond to the increasingly diversified needs of our clients. The Investment Management Division will replace the Asset Management Division and Merchant Banking Division and, accordingly, effective April 1, 2021, our business will consist of three divisions: Retail, Wholesale and Investment Management.

The address of our registered head office is 13-1, Nihonbashi 1-chome, Chuo-ku, Tokyo 103-8645, Japan. Our telephone number is +81-3-5255-1000, and our internet site is http://www.nomura.com/. The information contained in our internet site does not form a part of and is not incorporated by reference into this prospectus supplement.

SUMMARY RISK FACTORS

Investing in the Notes involves a number of risks, and prospective investors are urged to carefully consider the matters discussed under “Risk Factors” prior to making an investment in the Notes. Such risks include, but are not limited to:

•	risks associated with financial markets, economic conditions, and market fluctuations in Japan and elsewhere around the world, including:

•	the effect of changes in governmental fiscal and monetary policies;

•	the impact of the COVID-19 pandemic;

•	the effect of Brexit;

•	potential revenue declines in our brokerage and asset management, investment banking or electronic trading businesses;

•	potential losses from trading and investment activities;

•	the effect of transitions away from LIBOR or other benchmarks;

•	risks relating to holding large and concentrated positions of securities and other assets;

•	market declines or decreases in the number of market participants;

•	insufficient protection from our hedging strategies;

•	the potential ineffectiveness of our risk management policies and procedures;

•	the potential that market risk may increase other risks we are subject to;

•	potential recognition of impairment charges relating to goodwill, tangible, and intangible assets;

•	the effect of liquidity risk on our ability to fund operations and on our financial condition;

•	the effect of event risk on our trading and investment assets;

•	potential exposure to losses when third parties that are indebted to us do not perform their obligations;

•	risks associated with Environmental, Social and Governance factors, including climate change and broader associated policy changes;

•	intense competition in the financial services industry;

•	misconduct or fraud by an employee, director or officer, or any third party, could occur, and our reputation in the market and our relations with clients could be harmed;

•	failure to identify and appropriately address conflicts of interest;

•	legal, regulatory and reputational risks;

•	unauthorized disclosure or misuse of personal information held by us;

•	system failure, information leakage and the cost of maintaining sufficient cybersecurity;

•	natural disaster, terrorism, military dispute and infection disease;

•	our dependence as a holding company on payments from our subsidiaries;

•	risks relating to our ability to realize gains on our investments in equity securities and non-trading debt securities;

•	impairment losses on our equity investments in affiliates and other investees accounted for under the equity method;

•	the outflow of clients’ assets due to losses of cash reserve funds or debt securities we offer;

•

the risk that investors may be unable to secure personal jurisdiction within the U.S. over us or our directors or executive officers, or to enforce judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States.;

•	risks related to the terms of the Notes and the market therefore, including:

•	risks related to structural subordination of our obligations under the Notes to the indebtedness and other liabilities of our subsidiaries;

•

the risk that the value of the Notes will be materially adversely affected, up to their full value, due to the possibility that the Notes will become subject to loss absorption if we become subject to orderly resolution measures under the Deposit Insurance Act and Japanese insolvency laws;

•	the risks that the circumstances surrounding or triggering orderly resolution are unpredictable, and the Japanese TLAC Standard is subject to change;

•	the Notes being unsecured obligations;

•	the risk that the market prices and liquidity of the Notes will be adversely affected due to the changes in the rating of the Notes;

•	the lack of prior markets for the Notes and potential illiquidity in markets for the Notes; and

•	the limited nature of the restrictive covenants and protection in the event of a change in control contained in the Indenture and the Notes.

For a discussion of these and other risks you should consider before making an investment in the Notes, see “Item 3. Key Information—D. Risk Factors” of our most recent annual report on Form 20-F, in “Risk Factors” in our current report on Form 6-K submitted to the SEC on February 25, 2021 and in the “Risk Factors” section of this prospectus supplement.

THE OFFERING

$                     % Senior Notes due 2026

Notes offered	$ aggregate principal amount of senior notes due , 2026.

The 5-year Notes will be issued only in fully registered form, without coupons.

Offering price	% of the principal amount plus accrued interest from , 2021, if settlement occurs after that date.

Maturity	, 2026.

Interest	The 5-year Notes will bear interest at the rate of % per annum from and including , 2021 to but excluding , 2026, payable semi-annually in arrears on and of each year, subject to adjustments as described herein, with the first interest payment to be made on , 2021 and the last payment to be made on , 2026. Interest on the 5-year Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months (30/360 day count convention).

If any payment is due on the 5-year Notes on any interest payment date, other than the maturity date, that is not a Business Day (as defined in “Description of the Notes”), we will make payment on the day that is the next succeeding Business Day. If the maturity date with respect to the 5-year Notes falls on a day that is not a Business Day, payments of principal and interest otherwise due on such day will be made on the next succeeding Business Day. Payments postponed to the next succeeding Business Day in such situations will be treated as if they were made on the original due date. Postponement of this kind will not result in a default under the 5-year Notes, and no interest will accrue on the postponed amount from the original due date to the next succeeding Business Day.

See “Description of the Notes—Principal, Maturity and Interest” in this prospectus supplement and “Description of Senior Debt Securities Issued under the Senior Debt Indenture between Nomura Holdings, Inc. and Citibank, N.A.—Types of Senior Debt Securities—Fixed Rate Senior Debt Securities” in the accompanying prospectus.

Other terms	For more information on the terms of the 5-year Notes, see “—General Terms of the Notes” below and “Description of the Notes” in this prospectus supplement and “Description of Senior Debt Securities Issued under the Senior Debt Indenture between Nomura Holdings, Inc. and Citibank, N.A.” in the accompanying prospectus.

Security codes	CUSIP:
ISIN:
Common Code:

$                     % Senior Notes due 2028

Notes offered	$ aggregate principal amount of senior notes due , 2028.

The 7-year Notes will be issued only in fully registered form, without coupons.

Offering price	% of the principal amount plus accrued interest from , 2021, if settlement occurs after that date.

Maturity	, 2028.

Interest	The 7-year Notes will bear interest at the rate of % per annum from and including , 2021 to but excluding , 2028, payable semi-annually in arrears on and of each year, subject to adjustments as described herein, with the first interest payment to be made on , 2021 and the last payment to be made on , 2028. Interest on the 7-year Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months (30/360 day count convention).

If any payment is due on the 7-year Notes on any interest payment date, other than the maturity date, that is not a Business Day, we will make payment on the day that is the next succeeding Business Day. If the maturity date with respect to the 7-year Notes falls on a day that is not a Business Day, payments of principal and interest otherwise due on such day will be made on the next succeeding Business Day. Payments postponed to the next succeeding Business Day in such situations will be treated as if they were made on the original due date. Postponement of this kind will not result in a default under the 7-year Notes, and no interest will accrue on the postponed amount from the original due date to the next succeeding Business Day.

See “Description of the Notes—Principal, Maturity and Interest” in this prospectus supplement and “Description of Senior Debt Securities Issued under the Senior Debt Indenture between Nomura Holdings, Inc. and Citibank, N.A.—Types of Senior Debt Securities—Fixed Rate Senior Debt Securities” in the accompanying prospectus.

Other terms	For more information on the terms of the 7-year Notes, see “—General Terms of the Notes” below and “Description of the Notes” in this prospectus supplement and “Description of Senior Debt Securities Issued under the Senior Debt Indenture between Nomura Holdings, Inc. and Citibank, N.A.” in the accompanying prospectus.

Security codes	CUSIP:
ISIN:
Common Code:

$                     % Senior Notes due 2031

Notes offered	$ aggregate principal amount of senior notes due , 2031.

The 10-year Notes will be issued only in fully registered form, without coupons.

Offering price	% of the principal amount plus accrued interest from , 2021, if settlement occurs after that date.

Maturity	, 2031.

Interest	The 10-year Notes will bear interest at the rate of % per annum from and including , 2021 to but excluding , 2031, payable semi-annually in arrears on and of each year, subject to adjustments as described herein, with the first interest payment to be made on , 2021 and the last payment to be made on , 2031. Interest on the 10-year Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months (30/360 day count convention).

If any payment is due on the 10-year Notes on any interest payment date, other than the maturity date, that is not a Business Day, we will make payment on the day that is the next succeeding Business Day. If the maturity date with respect to the 10-year Notes falls on a day that is not a Business Day, payments of principal and interest otherwise due on such day will be made on the next succeeding Business Day. Payments postponed to the next succeeding Business Day in such situations will be treated as if they were made on the original due date. Postponement of this kind will not result in a default under the 10-year Notes, and no interest will accrue on the postponed amount from the original due date to the next succeeding Business Day.

See “Description of the Notes—Principal, Maturity and Interest” in this prospectus supplement and “Description of Senior Debt Securities Issued under the Senior Debt Indenture between Nomura Holdings, Inc. and Citibank, N.A.—Types of Senior Debt Securities—Fixed Rate Senior Debt Securities” in the accompanying prospectus.

Other terms	For more information on the terms of the 10-year Notes, see “—General Terms of the Notes” below and “Description of the Notes” in this prospectus supplement and “Description of Senior Debt Securities Issued under the Senior Debt Indenture between Nomura Holdings, Inc. and Citibank, N.A.” in the accompanying prospectus.

Security codes	CUSIP:
ISIN:
Common Code:

General Terms of the Notes

Issuer	Nomura Holdings, Inc.

Notes offered	We will offer each series of the Notes set forth on the cover page of this prospectus supplement and in accordance with the terms set forth elsewhere in this prospectus supplement and the accompanying prospectus.

Issue date	, 2021.

Ranking of the Notes	Each series of the Notes will be direct, unconditional, unsubordinated and unsecured obligations of Nomura Holdings, Inc. and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of Nomura Holdings, Inc. (except for statutorily preferred exceptions) from time to time outstanding. See also “Risk Factors—Risks Relating to the Notes—The Notes will be structurally subordinated to indebtedness and other liabilities of our subsidiaries, including Nomura Securities Co., Ltd. and Nomura Financial Products & Services, Inc.” and other risk factors in relation to TLAC regulations in the same section of this prospectus supplement.

Minimum denomination	Each series of the Notes will be in denominations of $200,000 and integral multiples of $1,000 in excess thereof. No Notes will be sold in the offering to any purchaser unless the purchaser purchases at least $200,000 in principal amount of a series of the Notes.

Additional amounts	The Japanese government may require us to withhold or deduct amounts from payments on the principal (and premium, if any) or interest on the Notes, as the case may be, for taxes, duties, assessments or governmental charges. If a withholding or deduction of this type is required, we may be required to pay the Noteholders an additional amount so that the net amounts that the Noteholders receive after such withholding or deduction will be the amount specified in the Notes to which the Noteholders are entitled. Payments will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan or any authority thereof or therein, unless such withholding or deduction is required by law. See “Taxation—Japanese Taxation” and “Description of Senior Debt Securities Issued under the Senior Debt Indenture between Nomura Holdings, Inc. and Citibank, N.A.—Payment of Additional Amounts” in the accompanying prospectus.

References to principal (and premium, if any) and interest in respect of the Notes will be deemed to include any additional amounts due which may be payable in respect of the principal (or premium, if any) or interest.

Optional tax redemption	In the event of changes to Japanese withholding tax law after the date of this prospectus supplement, and in other limited circumstances that require us to pay additional amounts, as described in “Description of Senior Debt Securities Issued under the Senior Debt Indenture between Nomura Holdings, Inc. and Citibank, N.A.—Payment of Additional Amounts” in the accompanying prospectus, we may, subject to prior confirmation of the FSA (if such confirmation is required under the Financial Instruments and Exchange Act or any other applicable laws and regulations then in effect), call all, but not less than all, of the relevant series of the Notes for redemption. The Notes will not otherwise be redeemable by Nomura Holdings, Inc. prior to the stated maturity.

If we call the Notes, we must pay the Noteholders 100% of their principal amount. We will also pay the Noteholders accrued but unpaid interest through but not including the date fixed for redemption and any related additional amounts due on the date fixed for redemption. The Notes will stop bearing interest on the redemption date, even if the Noteholders do not collect their money. We will give notice to the depositary of any redemption we propose to make at least 45 days, but not more than 60 days, before the redemption date. Notice by the depositary to participating institutions and by these participants to street name holders of indirect interests in the Notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

See “Description of Senior Debt Securities Issued under the Senior Debt Indenture between Nomura Holdings, Inc. and Citibank, N.A.—Optional Tax Redemption” in the accompanying prospectus.

Use of proceeds	We intend to use the net proceeds from the sales of the Notes for loans to our subsidiaries, including Nomura Securities Co., Ltd., which will use such funds for their general corporate purposes.

Limitation on actions for attachment

Each Noteholder and the Trustee acknowledge, accept, consent and agree, for a period of 30 days from and including the date upon which the Prime Minister of Japan confirms that specified item 2 measures (tokutei dai nigō sochi), which are the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act of Japan (Act No. 34 of 1971, as amended, the “Deposit Insurance Act”) (or any successor provision thereto), need to be applied to us, not to initiate any action to attach any of our assets, the attachment of which has been prohibited by designation of the Prime Minister of Japan pursuant to

Article 126-16 of the Deposit Insurance Act (or any successor provision thereto). See “Description of the Notes—Limitation on Actions for Attachment.”

Permitted transfer of assets or liabilities	Each Noteholder and the Trustee acknowledge, accept, consent and agree to any transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such transfer made pursuant to the authority of the Deposit Insurance Corporation of Japan (the “Deposit Insurance Corporation”) to represent and manage and dispose of our assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto), and that any such transfer shall not constitute a sale, assignment, transfer, lease or conveyance of our properties or assets for the purpose of certain requirements as set forth in “Description of the Notes—Permitted Transfer of Assets or Liabilities.”

Limited rights to set off	Subject to applicable law, each Noteholder, by the acceptance of any interest in the Notes, agrees that, if (a) we shall institute proceedings seeking adjudication of bankruptcy or seeking reorganization under the Bankruptcy Act of Japan (Act No. 75 of 2004, as amended, the “Bankruptcy Act”), the Civil Rehabilitation Act of Japan (Act No. 225 of 1999, as amended, the “Civil Rehabilitation Act”), the Corporate Reorganization Act of Japan (Act No. 154 of 2002, as amended, the “Corporate Reorganization Act”), the Companies Act of Japan (Act No. 86 of 2005, as amended, the “Companies Act”) or any other similar applicable law of Japan, and as long as such proceedings shall have continued, or a decree or order by any court having jurisdiction shall have been issued adjudging us bankrupt or insolvent or approving a petition seeking reorganization under any such laws, and as long as such decree or order shall have continued undischarged or unstayed, or (b) our liabilities exceed, or may exceed, our assets, or we suspend, or may suspend, repayment of our obligations, it will not, and waives its right to, exercise, claim or plead any right of set off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the Notes or the Indenture. See “Description of the Notes—Limited Rights to Set Off by Noteholders.”

Settlement

Each series of the Notes will initially be issued only in book-entry form through the facilities of DTC for the accounts of its participants. Fully registered global notes (the “Global Notes”), without coupons, representing the total aggregate principal amount of the Notes will be issued and registered in the name of a nominee for DTC, securities depositary for the Notes. Unless and until the Notes in definitive certificated form (“Definitive Notes”) are issued, the only Noteholder will be the nominee of DTC, or the nominee of a successor depositary. Except as described in this prospectus supplement, a beneficial owner of any interest in a Global Note will not be entitled to receive physical delivery of Definitive Notes. Accordingly, each beneficial owner of any interest in a Global Note must rely on the procedures of DTC to exercise any rights under the Notes.

Governing law	The Notes will be, and the Indenture is, governed by, and construed in accordance with, the laws of the State of New York.

Listing and trading	Approval-in-principle has been received for the listing and quotation of the Notes on the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any statements made, opinions expressed or reports contained herein. Approval-in-principle for the listing and quotation of the Notes on the SGX-ST is not to be taken as an indication of the merits of Nomura Holdings, Inc., its subsidiaries and associated companies or the Notes.

So long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, Nomura Holdings, Inc. will appoint and maintain a paying agent in Singapore, where the Notes may be presented or surrendered for payment or redemption, in the event that a Global Note is exchanged for Definitive Notes in certificated form. In addition, in the event that a Global Note is exchanged for Definitive Notes in certificated form, an announcement of such exchange shall be made by or on behalf of Nomura Holdings, Inc. through the SGX-ST and such announcement will include all material information with respect to the delivery of the Definitive Notes in certificated form, including details of the paying agent in Singapore.

The Notes will be traded on the SGX-ST in a minimum board lot size of $200,000 for so long as any of the Notes are listed on the SGX-ST and the rules of the SGX-ST so require.

Trustee	Citibank, N.A.

Paying agent, transfer agent, registrar and authenticating agent	Citibank, N.A., London Branch

Delivery of the Notes	We expect that delivery of the Notes will be made to investors on or about , 2021, which is the New York business day following the date of pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery of the Notes may be required, by virtue of the fact that the Notes initially will settle New York business days after pricing of the Notes, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Conflicts of interest	Nomura Securities International, Inc., which is acting as one of the representatives of the underwriters in this offering, is an affiliate of ours and, as a result, has a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (FINRA) (“Rule 5121”). Accordingly, this offering is being conducted in compliance with the provisions of Rule 5121. Because this offering is of notes that are rated investment grade, pursuant to Rule 5121, the appointment of a “qualified independent underwriter” is not necessary. See “Underwriting (Conflicts of Interest)”.

RISK FACTORS

Investing in the Notes involves risks. You should consider carefully the risks relating to the Notes described below, as well as the other information presented in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, before you decide whether to invest in the Notes. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the Notes offered could decline, in which case you may lose all or part of your investment. The following does not describe all the risks of an investment in the Notes. Prospective investors should consult their own financial and legal advisers about risks associated with investment in a particular series of Notes and the suitability of investing in the Notes in light of their particular circumstances.

This prospectus supplement and the accompanying prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks described below, elsewhere in this prospectus supplement and in “Item 3. Key Information—D. Risk Factors” of our most recent annual report on Form 20-F and “Risk Factors” in our current report on Form 6-K submitted to the SEC on February 25, 2021 which are incorporated herein by reference.

Risks Relating to Our Business

For information on risks relating to our business, see “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F, “Risk Factors” in our current report on Form 6-K submitted to the SEC on February 25, 2021 and similar information in any other documents incorporated by reference herein.

Risks Relating to the Notes

The Notes will be structurally subordinated to indebtedness and other liabilities of our subsidiaries, including Nomura Securities Co., Ltd. and Nomura Financial Products & Services, Inc.

Your claim as a Noteholder is structurally subordinated to the liabilities of our subsidiaries, including our subsidiaries’ liabilities for collateralized financing, borrowed money, derivative and trading liabilities and payables and deposits. As a Noteholder, you will only be entitled to assert a claim as a creditor of Nomura Holdings, Inc. that is to be paid out of Nomura Holdings, Inc.’s assets. If any of our subsidiaries becomes subject to insolvency or liquidation proceedings, you will have no right to proceed against such subsidiary’s assets.

We are a holding company that currently has no significant assets other than our investments in, or loans to, our subsidiaries, including Nomura Securities Co., Ltd. and Nomura Financial Products & Services, Inc. Our ability to service our debt obligations, including our obligations under the Notes, thus depends on the dividends, loan payments and other funds that we receive from our subsidiaries. We may not be able to receive such funds from our subsidiaries due to adverse changes in their financial performance or material deterioration in their financial condition, restrictions imposed as a result of such adverse change or deterioration by relevant laws and regulations, including loss absorption requirements, limitations under the Financial Instruments and Exchange Act, general corporate law, or any contractual obligations applicable to such subsidiaries. Furthermore, if a subsidiary becomes subject to insolvency or liquidation proceedings, our right to participate in such subsidiary’s assets will be subject to the prior claims of the creditors and any preference shareholders of the subsidiary, except where we are a creditor or preference shareholder with claims that are recognized to be ranked either ahead of or pari passu with such claims. As a result, you may not recover your investment in the Notes in full or at all even though the investors in or creditors of our subsidiaries may recover their investments in full.

Our loans to, or investments in capital instruments issued by, our subsidiaries made or to be made with the net proceeds from the sale of our instruments may contain contractual mechanisms that, upon the occurrence of a trigger event relating to prudential or financial condition or other events applicable to us or our subsidiaries under regulatory requirements, including the Internal TLAC (as defined below) requirements in Japan, will result in a write-down, write-off or conversion into equity of such loans or investments, or other changes in the legal or regulatory form or the ranking of the claims that we have against such subsidiaries. For example, to ensure that each of our material subsidiaries in Japan, as designated by the FSA as being systemically important, maintains the required minimum level of Internal TLAC under the Internal TLAC requirements in Japan, we may extend to such subsidiaries, using the net proceeds from the sale of the Notes and other debt instruments, subordinated loans that qualify as Internal TLAC instruments pursuant to the Internal TLAC requirements in Japan, including those containing contractual loss absorption provisions (“Contractual Loss Absorption Provisions”) that will discharge or extinguish the loans or convert them into equity of the subsidiaries if the FSA determines that the relevant subsidiaries are non-viable due to material deterioration in their financial condition after recognizing that they are, or are likely to be, unable to fully perform their obligations with their assets, or that they have suspended, or are likely to suspend, repayment of their obligations, by issuing an order concerning restoration of financial soundness, including recapitalization and restoration of liquidity of such subsidiaries, to us under Article 57-19, Paragraph 1 of the Financial Instruments and Exchange Act. Any such write-down, write-off or conversion into equity, or changes in the legal or regulatory form or the ranking, or the triggering of Contractual Loss Absorption Provisions, could adversely affect our ability to obtain repayment of such loans and investments and to meet our obligations under the Notes as well as the value of the Notes.

The Notes may become subject to loss absorption if we become subject to orderly resolution measures under the Deposit Insurance Act and Japanese insolvency laws. As a result, the value of the Notes could be materially adversely affected, and you may lose all or a portion of your investments.

In November 2015, the Financial Stability Board (the “FSB”) published the final Total Loss-Absorbing Capacity standard (“TLAC standard”) for global systemically important banks (“G-SIBs”). The FSB’s TLAC standard is designed to ensure that, if a G-SIB fails, it has sufficient loss-absorbing and recapitalization capacity available in resolution to implement an orderly resolution that minimizes the impact on financial stability, thereby ensuring the continuity of critical functions and avoiding exposing public funds to loss. The FSB’s TLAC standard defines a minimum requirement for the instruments and liabilities that should be readily available to absorb losses in resolution. In April 2016, the FSA published its policy (the “FSA Approach”) describing its approach and framework for the introduction of the TLAC standard in Japan for Japanese G-SIBs, which consist of the three so-called “mega-banks” in Japan. In April 2018, the FSA published a revised version of the FSA Approach that extended the coverage of the TLAC standard in Japan to certain domestic systemically important banks (“D-SIBs”) that are deemed (i) of particular need for a cross-border resolution arrangement and (ii) of particular systemic significance to Japanese financial system if they fail. In the revised FSA Approach, we and the Japanese G-SIBs (each a “TLAC Covered SIB” and collectively the “TLAC Covered SIBs”) would be subject to the TLAC requirements in Japan. In the revised FSA Approach, the FSA also expressed its view that Single Point of Entry (“SPE”) resolution, in which resolution powers are applied to the top of a group by a single national resolution authority (i.e., the FSA), would be the preferred strategy for resolution of TLAC Covered SIBs. In March 2019, the FSA published regulatory notices, regulatory guidelines and related materials to implement the TLAC standard in Japan. The TLAC standard set forth in these FSA documents (the “Japanese TLAC Standard”), which became applicable to three Japanese G-SIBs from March 31, 2019, and will be applicable to us from March 31, 2021, requires Domestic Resolution Entities (as defined below) designated for the TLAC Covered SIBs to meet certain minimum external TLAC requirements and to cause any of their material subsidiaries in Japan, as designated by the FSA as being systemically important, to maintain a certain minimum level of capital and debt having internal loss-absorbing and recapitalization capacity (together with the internal loss-absorbing and recapitalization capacity that foreign subsidiaries are required to maintain under the FSB’s TLAC standard or similar requirements in the relevant jurisdictions, “Internal TLAC”). In keeping with its stated preference for SPE resolution, the FSA designated as resolution entities in Japan (the “Domestic Resolution Entities”) the ultimate holding company in Japan of each TLAC Covered SIB. Under the Japanese TLAC Standard, the FSA designated Nomura Holdings, Inc., as the Domestic Resolution Entity for the Nomura group, which will be subject to the external TLAC requirements in Japan, and also designated the Nomura Securities Co., Ltd. and Nomura Financial Products & Services, Inc., as our material subsidiaries in Japan, which will be subject to the Internal TLAC requirements in Japan. Under the Japanese TLAC Standard, unsecured senior debt issued by the Domestic Resolution Entity for a TLAC Covered SIB is not required to include any contractual write-down, write-off or conversion provisions in order to qualify as external TLAC debt. In addition, unsecured senior debt issued by the Domestic Resolution Entity for a TLAC Covered SIB is not required to include any subordination provisions in order to qualify as external TLAC debt, so long as the Domestic Resolution Entity’s creditors are recognized as structurally subordinated to the creditors of its subsidiaries and affiliates by the FSA on the grounds that the amount of excluded liabilities as defined in the Japanese TLAC Standard of such Domestic Resolution Entity ranking pari passu or junior to its unsecured senior liabilities does not exceed 5% of its external TLAC in principle, while the Internal TLAC incurred by material subsidiaries of a TLAC Covered SIB is required to include the Contractual Loss Absorption Provisions and to be subordinated to such entity’s excluded liabilities. The Notes are intended to qualify as external TLAC debt under the Japanese TLAC Standard, when it becomes applicable to us from March 31, 2021, due in part to their structural subordination.

The Notes are expected to become subject to loss absorption if we become subject to orderly resolution measures under the Deposit Insurance Act and Japanese insolvency laws. The resolution framework for financial institutions under current Japanese laws and regulations includes (i) measures applied to financial institutions that are solvent on a balance sheet basis and (ii) orderly resolution measures applied to financial institutions that have failed or are deemed likely to fail. The framework applies to banks and certain other financial institutions as well as financial holding companies, such as us. As noted above, in the revised FSA Approach published in April 2018, the FSA has expressed its view that SPE resolution would be the preferred strategy for resolution of the TLAC Covered SIBs. However, it is uncertain what resolution strategy or specific measures will be taken in a given case, and orderly resolution measures may be applied without implementing any of the measures described in (i) above. Under a possible model of SPE resolution described in the Japanese TLAC Standard, if the FSA determines that a material subsidiary in Japan of a financial institution which is subject to the Japanese TLAC Standard under the Financial Instruments and Exchange Act, including Nomura Holdings, Inc. is non-viable due to material deterioration in its financial condition after recognizing that it is, or is likely to be, unable to fully perform its obligations with its assets, or that it has suspended, or is likely to suspend, repayment of its obligations, by issuing an order concerning restoration of financial soundness, including recapitalization and restoration of liquidity of such material subsidiary, to the Domestic Resolution Entity for the financial institution under Article 57-19, Paragraph 1 of the Financial Instruments and Exchange Act, the material subsidiary’s Internal TLAC instruments will be written down or written off or, if applicable, converted into equity in accordance with the applicable Contractual Loss Absorption Provisions of such Internal TLAC instruments. Following the write-down, write-off or conversion of Internal TLAC instruments, if the Prime Minister of Japan recognizes that the financial institution is, or is likely to be, unable to fully perform its obligations with its assets, or that it has suspended, or is likely to suspend, repayment of its obligations, as a result of the financial institution’s loans to, or other investment in, its material subsidiaries in Japan, as designated by the FSA as being systemically important, or foreign subsidiaries that are subject to TLAC requirements or similar requirements imposed by a relevant foreign authority, becoming subject to loss absorption or otherwise, and further recognizes that the failure of such financial institution is likely to cause a significant disruption to the Japanese financial market or system, the Prime Minister of Japan may, following deliberation by the Financial Crisis Management Meeting, confirm that measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act (or any successor provision thereto), generally referred to as specified item 2 measures (tokutei dai nigō sochi), need to be applied to the financial institution for its orderly resolution. Any such confirmation by the Prime Minister of Japan would also trigger the point of non-viability clauses of Additional Tier 1 and Tier 2 instruments issued by the financial institution, causing such instruments to be written down or written off, or if applicable, converted into equity.

Under current Japanese laws and regulations, upon the application of specified item 2 measures (tokutei dai nigō sochi), a financial institution will be placed under special supervision (tokubetsu kanshi) by, or if the Prime Minister of Japan so orders, under special control (tokutei kanri) of, the Deposit Insurance Corporation. In an orderly resolution, if the financial institution is placed under special control (tokutei kanri), pursuant to Article

126-5 of the Deposit Insurance Act (or any successor provision thereto), the Deposit Insurance Corporation would control the operation and management of the financial institution’s business, assets and liabilities, including the potential transfer to a bridge financial institution established by the Deposit Insurance Corporation as its subsidiary, or such other financial institution as the Deposit Insurance Corporation may determine, of the financial institution’s systemically important assets and liabilities, which in our case would be expected to include the shares of Nomura Securities Co., Ltd., Nomura Financial Products & Services, Inc. and any of our other material subsidiaries in Japan that are designated as systemically important by the FSA. Under the Japanese TLAC Standard, to facilitate that transfer, the Prime Minister of Japan may prohibit by its designation creditors of the financial institution from attaching any of our assets and claims which are to be transferred to a bridge financial institution or another financial institution pursuant to Article 126-16 of the Deposit Insurance Act (or any successor provision thereto). See also “Item 4. Information on the Company—B. Business Overview—Regulation—Japan” in our most recent annual report on Form 20-F, which is incorporated herein by reference. In addition, with respect to the Notes, given that they are governed by the laws of the State of New York, the terms of the Notes will, in order to satisfy the requirements under the Japanese TLAC Standard, expressly limit the ability of the Noteholders to initiate any action to attach any of our assets, the attachment of which is so prohibited by the Prime Minister of Japan under Article 126-16 of the Deposit Insurance Act (or any successor provision thereto) for a period of 30 days from and including the date upon which the Prime Minister of Japan confirms that specified item 2 measures (tokutei dai nigō sochi) need to be applied to us. See “Description of the Notes—Limitation on Actions for Attachment.” The value of assets subject to a prohibition of attachment may decline while such prohibition is in effect, and following such period, Noteholders will be unable to attach any assets that have been transferred to a bridge financial institution or such other financial institution as part of our orderly resolution. The Deposit Insurance Corporation would also control the repayment of liabilities of the financial institution, and, ultimately, facilitate the orderly resolution of the financial institution through court-administrated insolvency proceedings. The Deposit Insurance Corporation has broad discretion in its application of these measures in accordance with the Deposit Insurance Act, Japanese insolvency laws and other relevant laws.

Under current Japanese laws and regulations, if we become subject to specified item 2 measures (tokutei dai nigō sochi), the application of specified item 2 measures (tokutei dai nigō sochi) or other measures by, or any decision of, the Prime Minister of Japan, the Deposit Insurance Corporation or a Japanese court may result in your rights as a Noteholder or the value of your investment in the Notes being adversely affected. Under the Japanese TLAC Standard, it is currently expected that the Notes will not be transferred to a bridge financial institution or other transferee in the orderly resolution process but will remain as our liabilities subject to court-administered insolvency proceedings. On the other hand, in an orderly resolution process, the shares of our material subsidiaries may be transferred to a bridge financial institution or other transferee, pursuant to the authority of the Deposit Insurance Corporation to represent and manage and dispose of our assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto), with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), which permission may be granted by court in accordance with the Deposit Insurance Act if (i) the financial institution is under special supervision (tokubetsu kanshi) by, or under special control (tokutei kanri) of, the Deposit Insurance Corporation pursuant to the Deposit Insurance Act, and (ii) the financial institution is, or is likely to be, unable to fully perform its obligations with its assets, or the financial institution has suspended, or is likely to suspend, repayment of its obligations, and we would only be entitled to receive consideration representing the fair values of such shares, which could be significantly less than the book values of such shares. With respect to such transfer, given that the Notes are governed by the laws of the State of New York, in order to satisfy the requirements under the Japanese TLAC Standard, Noteholders expressly acknowledge, accept, consent and agree to any transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such transfer made pursuant to the authority of the Deposit Insurance Corporation to represent and manage and dispose of our assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto). See “Description of the Notes—Permitted Transfer of Assets or Liabilities.” Following such transfer, the recoverable value of our residual assets in court-administered insolvency proceedings may not be sufficient to fully satisfy any payment obligations that we may have under our liabilities, including the Notes. Moreover, the Notes will not be insured or guaranteed by the Deposit Insurance Corporation or any other government agency or insurer. Accordingly, the Noteholders may lose all or a portion of their investments in the Notes in court-administered insolvency proceedings.

The circumstances surrounding or triggering orderly resolution are unpredictable, and the Japanese TLAC Standard is subject to change.

The application of orderly resolution under the Deposit Insurance Act is inherently unpredictable and depends on a number of factors that may be beyond our control. The commencement of the orderly resolution process under the Deposit Insurance Act depends on, among other things, a determination by the Prime Minister of Japan, following deliberation by the Financial Crisis Management Meeting, regarding our viability, or the viability of one or more of our subsidiaries, and the risk that their failures may cause a significant disruption to the financial market or systems in Japan. Under the Japanese TLAC Standard, it is possible that specified item 2 measures (tokutei dai nigō sochi) may be applied to us as a result of, among other things, absorption of losses by us on our loans to, or investments in, or any other Internal TLAC of, Nomura Securities Co., Ltd., Nomura Financial Products & Services, Inc. or any of our other material subsidiaries or sub-groups in Japan that are designated as systemically important by the FSA, or any of our foreign subsidiaries that are subject to TLAC requirements or similar requirements imposed by a relevant foreign authority, prior to the failure of such subsidiary, pursuant to the terms of such loans, investments or other Internal TLAC or in accordance with applicable Japanese or foreign laws or regulations then in effect. However, under the Japanese TLAC Standard, the actual measures to be taken will be determined by the relevant authorities on a case-by-case basis, and, as a result, it may be difficult to predict when, if at all, we may become subject to an orderly resolution process. Accordingly, the market value of the Notes may not necessarily be evaluated in a manner similar to other types of notes issued by non-financial institutions or by financial institutions subject to different regulatory regimes. For example, any indication that we are approaching circumstances that could result in us becoming subject to an orderly resolution process could also have an adverse effect on the market price and liquidity of the Notes.

In addition, there has been no application of the orderly resolution measures under the Deposit Insurance Act described in this prospectus supplement to date. Such measures are untested and will be subject to interpretation and application by the relevant authorities in Japan. It is uncertain how and under what standards the relevant authorities would determine that we are, or are deemed likely to be, unable to fully perform our obligations with our assets, or that we have suspended, or are deemed likely to suspend, repayment of our obligations in determining whether to commence an orderly resolution process, and it is possible that particular circumstances that seem similar may lead to different results. In addition, the sequence and specific actions that will be taken in connection with orderly resolution measures and their impact on the Notes are uncertain. It is also uncertain whether a sufficient amount of assets will ultimately be available to the Noteholders. Our creditors, including the Noteholders, may encounter difficulty in challenging the application of orderly resolution measures to us.

The Japanese TLAC Standard requires us to maintain external TLAC eligible instruments in an amount not less than 16% of our consolidated risk-weighted assets and 6% of the applicable Basel III consolidated leverage ratio denominator starting from March 31, 2021, and not less than 18% of our consolidated risk-weighted assets and 6.75% of the applicable Basel III consolidated leverage ratio denominator starting from March 31, 2024. In addition, under the Japanese TLAC Standard our access to Japan’s deposit insurance fund reserves qualifies as TLAC in the amount equivalent to 2.5% of our consolidated risk-weighted assets from March 31, 2021 and 3.5% of our consolidated risk-weighted assets from March 31, 2024. Although we expect the Notes to qualify as external TLAC debt under the Japanese TLAC Standard, when it becomes applicable to us from March 31, 2021, due in part to their structural subordination, there is no assurance that the Notes will qualify as such, which could affect our ability to meet the minimum TLAC requirements and subject us to potential adverse regulatory action. In addition, the Japanese TLAC Standard may be subject to change and, if such changes occur, we may need to issue debt instruments in the future with terms that differ from those of the Notes, which in turn could adversely affect the value of the Notes.

The Notes are unsecured obligations.

Because the Notes are unsecured obligations, their repayment may be compromised if:

•	we enter into bankruptcy, liquidation, rehabilitation or other winding-up proceedings;

•	we default in payment under our secured indebtedness or other unsecured indebtedness; or

•	any of our indebtedness is accelerated.

If any of these events occurs, our assets may not be sufficient to pay amounts due on the Notes.

A portion of our other debt is secured by our assets. In addition, as is common with most Japanese corporations, our loan agreements relating to short-term and long-term debt with Japanese banks and some insurance companies require that we provide collateral for the benefit of the lenders at any time upon request by the lenders if it has become necessary to protect their loan receivables. Lenders whose loans constitute a majority of our indebtedness have the right to make such request. Although we have not received any requests of this kind from our lenders, there can be no assurance that our lenders will not request us to provide such collateral in the future. Most of these loan agreements, and some other loan agreements, contain rights of the lenders to offset cash deposits held by them against loans to us under specified circumstances. Whether the provisions in our loan agreements and debt arrangements described above can be enforced will depend upon factual circumstances. However, if they are enforced, the secured claims of these lenders and banks would, by virtue of such security, have priority over our assets and would rank senior to the claims of holders of the Notes.

The ratings of the Notes may change after issuance of the Notes, and those changes may have an adverse effect on the market prices and liquidity of the Notes.

We intend to apply for credit ratings for the Notes. Our credit ratings may not reflect the potential impact of all risks relating to the market value of the Notes. However, real or anticipated changes in our credit ratings will generally affect the market value of the Notes.

In addition, other rating agencies may assign credit ratings to the Notes with or without any solicitation from us and without any provision of information from us. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal. The assignment of new ratings that are lower than existing ratings, or a downgrade or potential downgrade in the ratings assigned to us, our subsidiaries or any of our respective securities could reduce the scope of potential investors in the Notes and adversely affect the price and liquidity of the Notes. We have no obligation to inform Noteholders of any such downgrade, suspension, withdrawal or revision.

There are no prior markets for the Notes and if markets develop, they may not be liquid.

Although approval-in-principle has been received for the listing and quotation of the Notes on the SGX-ST, there can be no assurance that any liquid markets for the Notes will ever develop or be maintained. The underwriters have informed us that they currently intend to make a market in each series of the Notes following the offering. However, the underwriters have no obligation to make a market in the Notes and they may stop at any time. Further, there can be no assurance as to the liquidity of any markets that may develop for the Notes or the prices at which you will be able to sell your Notes, if at all. Future trading prices of the Notes will depend on many factors, including:

•	prevailing interest rates;

•	our financial condition and results of operations;

•	the then-current ratings assigned to the Notes;

•	the market for similar securities; and

•	general economic conditions.

Any trading markets that develop would be affected by many factors independent of and in addition to the foregoing, including the time remaining to the maturity of the Notes; the outstanding amount of the Notes; and the level, direction and volatility of market interest rates generally.

The Indenture and the Notes contain very limited restrictive covenants and provide limited protection in the event of a change in control.

The Indenture in respect of the Notes and the Notes do not contain any financial covenants or other restrictions on our ability to pledge or dispose of assets or to secure other indebtedness, pay dividends on our shares of common stock, incur indebtedness or our ability to issue new securities or repurchase our outstanding securities. These or other actions by us could adversely affect our ability to pay amounts due on the Notes. In addition, the Indenture and the Notes do not contain any covenants or other provisions that afford more than limited protection to Noteholders in the event of a change in control. See “Description of Senior Debt Securities Issued under the Senior Debt Indenture between Nomura Holdings, Inc. and Citibank, N.A.—Mergers and Similar Transactions” in the accompanying prospectus.

USE OF PROCEEDS

We expect to receive a total of approximately $             million in net proceeds from this offering, after deducting underwriting commissions and estimated offering expenses payable by us. We intend to use the net proceeds from the sales of the Notes for loans to our subsidiaries, including Nomura Securities Co., Ltd., which will use such funds for their general corporate purposes.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as of December 31, 2020 presented in accordance with U.S. GAAP, as adjusted to give effect to the offering of the Notes. You should read this table in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

	As of December 31, 2020
	Actual	As Adjusted
	(millions of yen)
Short-term borrowings	¥1,355,006		¥1,355,006
Long-term borrowings	7,865,014		7,865,014
Notes being issued(1)	—
NHI shareholders’ equity:
Common stock—no par value (Authorized: 6,000,000,000 shares; Issued: 3,233,562,601 shares; Outstanding: 3,059,293,177 shares)	594,493		594,493
Additional paid-in capital	690,208		690,208
Retained earnings	1,734,915		1,734,915
Accumulated other comprehensive loss	(132,680)		(132,680)
Common stock held in treasury, at cost (174,269,424 shares)	(93,313)		(93,313)

Total NHI shareholders’ equity	2,793,623		2,793,623

Non-controlling interests	59,769		59,769

Total equity	2,853,392		2,853,392

Total Capitalization and Indebtedness	¥12,073,412	¥

Note:

(1)

The Notes being issued have been translated to Japanese yen for the purposes of this table at the following foreign currency exchange rate: ¥103.19 per $1.00, the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York as of December 31, 2020.

Except as disclosed above, there has been no material change in our consolidated capitalization and indebtedness since December 31, 2020.

SELECTED FINANCIAL AND OTHER INFORMATION

The following table presents selected financial information as of and for the fiscal years ended March 31, 2016, 2017, 2018, 2019 and 2020, which is derived from our consolidated financial statements as of and for the same fiscal years, and as of and for the nine months ended December 31, 2019 and 2020, which is derived from our unaudited condensed quarterly consolidated financial statements as of and for the same periods. These financial statements are prepared in accordance with U.S. GAAP. Certain reclassifications of previously reported amounts have been made to conform to the current year presentation.

The consolidated financial statements of Nomura Holdings, Inc. included in our most recent annual report on Form 20-F for the fiscal year ended March 31, 2020, which is incorporated herein by reference, have been audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) by Ernst & Young ShinNihon LLC, our independent registered public accounting firm.

You should read the U.S. GAAP selected consolidated financial information presented below together with the information included in “Item 5. Operating and Financial Review and Prospects” and the audited consolidated financial statements, including the notes thereto, in our most recent annual report on Form 20-F, and the information included in our current report on Form 6-K dated February 25, 2021, and the unaudited condensed quarterly consolidated financial statements, including the notes thereto, included therein, each of which is incorporated herein by reference. The information presented below is qualified in its entirety by reference to that information. Our results of operations for the nine months ended December 31, 2020 are not necessarily indicative of our results of operations for the fiscal year ending March 31, 2021 or for any other period.

	Fiscal year ended March 31,					As of and for the nine months ended December 31,
	2016	2017	2018	2019	2020	2019	2020
	(millions of yen, except per share data, number of shares and percentages)					(Unaudited)
Statement of income data:
Total revenue	¥1,723,096	¥1,715,516	¥1,972,158	¥1,835,118	¥1,952,482	¥1,582,733	¥1,389,263
Interest expense	327,415	312,319	475,189	718,348	664,653	523,374	157,426

Net revenue	1,395,681	1,403,197	1,496,969	1,116,770	1,287,829	1,050,359	1,231,837
Non-interest expenses	1,230,523	1,080,402	1,168,811	1,154,471	1,039,568	777,380	835,006

Income (loss) before income taxes	165,158	322,795	328,158	(37,701)	248,261	272,979	396,771
Income tax expense	22,596	80,229	103,866	57,010	28,894	16,379	83,127

Net income (loss)	142,562	242,566	224,292	(94,711)	219,367	256,600	313,644
Less: Net income attributable to non-controlling interests	11,012	2,949	4,949	5,731	2,369	5,127	5,120

Net income (loss) attributable to NHI shareholders	¥131,550	¥239,617	¥219,343	¥(100,442)	¥216,998	¥251,473	¥308,524

Balance sheet data (fiscal year or period end):
Total assets(1)	¥40,934,217	¥42,531,972	¥40,343,947	¥40,969,439	¥43,999,815	¥46,242,334	¥44,592,245
Total NHI shareholders’ equity	2,700,239	2,789,916	2,749,320	2,631,061	2,653,467	2,701,167	2,793,623
Total equity	2,743,015	2,843,791	2,799,824	2,680,793	2,731,264	2,789,623	2,853,392
Common stock	594,493	594,493	594,493	594,493	594,493	594,493	594,493
Per share data:
Net income (loss) attributable to NHI shareholders—basic	¥36.53	¥67.29	¥63.13	¥(29.90)	¥67.76	¥77.36	¥101.03
Net income (loss) attributable to NHI shareholders—diluted	35.52	65.65	61.88	(29.92)	66.20	75.65	98.30
Total NHI shareholders’ equity(2)	748.32	790.70	810.31	794.69	873.26	873.68	913.16
Cash dividends	13.00	20.00	20.00	6.00	20.00	—	—
Cash dividends in USD(3)	$0.12	$0.18	$0.19	$0.05	$0.19	—	—
Weighted average number of shares outstanding (in thousands)(4)	3,600,701	3,560,776	3,474,593	3,359,565	3,202,370	3,250,820	3,053,730
Other Data:
Return on equity(5):	4.9%	8.7%	7.9%	(3.7)%	8.2%	12.6%	15.1%

Notes:

(1)

Due to the changes in our accounting policy which were adopted on April 1, 2018, certain reclassifications of previously reported amounts have been made to the total assets as of March 31, 2016, 2017 and 2018. The numbers as of March 31, 2016 and 2017 are unaudited.

(2)	Calculated using the number of shares outstanding at end of the respective fiscal year.
(3)

Calculated using the Japanese Yen—U.S. Dollar exchange rate as of the respective fiscal year end date utilizing the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

(4)	The number shown is used to calculate basic earnings per share.
(5)

Calculated as net income (loss) attributable to NHI shareholders divided by total NHI shareholders’ equity. Return on equity for the nine months ended December 31, 2019 and 2020 is calculated on an annualized basis.

DESCRIPTION OF THE NOTES

This section describes the specific financial and legal terms of the Notes and supplements the more general description under “Description of Senior Debt Securities Issued under the Senior Debt Indenture between Nomura Holdings, Inc. and Citibank, N.A.” in the accompanying prospectus. To the extent that the following description is inconsistent with the terms and provisions described under “Description of Senior Debt Securities Issued under the Senior Debt Indenture between Nomura Holdings, Inc. and Citibank, N.A.” in the accompanying prospectus, the following description replaces the description of the general terms and provisions in the accompanying prospectus.

It is important for you to consider the information contained in the accompanying prospectus and this prospectus supplement and any applicable pricing term sheet before deciding whether to invest in the Notes. Whenever a defined term is referred to but not defined in this section, the definition of that term is contained in the accompanying prospectus or in the Citibank Indenture referred to therein.

General

We will offer the Notes under a senior debt indenture between us, as issuer, and Citibank, N.A., as trustee, dated as of January 16, 2020 (the “Indenture”). The Indenture is qualified under the Trust Indenture Act of 1939, as amended.

The Notes of each series will be issued only in fully registered form without coupons. The Notes will be our direct, unconditional, unsubordinated and unsecured obligations and rank pari passu and without preference among themselves and with all other unsecured obligations, other than our subordinated obligations (except for statutorily preferred exceptions) from time to time outstanding.

We are a holding company and conduct substantially all of our operations through our subsidiaries. As a result, claims of holders of the Notes will be structurally subordinated to claims of creditors of our subsidiaries. In addition, we have been classified as one of the TLAC Covered SIBs, and the FSA has expressed its view that SPE resolution would be the preferred strategy for resolution of the TLAC Covered SIBs. As a result, the Notes are expected to become subject to loss absorption if we become subject to orderly resolution measures under the Companies Act, the Financial Instruments and Exchange Act, the Deposit Insurance Act and Japanese insolvency laws. These restrictions could prevent our subsidiaries from paying the cash to us that we need in order to make payments under the Notes. See “Risk Factors—Risks Relating to the Notes—The Notes will be structurally subordinated to indebtedness and other liabilities of our subsidiaries, including Nomura Securities Co., Ltd. and Nomura Financial Products & Services, Inc.” and “Risk Factors—Risks Relating to the Notes—The Notes may become subject to loss absorption if we become subject to orderly resolution measures under the Deposit Insurance Act and Japanese insolvency laws. As a result, the value of the Notes could be materially adversely affected, and you may lose all or a portion of your investments.”

The Notes will not be redeemable prior to maturity, except as set forth in “Description of Senior Debt Securities Issued under the Senior Debt Indenture between Nomura Holdings, Inc. and Citibank, N.A.—Optional Tax Redemption” in the accompanying prospectus, and will not be subject to any sinking fund.

The Notes will be, and the Indenture is, governed by and construed in accordance with the laws of the State of New York.

The Notes will not, and the Indenture does not, contain any financial covenants or other restrictions on the payment of dividends on shares of our common stock, the incurrence of unsecured indebtedness, or the issuance or repurchase of our securities. In addition, the Notes will not, and the Indenture does not, contain any covenants or other provisions to afford protection to Noteholders in the event of a highly leveraged transaction or a change in control of Nomura Holdings, Inc.

Principal, Maturity and Interest

The initial aggregate principal amount of the 5-year Notes, the 7-year Notes and the 10-year Notes is $             , $            and $            , respectively. The 5-year Notes will mature on            , 2026, the 7-year Notes will mature on             , 2028 and the 10-year Notes will mature on            , 2031. The Notes of each series will be repaid at maturity at a price of 100% of the principal amount thereof. We will issue the Notes in denominations of $200,000 and integral multiples of $1,000 in excess thereof.

The 5-year Notes will bear interest at the rate of        % per annum, the 7-year Notes will bear interest at the rate of         % per annum and the 10-year Notes will bear interest at the rate of         % per annum, from and including             , 2021 to but excluding the maturity date, payable semi-annually in arrears on              and              of each year, subject to adjustments as described in the next sentence, commencing on             , 2021, to the holders of record as at 5:00 p.m. (New York City time) on the day five Business Days immediately preceding such interest payment date. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any payment is due on the Notes on any interest payment date, other than the maturity date, that is not a Business Day, payment will be made on the day that is the next succeeding Business Day. If the maturity date with respect to either series of the Notes falls on a day that is not a Business Day, payments of principal and interest otherwise due on such day will be made on the next succeeding Business Day. Payments postponed to the next succeeding Business Day in such situations will be treated under the Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the Notes or the Indenture, and no interest will accrue on the postponed amount from the original due date to the next succeeding Business Day.

A “Business Day” means a New York business day, a London business day and a Tokyo business day.

Payments on the Notes will be made in accordance with any laws, regulations or administrative practices applicable to us and our agents in respect thereof, including requirements under Japanese tax law.

If and to the extent we shall default in the payment of the interest due on the interest payment date, such defaulted interest shall be paid to the person in whose name the relevant Note is registered at the close of business on a subsequent record date, which shall not be less than five Business Days prior to the payment of such defaulted interest, established by notice given by mail or in accordance with clearing system procedures by or on behalf of us to the holder of the relevant Note not less than fifteen days preceding such subsequent record date.

Additional Amounts

If payments of principal (and premium, if any) and interest on the Notes are subject to withholding or deduction under Japanese tax law, we will pay such additional amounts, subject to certain exceptions, in respect of Japanese taxes as will result in the payment of amounts otherwise receivable absent any such withholding or deduction. For further details regarding additional amounts, see “Description of Senior Debt Securities Issued under the Senior Debt Indenture between Nomura Holdings, Inc. and Citibank, N.A.—Payment of Additional Amounts” in the accompanying prospectus. References to principal (and premium, if any) and interest in respect of the Notes include any additional amounts which may be payable in respect of the principal (and premium, if any) or interest.

Events of Default and Remedies

Noteholders will have special rights if an event of default occurs. You should read the information under the heading “Description of Senior Debt Securities Issued under the Senior Debt Indenture between Nomura Holdings, Inc. and Citibank, N.A.—Default, Remedies and Waiver of Default” in the accompanying prospectus, provided that, for the purposes of the Notes, the first bullet point under such caption is hereby updated as follows:

•	We do not pay the principal or any premium on any senior debt security of that series on the due date and the non-payment continues for a period of 30 days.

Repurchases

We or any of our subsidiaries may, at any time, subject to prior confirmation of the FSA (if such confirmation is required under the Financial Instruments and Exchange Act or any other applicable laws and regulations then in effect), purchase any or all of the Notes in the open market or otherwise at any price in accordance with any applicable law or regulation. Subject to applicable law, neither we nor any of our subsidiaries shall have any obligation to purchase or offer to purchase any Notes held by any Noteholder as a result of our or its purchase or offer to purchase Notes held by any other holder in the open market or otherwise. Any such Notes purchased by us or any of our subsidiaries may, at our discretion or the discretion of the relevant subsidiary, as the case may be, be held, resold or surrendered to the Trustee for cancellation by us or any such subsidiary, as the case may be. The Notes so purchased, while held by or on behalf of us or any such subsidiary, as the case may be, shall not entitle the Noteholder to vote at any meetings of the holders of the relevant series of Notes and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of the holders of such series of Notes or for the purposes of “Description of Senior Debt Securities Issued under the Senior Debt Indenture between Nomura Holdings, Inc. and Citibank, N.A.—Default, Remedies and Waiver of Default—Remedies If an Event of Default Occurs” in the accompanying prospectus.

Limitation on Actions for Attachment

Each Noteholder and the Trustee acknowledge, accept, consent and agree, for a period of 30 days from and including the date upon which the Prime Minister of Japan confirms that specified item 2 measures (tokutei dai nigō sochi), which are the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act (or any successor provision thereto), need to be applied to us, not to initiate any action to attach any of our assets, the attachment of which has been prohibited by designation of the Prime Minister of Japan pursuant to Article 126-16 of the Deposit Insurance Act (or any successor provision thereto).

We shall, as soon as practicable after the Prime Minister of Japan has confirmed that specified item 2 measures (tokutei dai nigō sochi) set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act (or any successor provision thereto) need to be applied to us, deliver a written notice of such event to the Noteholders and the Trustee through DTC. Any failure or delay by us to provide such written notice shall not change or delay the effect of the acknowledgement, acceptance, consent and agreement of the Noteholders or the Trustee described in the preceding paragraph.

Limited Rights to Set Off by Noteholders

Subject to applicable law, each Noteholder, by the acceptance of any interest in the Notes, agrees that, if (a) we shall institute proceedings seeking adjudication of bankruptcy or seeking reorganization under the Bankruptcy Act, the Civil Rehabilitation Act, the Corporate Reorganization Act, the Companies Act or any other similar applicable law of Japan, and as long as such proceedings shall have continued, or a decree or order by any court having jurisdiction shall have been issued adjudging us bankrupt or insolvent or approving a petition seeking reorganization under any such laws, and as long as such decree or order shall have continued undischarged or unstayed, or (b) our liabilities exceed, or may exceed, our assets, or we suspend, or may suspend, repayment of our obligations, it will not, and waives its right to, exercise, claim or plead any right of set off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the Notes or the Indenture.

Permitted Transfer of Assets or Liabilities

Notwithstanding certain requirements under the Indenture relating to our ability to merge or consolidate with or merge into, or sell, assign, transfer, lease or convey all or substantially all of our properties or assets to any person or persons, each Noteholder and the Trustee acknowledge, accept, consent and agree to any transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such transfer made pursuant to the authority of the Deposit Insurance Corporation to represent and manage and dispose of our assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto), and that any such transfer shall not constitute a sale, assignment, transfer, lease or conveyance of our properties or assets for the purpose of such requirements.

Further Issuances

We reserve the right, from time to time, without the consent of the Noteholders for any series, to issue additional Notes of such series on terms and conditions identical to those of the Notes of that series, which additional Notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes of that series. We may also issue other securities under the Indenture as part of a separate series that have different terms from the Notes.

Methods of Receiving Payments

The principal of, and interest and additional amounts on, the Notes represented by the global notes will be payable in U.S. dollars. We will cause the paying agent to pay such amounts, on the dates payment is to be made, directly to DTC.

Trustee

The Trustee for the Noteholders will be Citibank, N.A., located at 388 Greenwich Street, New York, New York 10013, United States of America.

Paying Agent, Transfer Agent, Registrar and Authenticating Agent

Citibank, N.A., London Branch, Corporate Trust Department, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, will initially act as paying agent, transfer agent, registrar and authenticating agent for the Notes. We may change the paying agent, transfer agent, registrar or authenticating agent without prior notice to the Noteholders, and we or any of our subsidiaries may act as paying agent, transfer agent, registrar or authenticating agent.

SGX-ST Listing

The Notes will be traded on the SGX-ST in a minimum board lot size of $200,000 for so long as the Notes are listed on the SGX-ST.

So long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that the global notes are exchanged for definitive notes in certificated form, we shall appoint and maintain a paying agent in Singapore, at the specified office of which the Notes may be presented or surrendered for payment or redemption. In addition, an announcement of such exchange shall be made by or on behalf of us through the SGX-ST. Such announcement will include all material information with respect to the delivery of the definitive notes, including details of the paying agent in Singapore.

Transfer and Exchange

A holder of the Notes issued in definitive form may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture.

We will treat the registered Noteholder as the owner of that Note for all purposes, except as described above under “—Methods of Receiving Payments.” See “—Book-Entry, Delivery and Form” below.

Clearance and Settlement

The Notes have been accepted for clearance through DTC for the accounts of its participants, including Clearstream and Euroclear.

Book-Entry, Delivery and Form

Each series of Notes will be represented by one or more global notes. The global notes will be deposited upon issuance with Cede & Co., as nominee for DTC or its custodian, and registered in the name of DTC or its nominee, in each case for credit to the accounts of direct or indirect participants, including Clearstream and Euroclear.

Except as otherwise described in this prospectus supplement, the global notes may be transferred, in whole and not in part, only to DTC, a nominee of DTC or to a successor of DTC or its nominee. You may not exchange your beneficial interests in the global notes for Notes in certificated form except in limited circumstances. In addition, transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Clearstream and Euroclear), which may change from time to time.

TAXATION

Japanese Taxation

Investors should read carefully the summary of Japanese tax consequences under “Taxation—Japanese Taxation” in the accompanying prospectus.

United States Taxation

For a discussion of the material U.S. federal income tax considerations applicable to the Notes, please see “Taxation—United States Taxation” in the accompanying prospectus.

BENEFIT PLAN INVESTOR CONSIDERATIONS

Benefit Plan Investor Considerations

For a discussion of the material benefit plan investor considerations applicable to the Notes, please see “Benefit Plan Investor Considerations” in the accompanying prospectus.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions set forth in an underwriting agreement dated                , 2021, between us and the underwriters named below, for whom Nomura Securities International, Inc. and Citigroup Global Markets Inc. are acting as the representatives, the underwriters have severally, and not jointly, agreed to purchase, and we have agreed to sell to the underwriters, the respective principal amounts of the Notes listed opposite their names below.

Underwriters	Principal Amount of 5-year Notes	Principal Amount of 7-year Notes	Principal Amount of 10-year Notes
Nomura Securities International, Inc.	$	$	$
Citigroup Global Markets Inc.

Total	$	$	$

The underwriters are entitled to be released and discharged from their obligations under, and to terminate, the underwriting agreement in certain circumstances prior to paying us for the Notes. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased. The underwriters are offering the Notes subject to their acceptance of the Notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes are subject to approval of certain legal matters by their counsel and to certain other conditions.

The underwriting agreement provides that we will indemnify the underwriters and their affiliates against specified liabilities, including liabilities under the Securities Act, in connection with the offer and sale of the Notes, and will contribute to payments the underwriters and their affiliates may be required to make in respect of those liabilities.

Commissions

The underwriters have advised us that they propose initially to offer each series of the Notes at the public offering prices listed on the cover page of this prospectus supplement.

After the initial offering, the public offering prices, concessions or any other term of the offering may be changed. The underwriters have agreed to purchase each series of the Notes from us at the public offering price less an underwriting commission of                 % of the principal amount of the 5-year Notes,                 % of the principal amount of the 7-year Notes and                 % of the principal amount of the 10-year Notes.

The estimated expenses, not including the underwriting commission, in connection with the offer and sale of the Notes payable by us include the following:

Securities and Exchange Commission registration fee	$
Legal fees and expenses
Accounting fees and expenses
Trustee, registrar and paying agent fees and expenses
Miscellaneous

Total	$

We have agreed to reimburse the underwriters for certain expenses in connection with this offering.

New Issue of the Notes

The Notes are a new issue of securities with no established trading market. Approval-in-principle has been received for the listing and quotation of the Notes on the SGX-ST. Certain underwriters have advised us that they presently intend to make a market in the Notes after completion of this offering. Nomura Securities International, Inc. may use this prospectus supplement and the accompanying prospectus in connection with such market-making activity. Such market making activity will be subject to the limits imposed by applicable laws. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Broker-dealers subject to prospectus delivery requirements may be unable to engage in market-making transactions during certain periods of the year. We cannot assure the liquidity of the trading market for the Notes. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial public offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors. See “Risk Factors—Risks Relating to the Notes—There are no prior markets for the Notes and if markets develop, they may not be liquid.”

Settlement

We expect that delivery of the Notes will be made to investors on or about             , 2021, which is the          New York business day following the date of pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery of the Notes may be required, by virtue of the fact that the Notes initially will settle          New York business days after pricing of the Notes, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their own advisors.

No Sales of Similar Securities

During the period commencing on the date hereof and ending the closing date of this offering, we have agreed that we will not, without first obtaining the prior written consent from the representatives, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any other U.S. dollar-denominated senior debt securities of ours with a maturity greater than one year or any securities that are convertible into, or exchangeable for, the Notes or such other U.S. dollar-denominated senior debt securities, except for the Notes sold to the underwriters pursuant to the underwriting agreement.

Price Stabilization and Short Positions

In connection with the offering, the underwriters and/or any person acting on behalf thereof may purchase and sell the Notes in the open market and engage in other transactions, subject to applicable laws and regulations. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters and/or any person acting on behalf thereof of a greater principal amount of the Notes than they are required to purchase from us in the offering. Stabilizing transactions consist of bids or purchases by the underwriters and/or any person acting on behalf thereof for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. These transactions may also include stabilizing transactions by the underwriters and/or any person acting on behalf thereof for the accounts of the underwriters.

In addition, the managing underwriters may impose a penalty bid. A penalty bid is an arrangement that permits a managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when the Notes originally sold by the syndicate member are purchased in syndicate covering transactions.

These activities may stabilize, maintain or otherwise affect the market prices of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking and commercial banking services for us or our subsidiaries and affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities), financial instruments (including bank loans), assets, currencies and commodities for their own account and for the accounts of their customers, and such investment and securities activities may involve securities, instruments or assets of ours or related to our business, which, for the avoidance of doubt, includes Nomura Holdings, Inc. or its subsidiaries and affiliates. If any of the underwriters and their respective affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and may publish or express independent research views in respect of such securities or instruments or in respect of assets, currencies or commodities that may be related to our business, and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities, instruments, assets, currencies or commodities.

Conflicts of Interest

Nomura Securities International, Inc., which is acting as one of the representatives of the underwriters in this offering, is an affiliate of ours and, as a result, has a “conflict of interest” within the meaning of Rule 5121. Accordingly, this offering is being conducted in compliance with the provisions of Rule 5121. Because this offering is of notes that are rated investment grade, pursuant to Rule 5121, the appointment of a “qualified independent underwriter” is not necessary. Nomura Securities International, Inc. will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Selling Restrictions

General

No action has been or will be taken by us that would permit a public offering of the Notes, or possession or distribution of this prospectus supplement, the accompanying prospectus, any amendment or supplement hereto or thereto, or any other offering or publicity material relating to the Notes in any country or jurisdiction outside the United States where, or in any circumstances in which, action for that purpose is required. Accordingly, the Notes may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus, any amendment or supplement hereto or thereto, and any other offering or publicity material relating to the Notes may not be distributed or published, in or from any country or jurisdiction outside the United States except under circumstances that will result in compliance with applicable laws and regulations.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act and will be subject to the Special Taxation Measures Act. Accordingly, each of the underwriters has represented and agreed that (i) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell, the Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used in this item (i) means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and governmental guidelines of Japan; and (ii) it has not, directly or indirectly, offered or sold and will not, as part of its distribution under the underwriting agreement relating to the Notes, at any time, directly or indirectly offer or sell the Notes to, or for the benefit of, any person other than a beneficial owner that is, (a) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with us as described in Article 6, paragraph 4 of the Special Taxation Measures Act (excluding an underwriter designated in Article 6, paragraph 10, item 1 of the Special Taxation Measures Act which purchases unsubscribed portions of the Notes from the other underwriters) or (b) a Japanese financial institution, designated in Article 3-2-2, paragraph 29 of the Cabinet Order.

Canada

The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and that are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Prohibition of Sales to EEA Retail Investors

The Notes which are the subject of the offering contemplated by this document, as supplemented by any applicable supplement or pricing term sheet in relation thereto, may not be offered, sold or otherwise made available and will not be offered, sold or otherwise made available to any retail investor in the EEA.

(a)	For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of the Insurance Distribution Directive where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in the Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Prohibition of Sales to UK Retail Investors

The Notes which are the subject of the offering contemplated by this document, as supplemented by any applicable supplement or pricing term sheet in relation thereto, may not be offered, sold or otherwise made available and will not be offered, sold or otherwise made available to any retail investor in the UK.

(a)	For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

(ii)

a customer within the meaning of the provisions of the FSMA and any rules and regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Other Regulatory Restrictions

Each underwriter has:

(a)

only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the UK.

Hong Kong

The Notes have not been and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than;

(i)	to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA;

(ii)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018; or

(iii)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Any reference to the SFA is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provisions as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Notes or us have been or will be filed with or approved by any Swiss regulatory authority. The Notes are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority FINMA (“FINMA”), and investors in the Notes will not benefit from protection or supervision by such authority.

EXPERTS

Our consolidated financial statements appearing in our most recent annual report on Form 20-F, which is incorporated herein by reference, and the effectiveness of our internal control over financial reporting as of March 31, 2020, have been audited by Ernst & Young ShinNihon LLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing within the meaning of the Securities Act. Ernst & Young ShinNihon LLC’s address is 1-2, Yurakucho 1-chome, Chiyoda-ku, Tokyo 100-0006, Japan.

With respect to our unaudited interim consolidated financial statements for the six-month periods ended September 30, 2019 and 2020 included in our current report on Form 6-K submitted to the SEC on December 18, 2020 and incorporated by reference in this prospectus supplement, Ernst & Young ShinNihon LLC reported that they have applied limited procedures in accordance with professional standards for a review of such financial statements. However, as stated in their report appearing therein, they did not audit and they do not express an opinion on these unaudited interim consolidated financial statements. Accordingly, the degree of reliance on their report on such financial statements should be restricted in light of the limited nature of the review procedures applied. Ernst & Young ShinNihon LLC is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim consolidated financial statements because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young ShinNihon LLC within the meaning of Sections 7 and 11 of the Securities Act.

LEGAL MATTERS

The validity of the Notes will be passed upon for us by Sullivan & Cromwell LLP as to matters of United States federal law and New York State law and by Anderson Mori & Tomotsune as to matters of Japanese law. The validity of the Notes will be passed upon for any underwriters, dealers or agents by Simpson Thacher & Bartlett LLP as to matters of United States federal law and New York State law.

ENFORCEMENT OF CIVIL LIABILITIES

We are a joint stock corporation incorporated with limited liability under the laws of Japan. Most of our directors and executive officers are residents of countries other than the United States. Although some of our affiliates have substantial assets in the United States, substantially all of our assets and the assets of our directors and executive officers (and certain experts named herein) are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or our directors and executive officers or to enforce against us or these persons judgments obtained in the United States courts predicated upon the civil liability provisions of the United States securities laws. We have been advised by our Japanese counsel, Anderson Mori & Tomotsune, that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of United States courts, of civil liabilities based solely on United States securities laws. Our agent for service of process is Nomura Holding America Inc. (or any successor corporation).

WHERE YOU CAN FIND MORE INFORMATION

Available Information

This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus supplement. We are subject to the information requirements of the Exchange Act and, in accordance with the Exchange Act, we file annual reports, special reports and other information with the SEC. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. Our corporate website is http://www.nomura.com/.

We are currently exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not required under the Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will issue interim press releases containing unaudited results of operations as well as such other reports as may from time to time be authorized by us or as may be otherwise required.

Our American Depositary Shares are listed on the New York Stock Exchange under the trading symbol “NMR.”

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference (i)  our annual report on Form 20-F for the fiscal year ended March 31, 2020 filed with the SEC on June 30, 2020; (ii) our current report on Form 6-K submitted to the SEC on June 30, 2020 (containing the consolidated capitalization and indebtedness as of March 31, 2020); (iii) our current report on Form 6-K submitted to the SEC on August 20, 2020 (containing our English translation of our quarterly securities report pursuant to the Financial Instruments and Exchange Act for the three months ended June 30, 2020); (iv) our current report on Form 6-K submitted to the SEC on November 25, 2020 (containing our English translation of our quarterly securities report pursuant to the Financial Instruments and Exchange Act for the six months ended September  30, 2020); (v) our current report on Form 6-K submitted to the SEC on December 18, 2020 (containing our interim operating and financial review for the three months and six months ended September  30, 2020); (vi) our current report on Form 6-K submitted to the SEC on February 25, 2021 (containing our English translation of our quarterly securities report pursuant to the Financial Instruments and Exchange Act for the nine months ended December  31, 2020); (vii) our current report on Form 6-K submitted to the SEC on March 2, 2021 (containing our announcements of a planned management change and top management change); and (viii)  our current report on Form 6-K submitted to the SEC on March 4, 2021 (containing our English translation of extraordinary report pursuant to the Financial Instruments and Exchange Act).

All subsequent reports filed by us pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus supplement. In addition, any Form 6-K subsequently submitted to the SEC specifying that it is being incorporated by reference into this prospectus supplement shall be deemed to be incorporated by reference. Documents incorporated by reference shall become a part of this prospectus supplement on the respective dates the documents are filed or furnished with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus supplement has been delivered, a copy of any document that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. You may request a copy of these documents by writing or telephoning us at:

Nomura Holdings, Inc.

13-1, Nihonbashi 1-chome

Chuo-ku, Tokyo 103-8645

Japan

Attention: Treasury Department

Telephone: +81-3-5255-1000

Fax: +81-3-6702-7850

Except as described above, no other information is incorporated by reference in this prospectus supplement, including, without limitation, information on our internet site at http://www.nomura.com/.

PROSPECTUS

Nomura Holdings, Inc.

Senior Debt Securities

We, Nomura Holdings, Inc., a joint stock corporation incorporated with limited liability under the laws of Japan, from time to time may offer to sell our senior debt securities. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

We may offer and sell the securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents, including the firm named below, or through a combination of these methods. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

You should carefully consider the risk factors beginning on page 2 of, and incorporated by reference into, this prospectus and in any applicable prospectus supplement(s) before you invest in any of our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may use this prospectus in the initial sale of the senior debt securities. In addition, Nomura Securities International, Inc. or any other of our affiliates may use this prospectus in a market-making transaction in any of these or similar securities after its initial sale. Unless we or our agent inform the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Nomura

The date of this prospectus is January 11, 2019.

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus or any prospectus supplement. We are offering to sell the securities only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the securities.

The senior debt securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the “Financial Instruments and Exchange Act”, and are subject to the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended), or the “Special Taxation Measures Act”. The senior debt securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and governmental guidelines of Japan. In addition, the senior debt securities are not, as part of the distribution by the underwriters, dealers and agents under the underwriting agreement relating to the senior debt securities, at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with us as described in Article 6, paragraph 4 of the Special Taxation Measures Act, or a “specially-related person of ours” (excluding an underwriter designated in Article 6, paragraph 10, item 1 of the Special Taxation Measures Act which purchases unsubscribed portions of the senior debt securities from the other underwriters) or (ii) a Japanese financial institution, designated in Article 3-2-2, paragraph 28 of the Order for Enforcement of the Act on Special Measures Concerning Taxation of Japan (Cabinet Order No. 43 of 1957, as amended), or the “Cabinet Order”. For the purpose of senior debt securities issued on or before March 31, 2010, which may be the subject of market making transactions under this prospectus, references above to a specially-related persons of ours do not apply. BY SUBSCRIBING FOR THE SENIOR DEBT SECURITIES, THE INVESTOR WILL BE DEEMED TO HAVE REPRESENTED THAT IT IS A BENEFICIAL OWNER THAT IS, (I) FOR JAPANESE TAX PURPOSES, NEITHER (X) AN INDIVIDUAL RESIDENT OF JAPAN OR A JAPANESE CORPORATION, NOR (Y) AN INDIVIDUAL

NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A SPECIALLY-RELATED PERSON OF OURS (EXCLUDING AN UNDERWRITER DESIGNATED IN ARTICLE 6, PARAGRAPH 10, ITEM 1 OF THE SPECIAL TAXATION MEASURES ACT WHICH PURCHASES UNSUBSCRIBED PORTIONS OF THE SENIOR DEBT SECURITIES FROM THE OTHER UNDERWRITERS) OR (II) A JAPANESE FINANCIAL INSTITUTION, DESIGNATED IN ARTICLE 3-2-2, PARAGRAPH 28 OF THE CABINET ORDER.

ABOUT THIS PROSPECTUS

The term “Nomura” refers to Nomura Holdings, Inc. The terms “we”, “our”, and “us” refer to Nomura and, unless the context requires otherwise, will include Nomura’s consolidated subsidiaries.

Nomura’s financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as U.S. GAAP. Nomura’s financial statements are denominated in Japanese yen, the legal tender of Japan. When we refer to “yen” or “¥”, we mean Japanese yen. When we refer to “$”, we mean U.S. dollars.

This prospectus is part of a registration statement on Form F-3 which we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. The specific terms of any securities we offer will be included in a supplement to this prospectus.

A supplement to this prospectus may be in the form of one or more prospectus supplements, pricing supplements, addenda or free writing prospectuses, any and all of which are referred to herein as a “prospectus supplement” or “supplement to this prospectus”. The prospectus supplement will also describe the specific manner in which we will offer the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information”.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements. You should not place undue reliance on any of these statements. Such forward-looking statements may include, without limitation, statements relating to the following:

•	our plans, objectives or goals;

•	our future economic performance or prospects;

•	the potential effect on our future performance of certain contingencies; and

•	assumptions underlying any such statements.

Words such as “believe”, “anticipate”, “expect”, “intend” and “plan” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. We do not intend to update these forward-looking statements except as may be required by applicable securities laws.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other outcomes described or implied in forward-looking statements will not be achieved. We caution you that a number of important factors could cause results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include:

•	market and interest rate fluctuations;

•	the strength of the global economy in general and the strength of the economies of the countries in which we conduct our operations in particular;

•	the ability of counterparties to meet their obligations to us;

•	the effects of, and changes in, fiscal, monetary, trade and tax policies, and currency fluctuations;

•	political and social developments, including war, civil unrest or terrorist activity;

•	the possibility of foreign exchange controls, expropriation, nationalization or confiscation of assets in countries in which we conduct our operations;

•	changes in the monetary and interest rate policies of the Bank of Japan and other central banks;

•	the ability to maintain sufficient liquidity and access to capital markets;

•	operational factors such as systems failure, human error or the failure to properly implement procedures;

•	actions taken by regulators with respect to our business and practices in one or more of the countries in which we conduct our operations;

•	the effects of changes in laws, regulations or accounting policies or practices;

•	competition in geographic and business areas in which we conduct our operations;

•	the ability to retain and recruit qualified personnel;

•	the ability to increase market share and control expenses;

•	acquisitions, including the ability to integrate successfully acquired businesses; and

•	our success at managing the risks involved in the foregoing.

We caution you that the foregoing list of important factors is not exhaustive. When evaluating forward-looking statements, you should carefully consider the foregoing factors and other uncertainties and events, the risk factors and other information contained in or incorporated by reference in this prospectus, as well as the risk factors relating to us, a particular security offered by this prospectus or a particular offering discussed in the applicable prospectus supplement.

v

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual reports and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Our corporate website is http://www.nomuraholdings.com.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement through the SEC’s internet site noted above.

Incorporation of Documents by Reference

The SEC’s rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date of this prospectus with the SEC and which is incorporated by reference will automatically update and supersede the information contained in this prospectus or incorporated by reference in this prospectus.

We are incorporating by reference (i)  our annual report on Form 20-F for the fiscal year ended March 31, 2018 filed with the SEC on June 25, 2018; (ii) our current report on Form 6-K submitted to the SEC on November 21, 2018 (containing our English translation of our quarterly securities report pursuant to the Financial Instruments and Exchange Act for the three months and six months ended September 30, 2018); and (iii)  our current report on Form 6-K submitted to the SEC on December 14, 2018 (containing our interim operating and financial review for the three months and six months ended September 30, 2018).

All annual reports on Form 20-F filed with the SEC after the date of this prospectus will be incorporated by reference to this prospectus. In addition, our current reports on Form 6-K submitted to the SEC after the date of this prospectus (or portions thereof) will be incorporated by reference in this prospectus only to the extent that the reports expressly state that we incorporate them (or such portions) by reference in this prospectus.

Each person, including any beneficial owner, to whom this prospectus is delivered may request a copy of items incorporated by reference, at no cost, by writing or telephoning us at our principal executive offices at Nomura Holdings, Inc., 9-1, Nihonbashi 1-chome, Chuo-ku, Tokyo 103-8645, Japan; Telephone: 81-3-6746-7720; Attention: Treasury and Capital Management Department.

Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on our website.

NOMURA HOLDINGS, INC.

We are one of the leading financial services groups in Japan and have global operations. We operate offices in countries and regions worldwide, including Japan, the United States, the United Kingdom, Singapore and Hong Kong Special Administrative Region, through our subsidiaries. Our clients include individuals, corporations, financial institutions, governments and governmental agencies.

Our business consists of Retail, Asset Management, Wholesale and the newly-established Merchant Banking Divisions. In the Retail Division, we provide investment consultation services mainly to individual clients in Japan. In the Asset Management Division, we develop and manage investment trusts, and provide investment advisory services. In the Wholesale Division, we engage in the sales and trading of debt and equity securities, derivatives, and currencies on a global basis, and provide investment banking services such as the underwriting of debt and equity securities as well as mergers and acquisitions and financial advice to corporations and institutional investors. In the Merchant Banking Division, we act as a principal to primarily provide equity to transactions such as business reorganization and revitalization, business succession as well as management buyouts.

SENIOR DEBT SECURITIES

For any particular series of senior debt securities we offer, the applicable prospectus supplement will describe the title and series of the senior debt securities, the aggregate principal amount and the original issue price; the stated maturity; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; and any other specific terms. The senior debt securities will be issued under either the amended and restated senior debt indenture between us and Deutsche Bank Trust Company Americas, or the “Amended and Restated Deutsche Bank Indenture”, or the senior debt indenture to be entered into between us and Citibank, N.A., as trustee, or the “Citibank Indenture”. The senior debt securities offered in market-making transactions by our affiliates after initial issuance will include senior debt securities issued under the Amended and Restated Deutsche Bank Indenture or the Citibank Indenture, as well as those senior debt securities that we previously issued under the original senior debt indenture between us and Deutsche Bank Trust Company Americas, or the “Original Deutsche Bank Indenture”. We have summarized the general features of the Amended and Restated Deutsche Bank Indenture and the Original Deutsche Bank Indenture under the heading “Description of Senior Debt Securities Issued under the Senior Debt Indentures between Nomura Holdings, Inc. and Deutsche Bank Trust Company Americas”. We have summarized the general features of the Citibank Indenture under the heading “Description of Senior Debt Securities Issued under the Senior Debt Indenture between Nomura Holdings, Inc. and Citibank, N.A.”. In this prospectus, we refer to each of the Amended and Restated Deutsche Bank Indenture, the Original Deutsche Bank Indenture and the Citibank Indenture as a “senior debt indenture”.

RISK FACTORS

Investing in the senior debt securities offered using this prospectus involves risk. You should consider carefully the risks described below, together with the risks described in the documents incorporated by reference into this prospectus and any risk factors included in any prospectus supplement to this prospectus, before you decide to buy our senior debt securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment.

For a discussion of the risk factors affecting us and our business, you should also read the “Risk Factors” section of our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus, or similar sections in subsequent reports incorporated by reference into this prospectus.

The following risk factors apply to the senior debt securities issued under the Amended and Restated Deutsche Bank Indenture or the Original Deutsche Bank Indenture. For risks relating to the senior debt securities issued under the Citibank Indenture, you should refer to the “Risk Factors” section in the applicable prospectus supplement relating to such senior debt securities.

Risks Relating to Foreign Currency

The following risk factors should be primarily considered by investors located in the United States or investors outside of the United States wishing to receive payments in U.S. dollars. Similar risks may apply to those investors who invest in currencies other than the currencies of their home jurisdictions or the currencies in which the investors wish to receive payments.

An Investment in Our Securities May Involve Currency-Related Risks

An investment in a currency other than the currency of the investor’s home jurisdiction and/or in a currency other than the currency in which an investor wishes to receive funds entails significant risks that are not associated with a similar investment in a security not subject to currency-related risks. These risks include the possibility of significant changes in rates of exchange between foreign currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by the United States, Japan or other non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in Currency Exchange Rates Can Be Volatile and Unpredictable

Rates of exchange between currencies have been highly volatile, and this volatility may continue in the future. Fluctuations in currency exchange rates could adversely affect an investment in a security denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the security, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the senior debt security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government Policy Can Adversely Affect Foreign Currency Exchange Rates and an Investment in a Non-U.S. Dollar Security

Foreign currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-U.S. dollar security or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-U.S. Dollar Securities May Permit Us to Make Payments in U.S. Dollars If We Are Unable to Obtain the Specified Currency

Securities payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described under “Description of Senior Debt Securities Issued under the Senior Debt Indentures between Nomura Holdings, Inc. and Deutsche Bank Trust Company Americas—Payment Mechanics for Senior Debt Securities—Payments Due in non-U.S. Currencies—When the Specified Currency Is Not Available”. A determination of this kind may be based on limited information and would involve significant discretion on the part of our exchange rate agent, which may be an affiliate of ours. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens we will be entitled to deduct these taxes from any payment on securities payable in that currency.

We Will Not Adjust Non-U.S. Dollar Securities to Compensate for Changes in Foreign Currency Exchange Rates

Except as described above, we will not make any adjustment or change in the terms of a non-U.S. dollar security in the event of any change in foreign currency exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar securities will bear the risk that their investment may be adversely affected by these types of events.

In a Lawsuit for Payment on a Non-U.S. Dollar Security, an Investor May Bear Foreign Currency Exchange Risk

Our senior debt securities will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information About Foreign Currency Exchange Rates May Not Be Indicative of Future Performance

If we issue a non-U.S. dollar security, we may include in the applicable prospectus supplement information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular security.

Determinations Made by the Exchange Rate Agent

All determinations made by the exchange rate agent will be made in its sole discretion (except to the extent expressly provided in this prospectus or in the applicable prospectus supplement that any determination is subject to approval by Nomura Holdings, Inc.). In the absence of manifest error, its determinations will be conclusive for all purposes and will bind all holders and us. The exchange rate agent will not have any liability for its determinations.

Risks Relating to Indexed Securities

We use the term “indexed securities” to mean any of the securities described in this prospectus the value of which is linked to an underlying asset or index or another property (including one or more securities or indices of securities). Indexed securities may present a high level of risk, and investors in certain indexed securities may lose their entire investment. In addition, the treatment of indexed securities for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed security. Thus, if you propose to invest in indexed securities, you should independently evaluate the federal income tax consequences of purchasing an indexed security that apply in your particular circumstances. You should also read “Taxation—United States Taxation” for a discussion of U.S. tax matters.

Investors in Indexed Securities Could Lose Their Investment

The amount of principal and/or interest payable on an indexed debt security and the cash value or physical settlement value of a physically settled debt security will be determined by reference to the price, value or level of one or more securities, currencies, commodities or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, one or more indices and/or one or more baskets of any of these items. We refer to each of these as an “index”. The direction and magnitude of the change in the price, value or level of the relevant index will determine the amount of principal and/or interest payable on an indexed debt security and the cash value or physical settlement value of a physically settled debt security. The terms of a particular indexed debt security may or may not include a guaranteed return of a percentage of the principal amount at maturity or a minimum interest rate. If you purchase an indexed security that does not guarantee the return of 100% of the principal or other amount you invest, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment.

The Return on Indexed Securities May Be Below the Return on Similar Securities

Depending on the terms of an indexed security, as specified in the applicable prospectus supplement, you may not receive any periodic interest payments or receive only very low payments on such indexed security. As a result, the overall return on such indexed security may be less than the amount you would have earned by investing the principal or other amount you invest in such indexed security in a non-indexed debt security that bears interest at a prevailing market fixed or floating rate.

The Issuer of a Security or Currency That Serves as an Index Could Take Actions That May Adversely Affect an Indexed Security

The issuer of a security that serves as an index or part of an index for an indexed security will have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder. Any of these actions could adversely affect the value of a security indexed to that security or to an index of which that security is a component.

If the index for an indexed security includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. That government may take actions that could adversely affect the value of the security. See “Risks Relating to Foreign Currency—Government Policy Can Adversely Affect Foreign Currency Exchange Rates and an Investment in a Non-U.S. Dollar Security” above for more information about these kinds of government actions.

An Indexed Security May Be Linked to a Volatile Index, Which May Adversely Affect Your Investment

Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. It is impossible to predict the future performance of an index based on its historical performance. The amount of principal or interest that can be expected to become payable on an indexed debt security may vary substantially from time to time. Because the amounts payable with respect to an indexed security are generally calculated based on the price, value or level of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed security may be adversely affected by a fluctuation in the level of the relevant index.

The volatility of an index may be affected by financial, political, military or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed security.

An Index to Which a Security Is Linked Could Be Changed or Become Unavailable

Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The index sponsor of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated. Changes to the composition of an index may result in a decrease in the value of or return on an indexed security that is linked to such index. The indices for our indexed securities may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed securities.

A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed security may allow us to delay determining the amount payable as principal or interest on that security, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a security linked to an index of this kind, the value of the security, or the rate of return on it, may be lower than it otherwise would be.

Some indexed securities are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed security of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed securities or the rates of return on them.

EU Regulation and Reform of “benchmarks” is Ongoing and Could Have a Material Adverse Effect on the Value of and Return on an Indexed Security

Interest rate, equity, commodity, foreign exchange rate and other types of indices which are deemed to be “benchmarks” are the subject of ongoing international regulatory reform in the EU. These reforms may cause such “benchmarks” to perform differently than in the past or to disappear entirely or may have other consequences which cannot be predicted. Any such consequence could have a material adverse effect on any securities linked to such a “benchmark”. Key regulatory proposals for reform of “benchmarks” in the EU include IOSCO’s Principles for Financial Benchmarks (July 2013) and the EU’s Regulation (EU) 2016/1011 of the European Parliament and of the Council of 8 June 2016 on indices used as benchmarks in financial instruments and financial contracts or to measure the performance of investment funds and amending Directives 2008/48/EC and 2014/17/EU and Regulation (EU) No 596/2014 (the “Benchmarks Regulation”). The Benchmarks Regulation could have a material impact on a “benchmark” rate (and in turn any securities linked to it), if, among other things, (i) subject to applicable transitional provisions, the benchmark administrator is based in the EU and does not obtain authorization or registration (or such authorization or registration is withdrawn), or, if non-EU-based, has not satisfied certain “equivalence” conditions in its local jurisdiction, or (ii) the methodology or other terms of the “benchmark” are changed in order to comply with the terms of the Benchmarks Regulation, which could have the effect of reducing or increasing the rate or level of the benchmark or affecting the volatility of the published rate or level. Any of the foregoing changes, any other changes to “benchmarks” or other indices as a result of international regulatory reform or other initiatives or any further uncertainty surrounding the implementation of such changes could have a material adverse effect on the value of and return on any indexed securities.

We May Engage in Hedging Activities that Could Adversely Affect an Indexed Security

In order to hedge an exposure on a particular indexed security, we may, directly or through our affiliates, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for that security, or derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of an indexed security. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed security may decline.

Information About an Index or Indices May Not Be Indicative of Future Performance

If we issue an indexed security, we may include historical information about the relevant index or indices in the applicable prospectus supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index or indices that may occur in the future.

We May Have Conflicts of Interest Regarding an Indexed Security

Nomura Securities International, Inc. and our other affiliates may have conflicts of interest with respect to some indexed securities. Nomura Securities International, Inc. and our other affiliates may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed securities and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of indexed securities. We and our affiliates may also issue or underwrite securities or derivative instruments that are linked to the same index as one or more indexed securities. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed security.

Nomura Securities International, Inc. or another of our affiliates may serve as calculation agent for the indexed securities and may have considerable discretion in calculating the amounts payable in respect of the securities. To the extent that Nomura Securities International, Inc. or another of our affiliates calculates or compiles a particular index, it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an indexed security based on the index or the rate of return on the security.

If You Purchase an Indexed Security, You Will Have No Rights with Respect to any Underlying Index to which Such Indexed Security is Linked

Investing in an indexed security will not make you a holder of the underlying asset or index or other property. As a result, you will not have any voting rights, any right to receive dividends or other distributions or any other rights with respect to any of the index components.

You should also carefully consider any additional risks that are described in the applicable prospectus supplements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities described in this prospectus to provide additional funds for our operations and for other general corporate purposes, unless otherwise described in the applicable prospectus supplement.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as of September 30, 2018. You should read this table in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus.

As of September 30, 2018
Actual
(millions of yen)
Short-term borrowings	¥980,269
Long-term borrowings	7,694,241
NHI shareholders’ equity:
Common stock—no par value (Authorized: 6,000,000,000 shares; Issued: 3,643,562,601 shares; Outstanding: 3,382,481,612 shares)(1)	594,493
Additional paid-in capital	681,058
Retained earnings	1,681,445
Accumulated other comprehensive loss	6,373
Common stock held in treasury, at cost (261,080,989 shares)(2)	(162,592)
Total NHI shareholders’ equity	2,800,777
Noncontrolling interests	45,233

Total equity	2,846,010

Total Capitalization and Indebtedness	¥11,520,520

Notes:

(1)	Between October 1, 2018 and December 19, 2018, we repurchased a total of 80,850,000 shares as part of our existing share buyback program through on-exchange purchases via a trust bank.
(2)	On December 17, 2018, we cancelled 150,000,000 shares of common stock held in treasury.

Except as disclosed above, there has been no material change in our consolidated capitalization and indebtedness since September 30, 2018.

DESCRIPTION OF SENIOR DEBT SECURITIES ISSUED UNDER THE SENIOR DEBT INDENTURES BETWEEN NOMURA HOLDINGS, INC. AND DEUTSCHE BANK TRUST COMPANY AMERICAS

This section summarizes the general features of the Amended and Restated Deutsche Bank Indenture and, where noted, the Original Deutsche Bank Indenture, as well as the senior debt securities issued thereunder. References in this section to the “trustee” are to Deutsche Bank Trust Company Americas. References in this section to “senior debt securities” or a “series of senior debt securities”, respectively, are to senior debt securities or a series of senior debt securities issued under the Amended and Restated Deutsche Bank Indenture, unless otherwise stated. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the senior debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified. The Amended and Restated Deutsche Bank Indenture, the Original Deutsche Bank Indenture and their respective associated documents contain the full legal text of the matters described in this section. The Amended and Restated Deutsche Bank Indenture, the Original Deutsche Bank Indenture and the senior debt securities issued thereunder are governed by New York law. The Amended and Restated Deutsche Bank Indenture and the Original Deutsche Bank Indenture are qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The forms of the Amended and Restated Deutsche Bank Indenture and the Original Deutsche Bank Indenture are included as exhibits to this registration statement. See “Where You Can Find More Information” above for information on how to obtain a copy.

In this section, references to “holders” mean those who own senior debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in senior debt securities registered in street name or in senior debt securities issued in book-entry form through one or more depositaries. When we refer to “you” in this section, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this section, we mean the securities in which you will hold a direct or indirect interest.

Under the Amended and Restated Deutsche Bank Indenture, we may issue as many distinct series of securities as we wish. The provisions of the Amended and Restated Deutsche Bank Indenture described below allow us not only to issue senior debt securities with terms different from those previously issued under the Amended and Restated Deutsche Bank Indenture, but also to “re-open” a previous issue of a series of senior debt securities and issue additional senior debt securities of that series. We may issue senior debt securities in amounts that exceed the total amount specified on the cover of the applicable prospectus supplement at any time without your consent and without notifying you.

The senior debt securities will be offered in connection with their initial issuance or in market-making transactions by our affiliates after initial issuance. Those offered in market-making transactions may be securities that we will not issue until after the date of this prospectus as well as securities that we have previously issued under the Amended and Restated Deutsche Bank Indenture or the Original Deutsche Bank Indenture. We summarize below in this section material terms and provisions of the Amended and Restated Deutsche Bank Indenture and those of senior debt securities issued thereunder; however, terms and provisions of the Original Deutsche Bank Indenture and those of senior debt securities issued thereunder are substantially identical to those summarized below in this section, except as described under “—Payment of Additional Amounts—For Debt Securities Issued under the Original Deutsche Bank Indenture”.

Because this section is a summary, it does not describe every aspect of the senior debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the Amended and Restated Deutsche Bank Indenture (or, to the extent it is meant to provide a summary for the Original Deutsche Bank Indenture or senior debt securities issued thereunder, to all the provisions of the Original Deutsche Bank Indenture), including definitions of certain terms used therein. Whenever we refer to particular sections or defined terms of the Amended and Restated Deutsche Bank Indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the Amended and Restated Deutsche Bank Indenture (or the Original Deutsche Bank Indenture) for the most complete description of what we describe in summary form in this prospectus and in any prospectus supplement.

General

The following description of senior debt securities sets forth the material terms and provisions of the senior debt securities to which any prospectus supplement may relate. Our senior debt securities will be issued under an Amended and Restated Deutsche Bank Indenture between us, as issuer, and Deutsche Bank Trust Company Americas, as trustee, a form of which is included as an exhibit to the registration statement of which this prospectus is a part. Any supplemental indentures will be submitted to the SEC on a Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

We may issue the senior debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. This prospectus describes, and the prospectus supplement relating to any original issue discount securities will describe, federal income tax consequences and other special considerations applicable to such securities. The senior debt securities may also be issued as indexed securities or securities denominated in non-U.S. dollar currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular senior debt securities. The prospectus supplement relating to specific senior debt securities will also describe certain additional tax considerations (if any) applicable to such senior debt securities.

The specific terms of your senior debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. The prospectus supplement relating to each series of senior debt securities will be attached to the front of this prospectus. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. The statements we make in this section may not apply to your senior debt security.

Issuable Amounts

The Amended and Restated Deutsche Bank Indenture does not limit the aggregate principal amount of senior debt securities that we may issue or the number of series or the aggregate principal amount of any particular series of senior debt securities. We may issue senior debt securities at any time without your consent and without notifying you.

The Amended and Restated Deutsche Bank Indenture and the senior debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the senior debt securities, except as described below under “—Restriction on Certain Liens”.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a senior debt security means the principal amount payable at its stated maturity, unless such amount is not determinable, in which case the principal amount of a senior debt security is its face amount. Any senior debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain purposes.

The term “stated maturity” with respect to any senior debt security means the fixed date on which the principal amount of your senior debt security is scheduled to become due and payable. The principal of your senior debt security may become due and payable sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of your senior debt security. The date on which the principal of your senior debt security actually becomes due and payable, whether at the stated maturity or otherwise, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the dates when other payments become due and payable. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due and payable as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a senior debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Ranking

The securities will not be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a senior debt security, you are one of our unsecured creditors.

The securities will rank at least equally with all of our existing and future unsubordinated and, subject to the provisions set forth under “—Restriction on Certain Liens”, unsecured obligations (except for obligations in respect of national and local taxes and certain other statutory exceptions). The Amended and Restated Deutsche Bank Indenture does not limit our ability to incur additional unsecured indebtedness.

Payment of Additional Amounts

The Japanese government may require us to withhold or deduct amounts from payments on the principal (and premium, if any) or interest on the senior debt securities, as the case may be, for taxes, duties, assessments or governmental charges. If a withholding or deduction of this type is required, we may be required to pay you an additional amount so that the net amounts you receive after such withholding or deduction will be the amount specified in the security to which you are entitled.

Payments will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan or any authority thereof or therein, or “Japanese taxes”, unless such withholding or deduction is required by law. No additional amounts will be payable with respect to any senior debt security (a) to, or to a third party on behalf of, a holder who is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Japanese taxes in respect of such senior debt security by reason of its (i) having some connection with Japan other than the mere holding of such senior debt security or (ii) being a specially-related person of ours; or (b) to, or to a third party on behalf of, a holder who would otherwise be exempt from any such withholding or deduction but who fails to comply with any applicable requirement to provide interest recipient information (as defined below) or to submit a written application for tax exemption (as defined below) to the paying agent to whom the senior debt securities are presented (if presentation is required), or whose interest recipient information is not duly communicated through the participant (as defined below) and the relevant depositary to such paying agent; or (c) to, or to a third party on behalf of, a holder who is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a designated financial institution (as defined below) which complies with the requirement to provide interest recipient information or to submit a written application for tax exemption and (B) an individual resident of Japan or a Japanese corporation who duly notifies (directly or through the participant or otherwise) the relevant paying agent of its status as exempt from Japanese taxes to be withheld or deducted by us by reason of such individual resident of Japan or Japanese corporation receiving interest on the relevant senior debt security through a payment handling agent in Japan appointed by it); or (d) if the senior debt securities are presented for payment (if presentation is required) more than 30 days after the date on which such payment first becomes due or after the date on which the full amount payable is duly provided for, whichever occurs later, except to the extent that the holder of the senior debt securities would have been entitled to such additional amounts on presenting the same for payment on the last day of such 30-day period; or (e) if such withholding or deduction is imposed on a payment to an individual holder and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or (f) to, or to a third party on behalf of a holder who would be able to avoid such withholding or deduction by presenting (if presentation is required) the senior debt securities to another paying agent; or (g) if the amount of interest on the senior debt securities is to be calculated by reference to certain indices (as prescribed by the cabinet order under Article 6, paragraph 4 of the Special Taxation Measures Act) relating to us or any specially-related person of ours, except if the recipient of interest is a designated financial institution which complies with the requirement to provide interest recipient information or to submit a written application for tax exemption; or (h) any combination of (a) through (g).

Additional amounts will not be paid with respect to any payment on the senior debt securities to or on behalf of a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Japan to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who, in each case, would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the senior debt securities. The obligation to pay additional amounts with respect to any taxes, duties, assessments or governmental charges will not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment or governmental charge or (B) any tax, duty, assessment or governmental charge which is payable otherwise than by deduction or withholding from payments of principal of (and premium, if any) or interest on the senior debt securities. References to principal (and premium, if any) and interest in respect of the senior debt securities will be deemed to include any additional amounts due which may be payable in respect of the principal (or premium, if any) or interest.

If senior debt securities are held through a participant of a depositary or a financial intermediary, in each case, as prescribed by the Special Taxation Measures Act, each such participant or financial intermediary being referred to as a “participant”, in order to receive payments free of withholding or deduction by us for, or on account of, Japanese taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or (B) a Japanese financial institution or financial instruments business operator falling under certain categories prescribed by the cabinet order under Article 6, paragraph 9 of the Special Taxation Measures Act, or a “designated financial institution”, such beneficial owner shall, at the time of entrusting a participant with the custody of the relevant senior debt securities, provide certain information prescribed by the Special Taxation Measures Act and the cabinet order and other regulations thereunder to enable the participant to establish that such beneficial owner is exempted from the requirement for Japanese taxes to be withheld or deducted, or the “interest recipient information”, and advise the participant if the beneficial owner ceases to be so exempted (including where the beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of ours).

If senior debt securities are not held by a participant, in order to receive payments free of withholding or deduction by us for, or on account of, Japanese taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or (B) a designated financial institution, such beneficial owner shall, prior to each time at which it receives interest, submit to the relevant paying agent a “written application for tax exemption” (hikazei tekiyo shinkokusho), in a form obtainable from the paying agent stating, inter alia, the name and address of the beneficial owner, the title of the senior debt securities, the relevant interest payment date, the amount of interest and the fact that the beneficial owner is qualified to submit the written application for tax exemption, together with documentary evidence regarding its identity and residence.

All payments of principal and interest in respect of the senior debt securities by us shall be made in all cases subject to any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the United States Internal Revenue Code of 1986, as amended, or the “Code”, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, or law implementing an intergovernmental approach thereto. Any such amounts withheld or deducted will be treated as paid for all purposes under the senior debt securities, and no additional amounts will be paid on the senior debt securities with respect to any such withholding or deduction.

For Debt Securities Issued under the Original Deutsche Bank Indenture

The Japanese government may require us to withhold or deduct amounts from payments on the principal (and premium, if any) or interest on the senior debt securities, as the case may be, for taxes or any other governmental charges. If a withholding or deduction of this type is required, we may be required to pay you an additional amount so that the net amounts you receive after such withholding or deduction will be the amount specified in the security to which you are entitled.

Payments will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of Japan or any Japanese political subdivision or taxing authority, unless such withholding or deduction is required by law. No additional amounts will be payable in respect of any payment (a) received by or on behalf of a holder or beneficial owner (i) who is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation or (ii) who fails to comply with the Japanese tax law requirements in respect of the exemption from such withholding or deduction or (iii) who is otherwise subject to such taxes, duties, assessments or governmental charges by reason of his having some connection with Japan other than the mere holding of, or receipt of any payments in respect of, the securities; or (b) where the securities are presented for payment (where presentation is required) more than 30 days after the date on which such payment first becomes due or after the date on which the full amount payable is duly provided for, whichever occurs later, except to the extent that the holder of the securities would have been entitled to the additional amounts on presenting the same for payment on the last day of such 30-day period; or (c) where such withholding or deduction is imposed on a payment to an individual holder and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or (d) received by or on behalf of a holder who would be able to avoid such withholding or deduction by presenting the securities to another paying agent, or (e) any combination of (a) through (d).

Additional amounts will not be paid with respect to any payment on the senior debt securities to or on behalf of a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Japan to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who, in each case, would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the senior debt securities. The obligation to pay additional amounts with respect to any taxes, duties, assessments and other governmental charges will not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or (B) any tax, duty, assessment, fee or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of (and premium, if any) or interest on the senior debt securities. References to principal and interest in respect of the senior debt securities include any additional amounts which may be payable in respect of the principal or interest.

All payments of principal and interest in respect of the senior debt securities by us shall be made in all cases subject to any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, or law implementing an intergovernmental approach thereto. Any such amounts withheld or deducted will be treated as paid for all purposes under the senior debt securities, and no additional amounts will be paid on the senior debt securities with respect to any such withholding or deduction.

Governing Law

The Amended and Restated Deutsche Bank Indenture is, and the senior debt securities will be, governed by, and construed in accordance with, New York law.

Consent to Service of Process and Submission to Jurisdiction

Under the Amended and Restated Deutsche Bank Indenture, we designate Nomura Holding America Inc. (or any successor corporation) as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the Amended and Restated Deutsche Bank Indenture, the Original Deutsche Bank Indenture or any senior debt securities issued thereunder brought in any state or Federal court in the Borough of Manhattan, The City of New York, New York, United States of America, and we irrevocably submit to the jurisdiction of those courts.

Currency of Senior Debt Securities

Amounts that become due and payable on your senior debt security in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency”. The specified currency for your senior debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some senior debt securities may have different specified currencies for principal and interest. You will have to pay for your senior debt securities by delivering the requisite amount of the specified currency for the principal to Nomura Securities International, Inc. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and Nomura Securities International, Inc. We will make payments on your senior debt securities in the specified currency, except as described below in “—Payment Mechanics for Senior Debt Securities”.

Form of Senior Debt Securities

We will issue each senior debt security in global, or book-entry, form only, without coupons, unless we specify otherwise in the applicable prospectus supplement. Senior debt securities in book-entry form will be represented by one or more global securities registered in the name of a depositary, which will be the holder of all the senior debt securities represented by the global security. Those who own beneficial interests in a global senior debt security will do so through participants in the depositary’s securities clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance”.

Authentication and Delivery

At any time and from time to time after the execution and delivery of the Amended and Restated Deutsche Bank Indenture, we may deliver senior debt securities of any series to the trustee for authentication, and the trustee shall then authenticate and deliver such securities to or upon our written order, signed by an authorized officer of ours, without any further action by us. In authenticating the senior debt securities and accepting the additional responsibilities under the Amended and Restated Deutsche Bank Indenture, the trustee shall be entitled to receive, and shall be fully protected in relying upon, various documentation from us, including copies of the resolution of our board of directors authorizing the issuance of securities, any supplemental indenture, officer’s certificates and opinions from legal counsel.

Types of Senior Debt Securities

We may issue any of the three types of senior debt securities described below. A senior debt security may have elements of each of the three types of senior debt securities described below. For example, a senior debt security may bear interest at a fixed rate for some periods and at a floating rate in others. Similarly, a senior debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or floating rate.

Fixed Rate Senior Debt Securities

A fixed rate senior debt security will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon senior debt securities, which bear no interest and are instead issued at a price lower than the principal amount. See “—Original Issue Discount Senior Debt Securities” below for more information about zero coupon and other original issue discount senior debt securities.

Each fixed rate senior debt security, except any zero coupon senior debt security, will bear interest from its original issue date or from the most recent date to which interest on the senior debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate senior debt security at the fixed rate per annum stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the senior debt security is converted or exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the maturity. We will compute interest on fixed rate senior debt securities on the basis of a 360-day year consisting of twelve 30-day months (30/360 (ISDA) day count convention), unless your prospectus supplement provides that we will compute interest on a different basis.

If your senior debt security is a zero coupon senior debt security, the applicable prospectus supplement may specify the original issue discount and the information necessary to determine the accreted value. The accreted value will be (1) as of any date prior to the stated maturity, an amount equal to the sum of (A) the original issue price of your senior debt security and (B) the portion of the excess of the principal amount of your senior debt security over the original issue price that shall have been accreted from the original issue price on a daily basis and compounded annually on a date specified in the applicable prospectus supplement, up to and including the stated maturity, at a rate that will be specified in the applicable prospectus supplement from the original issue date, computed on the basis of a 360-day year consisting of twelve 30-day months; and (2) as of any date on or after the stated maturity, the principal amount of your senior debt security.

Floating Rate Senior Debt Securities

A floating rate senior debt security will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your senior debt security is a floating rate senior debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

Each floating rate senior debt security will bear interest from its original issue date or from the most recent date to which interest on the senior debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate senior debt security at a rate per annum determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment.

Calculation Agent. Calculations relating to floating rate senior debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include one of our affiliates. The prospectus supplement for a particular floating rate senior debt security will name the institution that we have appointed to act as the calculation agent for that senior debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the senior debt security without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Calculation of Interest. For each floating rate senior debt security, the calculation agent will determine, on the corresponding interest calculation or interest determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including an interest payment date (or, with respect to the initial interest period, the original issue date) to but excluding the next succeeding interest payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate senior debt security by an accrued interest factor for the interest period. Unless we specify otherwise in the applicable prospectus supplement, this factor will be equal to the number of days in the applicable interest period divided by 360 (Actual/360 (ISDA) day count convention).

Upon the request of the holder of any floating rate senior debt security, the calculation agent will provide for that senior debt security the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to any senior debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point. All amounts used in or resulting from any calculation relating to a floating rate senior debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate senior debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate senior debt securities and its affiliates, and they may include our affiliates.

Indexed Senior Debt Securities

An indexed senior debt security provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•	one or more indices; and/or

•	one or more baskets of the items described above.

An indexed senior debt security may provide either for cash settlement or for physical settlement by delivery of the underlying security or another property of the type listed above. An indexed senior debt security may also provide that the form of settlement may be determined at our option or at the holder’s option. Some indexed senior debt securities may be convertible, exercisable or exchangeable, at our option or at the holder’s option, into or for our securities or securities of an issuer other than us.

If you purchase an indexed senior debt security, your prospectus supplement will include information about the relevant index or indices, about how amounts that are to become payable will be determined by reference to the price or value of that index or indices and about the terms on which the security may be settled physically or in cash. Your prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed senior debt security and will have sole discretion in doing so.

Original Issue Discount Senior Debt Securities

A fixed rate senior debt security, a floating rate senior debt security or an indexed senior debt security may be an original issue discount senior debt security. A senior debt security of this type is generally issued at a price lower than its principal amount and may provide that, upon redemption or acceleration of its maturity, an amount less than its principal amount may be payable. An original issue discount senior debt security may be a zero coupon senior debt security. However, a senior debt security may be treated as issued with original issue discount for U.S. federal income tax purposes regardless of whether the senior debt security is issued at a discount to its principal. See, “Taxation—United States Taxation—United States Holders—Original Issue Discount” for a brief description of the U.S. federal income tax consequences of owning a debt security that is treated as issued with original issue discount for U.S. federal income tax purposes. Your prospectus supplement will state if we intend to treat your senior debt security as issued with original issue discount for U.S. federal income tax purposes.

Information in Your Prospectus Supplement

Your prospectus supplement will describe the specific terms of your senior debt security, which will include some or all of the following:

•	the aggregate principal amount of your senior debt security or the senior debt securities of the same series, as applicable;

•	the stated maturity;

•	the specified currency or currencies for principal and interest and, if the specified currency is not U.S. dollars, certain other terms relating to your senior debt security;

•	the issue price at which we originally issue your senior debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether your senior debt security is a fixed rate senior debt security, a floating rate senior debt security or an indexed senior debt security or any combination thereof;

•	if your senior debt security is a fixed rate senior debt security, a rate per annum at which your senior debt security will bear interest, if any, and the interest payment dates;

•

if your senior debt security is a floating rate senior debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

•

if your senior debt security is an indexed senior debt security, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your senior debt security will be exchangeable for or payable in cash, securities or other property;

•	if your senior debt security is also an original issue discount senior debt security, the yield to maturity;

•

if applicable, the circumstances under which your senior debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than denominations of $2,000, and any integral multiples of $1,000 in excess thereof;

•

the depositary for your senior debt security, if other than DTC, and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your senior debt security in book-entry form only;

•	if we will pay you additional amounts with respect to withholding or deduction for or on account of taxes, duties, assessments or governmental charges imposed or levied in Japan;

•	if your senior debt security will be issued in bearer form, any special provisions relating to bearer securities that are not addressed in this prospectus;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your senior debt security, as applicable;

•

any change in the actions permitted or required under the Amended and Restated Deutsche Bank Indenture or the Original Deutsche Bank Indenture to be taken by or on behalf of the holders of the senior debt securities; and

•	any other terms of your senior debt security, which could be different from those described in this prospectus.

Market-Making Transactions

One or more of our subsidiaries may engage in market-making transactions in the senior debt securities after their initial issuance. We may also purchase senior debt securities in the open market or in private transactions to be held by us or cancelled.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your senior debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your senior debt securities. In addition, we will not be entitled to redeem your senior debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your senior debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your senior debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of senior debt securities during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your senior debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem your senior debt security, we will do so at the specified redemption price, together with interest accrued to but excluding the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your senior debt security is redeemed.

If your prospectus supplement specifies a repayment date, your senior debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to but excluding the repayment date.

If we exercise an option to redeem any senior debt security, we will give to the holder written notice of the principal amount of the senior debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in “—Notices”.

If a senior debt security represented by a global senior debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global senior debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf.

Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase senior debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Senior debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Optional Tax Redemption

In the event of changes to Japanese withholding tax law after the date of the applicable prospectus supplement, and in other limited circumstances that require us to pay additional amounts, as described in “—Payment of Additional Amounts”, we may call all, but not less than all, of the relevant senior debt securities for redemption.

If we call the senior debt securities, we must pay you 100% of their principal amount (except in the case of certain original issue discount securities). We will also pay you accrued but unpaid interest through but not including the date fixed for redemption and any related additional amounts due on the date fixed for redemption. Senior debt securities will stop bearing interest on the redemption date, even if you do not collect your money. We will give notice to the trustee of any redemption we propose to make at least 45 days, but not more than 60 days, before the redemption date. Notice by the trustee to participating institutions and by these participants to street name holders of indirect interests in the senior debt securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Prior to giving notice of a tax redemption, we will deliver to the trustee (i) a certificate signed by a duly authorized officer stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred, and (ii) an opinion of independent legal counsel of recognized standing to the effect that we are or would be required to pay additional amounts as a result of such change in Japanese law.

Mergers and Similar Transactions

We are generally permitted to consolidate with or merge into another corporation or other entity. We are also permitted to convey, transfer or lease our properties and assets substantially as an entirety to another corporation or other entity. With regard to any series of senior debt securities, however, we may not take any of these actions unless all the following conditions are met:

•

If the successor entity in the transaction is not Nomura Holdings, Inc., the successor entity must be organized and validly existing as a corporation, partnership or trust and must expressly assume our obligations under the senior debt securities of that series and the underlying Amended and Restated Deutsche Bank Indenture with respect to that series. The successor entity may be organized under the laws of any jurisdiction, whether in Japan, the United States or elsewhere.

•

Immediately after giving effect to the transaction, no default under the senior debt securities of that series has occurred and is continuing. For this purpose, “default under the senior debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default”.

If the conditions described above are satisfied with respect to the senior debt securities of any series, we will not need to obtain the approval of the holders of those senior debt securities in order to merge or consolidate or to convey, transfer or lease our properties and assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or convey, transfer or lease our properties and assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of Nomura Holdings, Inc., or any share-for-share exchange (kabushiki-kokan), share transfer (kabushiki-iten) or corporate split (kaisha bunkatsu) pursuant to the Companies Act of Japan (Act No. 86 of 2005, as amended), or the “Companies Act”, but in which we do not merge or consolidate, and any transaction in which we convey, transfer or lease less than substantially all our properties and assets.

Also, if we merge, consolidate or sell our assets substantially as an entirety, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your senior debt securities.

Restriction on Certain Liens

We will not, so long as any senior debt securities remain outstanding, create or permit to be outstanding any mortgage, charge, pledge or other security interest upon the whole or any part of our property, assets or revenues, present or future, to secure for the benefit of the holders of any External Indebtedness (i) payment of any sum due in respect of any External Indebtedness or (ii) any payment under any guarantee of any External Indebtedness or (iii) any payment under any indemnity or other like obligation relating to any External Indebtedness, without in any such case at the same time according to the senior debt security either the same security as is granted to or is outstanding in respect of such External Indebtedness or guarantee of or indemnity or other like obligation in respect of External Indebtedness or such other security, guarantee of or indemnity or other like obligation as shall be approved with the consent of the holders of a majority in principal amount of all senior debt securities at the time outstanding (considered together as one class for this purpose).

For the purpose of this subsection, “External Indebtedness” means any indebtedness represented by bonds, debentures, notes or other similar investment securities with a stated maturity of more than one year from the creation thereof, which (a) are either (i) by their terms payable, or confer a right to receive payment, in any currency other than Japanese yen or (ii) denominated in Japanese yen and more than 50% of the aggregate principal amount thereof is initially distributed outside Japan by or with the authorization of the issuer thereof; and (b) are for the time being, or are intended to be, quoted, listed, ordinarily dealt in or traded on any stock exchange or over-the-counter or other securities market outside Japan.

Defeasance and Covenant Defeasance

Unless we say otherwise in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to our senior debt securities. In general, we expect these provisions to apply to each senior debt security that has a specified currency of U.S. dollars and is not a floating rate or indexed senior debt security.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on any senior debt securities. For us to do so, each of the following conditions, among others, must occur:

•

We must deposit in trust for the benefit of all holders of those senior debt securities (i) money, (ii) U.S. government or U.S. government agency notes or bonds or (iii) a combination thereof, in each case in an amount that will generate enough cash to make interest, principal and any other payments on those senior debt securities on their various due dates;

•

There must be a change in current U.S. federal income tax law or an Internal Revenue Service ruling that permits us to make the above deposit without causing the holders to be taxed on those senior debt securities under the then current U.S. federal income tax law any differently than if we did not make the deposit and just repaid those senior debt securities ourselves. Under current U.S. federal income tax law, the deposit and our legal release from your senior debt security would be treated as though we took back your senior debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your senior debt security; and

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

If we ever fully defeased your senior debt security, you would have to rely solely on the trust deposit for payments on your senior debt security. You would not be able to look to us for payment in the event of any shortfall.

Covenant Defeasance

Under current U.S. federal tax law, we can make the same type of deposit described above and be released from the restriction on liens described under “—Restriction on Certain Liens” above and any other restrictive covenants relating to your senior debt security that may be described in your prospectus supplement. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any senior debt securities, we must do both of the following:

•

We must deposit in trust for the benefit of the holders of those senior debt securities (i) money, (ii) U.S. government or U.S. government agency notes or bonds or (iii) a combination thereof, in each case in an amount that will generate enough cash to make interest, principal and any other payments on those senior debt securities on their various due dates; and

•

We must deliver to the trustee a legal opinion of our counsel confirming that under then current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on those senior debt securities any differently than if we did not make the deposit and just repaid those senior debt securities ourselves.

If we accomplish covenant defeasance with regard to your senior debt security, the following provisions of the Amended and Restated Deutsche Bank Indenture or the Original Deutsche Bank Indenture and your senior debt security would no longer apply:

•	Our promise not to create liens on our External Indebtedness or our guarantee of a third party indebtedness described above under “—Restriction on Certain Liens;

•	Any additional covenants that your prospectus supplement may state are applicable to your senior debt security; and

•	The events of default resulting from a breach of covenants, described below in the fourth bullet point under “—Default, Remedies and Waiver of Default—Events of Default”.

Any right we have to redeem will survive covenant defeasance with regard to those senior debt securities.

If we accomplish covenant defeasance on your senior debt security, you can still look to us for repayment of your senior debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your senior debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your series of senior debt securities occurs and is continuing, as described in this subsection.

Events of Default

Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of senior debt securities, we mean any of the following:

•	We do not pay the principal or any premium on any senior debt security of that series on the due date and the non-payment continues for a period of seven days;

•	We do not pay interest on any senior debt security of that series within 30 days after the due date;

•

We do not deposit a sinking fund payment with regard to any senior debt security of that series on the due date, but only if the payment is required under provisions described in the applicable prospectus supplement and non-deposit continues for a period of seven days;

•

We default in the performance or remain in breach of any covenant we make in the Amended and Restated Deutsche Bank Indenture for the benefit of the relevant series, for 90 days after we receive a notice of default stating that we are in default or breach and requiring us to remedy the default or breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of senior debt securities then outstanding;

•

We do not repay indebtedness for borrowed money with an aggregate outstanding principal amount of at least $10,000,000 (or its equivalent in any other currency or currencies) becoming prematurely repayable following a default, or default in the repayment of any such indebtedness at maturity or at the expiration of any applicable grace period (or in the case of such indebtedness due on demand, default in the payment of such indebtedness at the expiration of three business days after demand or, if longer, any applicable grace period), or any guarantee of or indemnity in respect of any indebtedness for borrowed money of others with a principal amount or aggregate principal amount for the time being outstanding of at least $10,000,000 (or its equivalent in any other currency or currencies) not honored when due and called upon at the expiration of any applicable grace period; or

•	We file for bankruptcy or other events of voluntary or involuntary bankruptcy, insolvency or reorganization relating to us occur; or

•	If the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular senior debt security or senior debt securities within a series, as indicated in the applicable prospectus supplement.

Remedies If an Event of Default Occurs

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of senior debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all senior debt securities of that series then outstanding may accelerate the stated maturity of the affected series of senior debt securities by declaring the entire principal amount of the senior debt securities of that series to be due immediately.

Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the senior debt securities of that series may cancel the acceleration, subject to certain conditions set forth in the Amended and Restated Deutsche Bank Indenture.

The trustee is not required to take any action under the relevant Amended and Restated Deutsche Bank Indenture or the Original Deutsche Bank Indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all senior debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the Amended and Restated Deutsche Bank Indenture or the Original Deutsche Bank Indenture with respect to the senior debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any senior debt security, all of the following must occur:

•	The holder of our senior debt securities must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•

The holders of not less than 25% in principal amount of all senior debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	The trustee must not have taken action for 60 days after the above steps have been taken; and

•

During those 60 days, the holders of a majority in principal amount of the senior debt securities of your series must not have given the trustee directions that are inconsistent with the above written request of the holders of not less than 25% in principal amount of the senior debt securities of your series.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your senior debt security on or after its stated maturity (or, if your senior debt security is redeemable, on or after its redemption date).

Waiver of Default

The holders of not less than a majority in principal amount of the senior debt securities of any series may waive a default for all senior debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your senior debt security, however, without the approval of the particular holder of that senior debt security.

Compliance with Amended and Restated Deutsche Bank Indenture

We will furnish to the trustee every year a written statement certifying that to our knowledge we are in compliance with the Amended and Restated Deutsche Bank Indenture or the Original Deutsche Bank Indenture and the senior debt securities issued under them, or else specifying any default under the Amended and Restated Deutsche Bank Indenture or the Original Deutsche Bank Indenture.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the stated maturity of a series of senior debt securities. Book-entry and other indirect owners are described below under “Legal Ownership and Book-Entry Issuance”.

Modification of the Amended and Restated Deutsche Bank Indenture and Waiver of Covenants

There are four types of changes we can make to our Amended and Restated Deutsche Bank Indenture and the senior debt securities or series of senior debt securities issued under a particular Amended and Restated Deutsche Bank Indenture.

Changes Requiring Holders’ Approval

First, there are changes that cannot be made without the approval of the holder of each senior debt security affected by the change under the Amended and Restated Deutsche Bank Indenture or the Original Deutsche Bank Indenture. Here is a list of those types of changes:

•	change the stated maturity for any principal or interest payment on a senior debt security;

•	reduce the principal amount, the amount payable on acceleration of the stated maturity after a default, the interest rate or the redemption price for a senior debt security;

•	permit redemption of a senior debt security if not previously permitted;

•	impair any right a holder may have to require repayment of its senior debt security;

•	impair any right that a holder of an indexed or any other senior debt security may have to convert the senior debt security for or into securities;

•	change the currency of any payment on a senior debt security;

•	change the place of payment on a senior debt security;

•	impair a holder’s right to sue for payment of any amount due on its senior debt security;

•

reduce the percentage in principal amount of the senior debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the senior debt securities of a series, the approval of whose holders is needed to change the Amended and Restated Deutsche Bank Indenture or those senior debt securities;

•

reduce the percentage in principal amount of the senior debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the senior debt securities of a series, the consent of whose holders is needed to waive our compliance with the Amended and Restated Deutsche Bank Indenture or the Original Deutsche Bank Indenture or to waive defaults; and

•

change the provisions of the Amended and Restated Deutsche Bank Indenture or the Original Deutsche Bank Indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected senior debt security.

Changes Not Requiring Holders’ Approval

Changes to the Amended and Restated Deutsche Bank Indenture or the Original Deutsche Bank Indenture that are limited to clarifications and changes that would not adversely affect any senior debt securities of any series in any material respect do not require the approval of the holders of the affected senior debt securities. Holders’ approval is similarly not necessary to make changes that affect only senior debt securities to be issued under the applicable Amended and Restated Deutsche Bank Indenture or the Original Deutsche Bank Indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular senior debt security, even if they affect other senior debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected senior debt security; we need only obtain any required approvals from the holders of the affected senior debt securities.

Changes Requiring Majority Approval

Any other change to the Amended and Restated Deutsche Bank Indenture or the Original Deutsche Bank Indenture and the senior debt securities issued under that Amended and Restated Deutsche Bank Indenture or the Original Deutsche Bank Indenture would require the following approval:

•	If the change affects only particular senior debt securities within a series, it must be approved by the holders of a majority in principal amount of such particular senior debt securities.

•

If the change affects multiple senior debt securities of one or more series, it must be approved by the holders of a majority in principal amount of all senior debt securities affected by the change, with all such affected senior debt securities voting together as one class for this purpose (and by the holders of a majority in principal amount of any affected senior debt securities that by their terms are entitled to vote separately as described below).

In each case, the required approval must be given by written consent.

The modification of terms with respect to certain securities of a series issued under the Amended and Restated Deutsche Bank Indenture or the Original Deutsche Bank Indenture could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

The same majority approval would be required for us to obtain a waiver of any of our covenants in any Amended and Restated Deutsche Bank Indenture or the Original Deutsche Bank Indenture. Our covenants include the promises we make about merging and putting liens on certain of our interests, which we describe above under “—Mergers and Similar Transactions” and “—Restrictions on Certain Liens”. If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular senior debt security, or in the applicable Amended and Restated Deutsche Bank Indenture or the Original Deutsche Bank Indenture as it affects that senior debt security, that we cannot change without the approval of the holder of that senior debt security as described above in “—Changes Requiring Holders’ Approval”, unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change a senior debt indenture or any senior debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under our Amended and Restated Deutsche Bank Indenture or the Original Deutsche Bank Indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Senior Debt Securities Are Eligible

Only holders of outstanding senior debt securities or the outstanding senior debt securities of the applicable series, as applicable, will be eligible to participate in any action by holders of such senior debt securities or the senior debt securities of that series. Also, we will count only outstanding senior debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a senior debt security will not be “outstanding” if:

•	it has been cancelled or surrendered for cancellation;

•	we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	we have fully defeased it as described above under “—Defeasance and Covenant Defeasance—Full Defeasance”;

•	it has been issued as a replacement for a mutilated, destroyed, lost or stolen senior debt security; or

•	we or one of our affiliates, such as Nomura Securities International, Inc., is the owner.

Special Class Voting Rights

We may issue particular senior debt securities or a particular series of senior debt securities, as applicable, that are entitled, by their terms, to vote separately on matters (for example, modification or waiver of provisions in the applicable senior debt indenture) that would otherwise require a vote of all affected senior debt securities or all affected series voting together as a single class. Any such senior debt securities or series of senior debt securities would be entitled to vote together with all other affected senior debt securities or affected series voting together as one class, and would also be entitled to vote separately as a class only. In some cases, other parties may be entitled to exercise these special voting rights on behalf of the holders of the relevant senior debt securities or the relevant series. For other senior debt securities or series of senior debt securities that have these rights, the rights will be described in the applicable prospectus supplement. For senior debt securities or series of senior debt securities that do not have these special rights, voting will occur as described in the preceding section, but subject to any separate voting rights of any other senior debt securities or series of senior debt securities having special rights.

We may issue series having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding senior debt securities or series.

Eligible Principal Amount of Some Senior Debt Securities

In some situations, we may follow special rules in calculating the principal amount of senior debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

For any senior debt security of the kind described below, we will decide how much principal amount to attribute to the senior debt security as follows:

•

For an original issue discount senior debt security, we will use the principal amount that would be due and payable on the date of the holders’ action if the maturity of the senior debt security were accelerated to that date because of a default;

•

For a senior debt security whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that senior debt security. The principal amount of a senior debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

•

For senior debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine as of the date of the holders’ action in the manner provided in the prospectus supplement for that senior debt security.

Determining Record Dates for Action by Holders

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the Amended and Restated Deutsche Bank Indenture or the Original Deutsche Bank Indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global senior debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global senior debt securities may differ from those for other senior debt securities.

Form, Exchange and Transfer of Senior Debt Securities

If any senior debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Holders may exchange their senior debt securities for senior debt securities of smaller denominations or combined into fewer senior debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your senior debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.

Holders may exchange or transfer their senior debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated senior debt securities at that office. We have appointed the trustee to act as our agent for registering senior debt securities in the names of holders and transferring and replacing senior debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their senior debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any senior debt securities.

If we have designated additional transfer agents for your senior debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the senior debt securities of any series are redeemable and we redeem less than all of those senior debt securities, we may block the transfer or exchange of those senior debt securities during the period beginning 15 calendar days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any senior debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any senior debt security being partially redeemed.

If a senior debt security is issued as a global senior debt security, only the depositary, DTC, Euroclear or Clearstream, as applicable, will be entitled to transfer and exchange the senior debt security as described in this subsection, since the depositary will be the sole holder of the senior debt security.

The rules for exchange described above apply to exchange of senior debt securities for other senior debt securities of the same series and kind. If a senior debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payment Mechanics for Senior Debt Securities

Payment and Record Dates for Interest

The dates on which interest will be payable and the regular record date relating to an interest payment date for any fixed rate senior debt security, floating rate senior debt security or indexed senior debt security will be specified in your prospectus supplement. The record dates will apply regardless of whether a particular record date is a “business day”, as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day. Unless we specify otherwise in this prospectus or in the applicable prospectus supplement, the term “days” refers to calendar days.

Receipt of Payment

If interest is due on a senior debt security on an interest payment date, we will pay the interest to the person in whose name the senior debt security is registered at the close of business on the regular record date relating to the interest payment date as described in the applicable prospectus supplement. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the senior debt security. If principal or another amount besides interest is due on a senior debt security at maturity, we will pay the amount to the holder of the senior debt security against surrender of the senior debt security at a proper place of payment or, in the case of a global senior debt security, in accordance with the applicable policies of the depositary, DTC, Euroclear or Clearstream, as applicable.

Business Days

One or more of the following business day definitions shall apply to any senior debt security:

“Euro business day” means each Monday, Tuesday, Wednesday, Thursday and Friday on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

“London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and, in the case of a senior debt security for which LIBOR is an interest rate basis, is also a day on which dealings in the applicable index currency are transacted in the London interbank market.

“New York business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

“Tokyo business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Tokyo generally are authorized or obligated by law, regulation or executive order to close.

Additional business days not defined above may apply to any senior debt security and will be described in the applicable prospectus supplement.

Business Day Conventions

As specified in the applicable prospectus supplement, one of the following business day conventions may apply to any senior debt security with regard to any relevant date other than one that falls on the maturity:

“Following business day convention” means, for any interest payment date, other than the maturity, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day.

“Modified following business day convention” means, for any interest payment date, other than the maturity, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day, except that, if the next business day falls in the next calendar month, then such date will be advanced to the immediately preceding day that is a business day.

“Following unadjusted business day convention” means, for any interest payment date, other than the maturity, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed.

“Modified following unadjusted business day convention” means, for any interest payment date, other than the maturity, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed, and provided further that, if such day would fall in the next calendar month, the date of payment with respect to such interest payment date will be advanced to the business day immediately preceding such interest payment date.

In all cases, if the stated maturity or any earlier redemption date or repayment date with respect to a senior debt security falls on a day that is not a business day, any payment of principal, premium, if any, and interest otherwise due on such day will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after such stated maturity, redemption date or repayment date, as the case may be.

Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Senior Debt Securities. We will make payments on a global senior debt security in accordance with the applicable policies of the depositary, which will be DTC, Euroclear or Clearstream, as applicable, as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global senior debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Legal Ownership and Book-Entry Issuance—Global Security”.

Payments on Non-Global Senior Debt Securities. We will make payments on a senior debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check or via wire transfer at the paying agent described below, against surrender of the senior debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed or wire transfer is completed.

Alternatively, if a non-global senior debt security has a principal amount of at least $1,000,000 (and the equivalent in another currency) and the holder asks us to do so, we will pay any amount that becomes due on the senior debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the senior debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their senior debt securities.

Payments Due in non-U.S. Currencies

We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Senior Debt Securities. We will make payments on a global senior debt security in the applicable specified currency in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream, as applicable. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all senior debt securities in global form.

Indirect owners of a global senior debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency in cases where holders have a right to do so.

Payments on Non-Global Senior Debt Securities. Except as described in the third paragraph under this heading, we will make payments on a senior debt security in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the senior debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the Amended and Restated Deutsche Bank Indenture or the Original Deutsche Bank Indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a senior debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if your prospectus supplement specifies that holders may ask us to do so and you make such a request. To request U.S. dollar payment in these circumstances, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect owners of a senior debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. dollars. Unless otherwise indicated in your prospectus supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another currency, either on a global senior debt security or a non-global senior debt security.

If your prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any senior debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any senior debt security, the Amended and Restated Deutsche Bank Indenture or the Original Deutsche Bank Indenture.

Exchange Rate Agent. If we issue a senior debt security in a specified currency other than dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the senior debt security is originally issued in the applicable prospectus supplement. We may select one of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the senior debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

Unless specified otherwise in the applicable prospectus supplement, if any payment is due on a senior debt security on a day that is not a business day, we will make the payment on the next business day. Payments postponed to the next business day in this situation will be treated under the Amended and Restated Deutsche Bank Indenture or the Original Deutsche Bank Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any senior debt security or the Amended and Restated Deutsche Bank Indenture or the Original Deutsche Bank Indenture, and, unless otherwise specified on the applicable prospectus supplement, no interest will accrue on the postponed amount from the original due date to the next business day.

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices senior debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global senior debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of senior debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Concerning the Trustee

Deutsche Bank Trust Company Americas, whose offices are located at 60 Wall Street, New York, New York 10005, is initially serving as the trustee for the senior debt securities. Under the Amended and Restated Deutsche Bank Indenture and the Original Deutsche Bank Indenture, we are required to file with the trustee any information, documents and other reports, or summaries thereof, as may be required under the Trust Indenture Act, at the times and in the manner provided under the Trust Indenture Act. However, in case of documents filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, any such filing with the trustee need not be made until the 15th day after such filing is actually made with the SEC.

Indemnification of Trustee for Actions Taken on Your Behalf

The Amended and Restated Deutsche Bank Indenture and the Original Deutsche Bank Indenture provide that we will indemnify the trustee for, and hold it harmless against, any loss, claim, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under the Amended and Restated Deutsche Bank Indenture or the Original Deutsche Bank Indenture, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Amended and Restated Deutsche Bank Indenture or the Original Deutsche Bank Indenture. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of each series of outstanding senior debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

DESCRIPTION OF SENIOR DEBT SECURITIES ISSUED UNDER THE SENIOR DEBT INDENTURE BETWEEN NOMURA HOLDINGS, INC. AND CITIBANK, N.A.

This section summarizes the general features of the Citibank Indenture, as well as the senior debt securities issued thereunder. References in this section to the “trustee” are to Citibank, N.A., as trustee. References in this section to “senior debt securities” or a “series of senior debt securities”, respectively, are to senior debt securities or a series of senior debt securities issued under the Citibank Indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the senior debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified. The Citibank Indenture and its associated documents contain the full legal text of the matters described in this section. The Citibank Indenture and the senior debt securities issued thereunder are governed by New York law. The Citibank Indenture is qualified under the Trust Indenture Act. The form of the Citibank Indenture is included as an exhibit to this registration statement. See “Where You Can Find More Information” above for information on how to obtain a copy.

In this section, references to “holders” mean those who own senior debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in senior debt securities registered in street name or in senior debt securities issued in book-entry form through one or more depositaries. When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Under the Citibank Indenture, we may issue as many distinct series of securities as we wish. The provisions of the Citibank Indenture described below allow us not only to issue senior debt securities with terms different from those previously issued under the Citibank Indenture, but also to “re-open” a previous issue of a series of senior debt securities and issue additional senior debt securities of that series. We may issue senior debt securities in amounts that exceed the total amount specified on the cover of the applicable prospectus supplement at any time without your consent and without notifying you.

The senior debt securities will be offered in connection with their initial issuance or in market-making transactions by our affiliates after initial issuance. Because this section is a summary, it does not describe every aspect of the senior debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the Citibank Indenture, including definitions of certain terms used therein. Whenever we refer to particular sections or defined terms of the Citibank Indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the Citibank Indenture for the most complete description of what we describe in summary form in this prospectus and in any prospectus supplement.

General

The following description of senior debt securities sets forth the material terms and provisions of the senior debt securities to which any prospectus supplement may relate. Any supplemental indentures will be submitted to the SEC on a Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

We may issue senior debt securities in one or more series under the Citibank Indenture. This section summarizes the material terms of the senior debt securities that are common to all senior debt securities and series of senior debt securities, although the prospectus supplement which describes the terms of each series of senior debt securities may also describe differences with the material terms summarized here.

We may issue the senior debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. This prospectus describes, and the prospectus supplement relating to any original issue discount securities will describe, federal income tax consequences and other special considerations applicable to such securities. The senior debt securities may also be issued as indexed securities or securities denominated in non-U.S. dollar currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular senior debt securities. The prospectus supplement relating to specific senior debt securities will also describe certain additional tax considerations (if any) applicable to such senior debt securities.

The senior debt securities will be our direct, unconditional, unsubordinated and unsecured obligations and rank pari passu and without preference among themselves and with all other unsecured obligations, other than our subordinated obligations (except for statutorily preferred exceptions) from time to time outstanding.

The specific terms of your senior debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. The prospectus supplement relating to each series of senior debt securities will be attached to the front of this prospectus. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. The statements we make in this section may not apply to your senior debt security.

Issuable Amounts

The Citibank Indenture does not limit the aggregate principal amount of senior debt securities that we may issue or the number of series or the aggregate principal amount of any particular series of senior debt securities. We may issue senior debt securities at any time without your consent and without notifying you.

The Citibank Indenture and the senior debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the senior debt securities.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a senior debt security means the principal amount payable at its stated maturity, unless such amount is not determinable, in which case the principal amount of a senior debt security is its face amount. Any senior debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain purposes.

The term “stated maturity” with respect to any senior debt security means the fixed date on which the principal amount of your senior debt security is scheduled to become due and payable. The principal of your senior debt security may become due and payable sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of your senior debt security. The date on which the principal of your senior debt security actually becomes due and payable, whether at the stated maturity or otherwise, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the dates when other payments become due and payable. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due and payable as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a senior debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Payment of Additional Amounts

The Japanese government may require us to withhold or deduct amounts from payments on the principal (and premium, if any) or interest on the senior debt securities, as the case may be, for taxes, duties, assessments or governmental charges. If a withholding or deduction of this type is required, we may be required to pay you an additional amount so that the net amounts you receive after such withholding or deduction will be the amount specified in the security to which you are entitled.

Payments will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan or any authority thereof or therein, or “Japanese taxes”, unless such withholding or deduction is required by law. In that event, we shall pay to the holders such additional amounts as will result in the receipt by or on behalf of the holders or beneficial owners of such amounts as would have been received by them had no such withholding or deduction been required, provided that, no additional amounts will be payable with respect to any senior debt security (a) to, or to a third party on behalf of, a holder or a beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Japanese taxes in respect of such senior debt security by reason of its (i) having some connection with Japan other than the mere holding of such senior debt security or (ii) being a specially-related person of ours; or (b) to, or to a third party on behalf of, a holder or a beneficial owner who would otherwise be exempt from any such withholding or deduction but who fails to comply with any applicable requirement to provide interest recipient information (as defined below) or to submit a written application for tax exemption (as defined below) to the paying agent to whom the senior debt securities are presented (if presentation is required), or whose interest recipient information is not duly communicated through the participant (as defined below) and the relevant depositary to such paying agent; or (c) to, or to a third party on behalf of, a holder or a beneficial owner who is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a designated financial institution (as defined below) which complies with the requirement to provide interest recipient information or to submit a written application for tax exemption and (B) an individual resident of Japan or a Japanese corporation who duly notifies (directly or through the participant or otherwise) the relevant paying agent of its status as not being subject to Japanese taxes to be withheld or deducted by us by reason of such individual resident of Japan or Japanese corporation receiving interest on the relevant senior debt security through a payment handling agent in Japan appointed by it); or (d) if the senior debt securities are presented for payment (if presentation is required) more than 30 days after the date on which such payment first becomes due or after the date on which the full amount payable is duly provided for, whichever occurs later, except to the extent that the holder of the senior debt securities would have been entitled to such additional amounts on presenting the same for payment on the last day of such 30-day period; or (e) any combination of (a) through (d).

Additional amounts will not be paid with respect to any payment on the senior debt securities to or on behalf of a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Japan to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who, in each case, would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the senior debt securities. The obligation to pay additional amounts with respect to any taxes, duties, assessments or governmental charges will not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment or governmental charge or (B) any tax, duty, assessment or governmental charge which is payable otherwise than by deduction or withholding from payments of principal of (and premium, if any) or interest on the senior debt securities. References to principal (and premium, if any) and interest in respect of the senior debt securities will be deemed to include any additional amounts due which may be payable in respect of the principal (or premium, if any) or interest.

If senior debt securities are held through a participant of a depositary or a financial intermediary, in each case, as prescribed by the Special Taxation Measures Act, each such participant or financial intermediary being referred to as a “participant”, in order to receive payments free of withholding or deduction by us for, or on account of, Japanese taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or (B) a Japanese financial institution or financial instruments business operator falling under certain categories prescribed by the cabinet order under Article 6, paragraph 9 of the Special Taxation Measures Act, or a “designated financial institution”, such beneficial owner shall, at the time of entrusting a participant with the custody of the relevant senior debt securities, provide certain information prescribed by the Special Taxation Measures Act and the cabinet order and other regulations thereunder to enable the participant to establish that such beneficial owner is exempted from the requirement for Japanese taxes to be withheld or deducted, or the “interest recipient information”, and advise the participant if the beneficial owner ceases to be so exempted (including where the beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of ours).

If senior debt securities are not held by a participant, in order to receive payments free of withholding or deduction by us for, or on account of, Japanese taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or (B) a designated financial institution, such beneficial owner shall, prior to each time at which it receives interest, submit to the relevant paying agent a “written application for tax exemption” (hikazei tekiyo shinkokusho), in a form obtainable from the paying agent stating, inter alia, the name and address of the beneficial owner, the title of the senior debt securities, the relevant interest payment date, the amount of interest and the fact that the beneficial owner is qualified to submit the written application for tax exemption, together with documentary evidence regarding its identity and residence.

No additional amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471 through 1474 of the Code, the U.S. Treasury regulations thereunder and any other official guidance thereunder (“FATCA”), any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA, similar legislation under the laws of any other jurisdiction, or any such intergovernmental agreement.

If there is any withholding or deduction for or on account of Japanese taxes with respect to payments on any senior debt securities, we will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of such Japanese taxes from the Japanese taxing authority imposing such Japanese taxes, and if certified copies are not available, we will use reasonable efforts to obtain other evidence of payment satisfactory to the trustee. The trustee will make such certified copies or other evidence available to the securityholders or the beneficial owners of the senior debt securities upon reasonable request to the trustee.

We will pay all stamp, court or documentary taxes or any excise or property taxes, charges or similar levies and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the Citibank Indenture or any indenture supplemental hereto, or as a consequence of the initial issuance, execution, delivery, registration or enforcement of the senior debt securities.

Governing Law

The Citibank Indenture is, and the senior debt securities will be, governed by, and construed in accordance with, New York law.

Consent to Service of Process and Submission to Jurisdiction

Under the Citibank Indenture, we designate Nomura Holding America Inc. (or any successor corporation) as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the Citibank Indenture or any senior debt securities brought in any state or Federal court in the Borough of Manhattan, The City of New York, New York, United States of America, and we irrevocably submit to the jurisdiction of those courts.

Currency of Senior Debt Securities

Amounts that become due and payable on your senior debt security in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency”. The specified currency for your senior debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some senior debt securities may have different specified currencies for principal and interest. You will have to pay for your senior debt securities by delivering the requisite amount of the specified currency for the principal to Nomura Securities International, Inc. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and Nomura Securities International, Inc. We will make payments on your senior debt securities in the specified currency, except as described below in “—Payment Mechanics for Senior Debt Securities”.

Form of Senior Debt Securities

We will issue each senior debt security in global, or book-entry, form only, without coupons, unless we specify otherwise in the applicable prospectus supplement. Senior debt securities in book-entry form will be represented by one or more global securities registered in the name of a depositary, which will be the holder of all the senior debt securities represented by the global security. Those who own beneficial interests in a global senior debt security will do so through participants in the depositary’s securities clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance”.

Authentication and Delivery

At any time and from time to time after the execution and delivery of the Citibank Indenture, we may deliver senior debt securities of any series to the trustee for authentication, and the trustee shall then authenticate and deliver such securities to or upon our written order, signed by an authorized officer of ours, without any further action by us. In authenticating the senior debt securities and accepting the additional responsibilities under the Citibank Indenture, the trustee shall be entitled to receive, and shall be fully protected in relying upon, various documentation from us, including copies of the resolution of our board of directors authorizing the issuance of securities, any supplemental indenture, officer’s certificates and opinions from legal counsel.

Types of Senior Debt Securities

We may issue any of the three types of senior debt securities described below. A senior debt security may have elements of each of the three types of senior debt securities described below. For example, a senior debt security may bear interest at a fixed rate for some periods and at a floating rate in others. Similarly, a senior debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or floating rate.

Fixed Rate Senior Debt Securities

A fixed rate senior debt security will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon senior debt securities, which bear no interest and are instead issued at a price lower than the principal amount. See “—Original Issue Discount Senior Debt Securities” below for more information about zero coupon and other original issue discount senior debt securities.

Each fixed rate senior debt security, except any zero coupon senior debt security, will bear interest from its original issue date or from the most recent date to which interest on the senior debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate senior debt security at the fixed rate per annum stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the senior debt security is converted or exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the maturity. We will compute interest on fixed rate senior debt securities on the basis of a 360-day year consisting of twelve 30-day months (30/360 (ISDA) day count convention), unless your prospectus supplement provides that we will compute interest on a different basis.

If your senior debt security is a zero coupon senior debt security, the applicable prospectus supplement may specify the original issue discount and the information necessary to determine the accreted value. The accreted value will be (1) as of any date prior to the stated maturity, an amount equal to the sum of (A) the original issue price of your senior debt security and (B) the portion of the excess of the principal amount of your senior debt security over the original issue price that shall have been accreted from the original issue price on a daily basis and compounded annually on a date specified in the applicable prospectus supplement, up to and including the stated maturity, at a rate that will be specified in the applicable prospectus supplement from the original issue date, computed on the basis of a 360-day year consisting of twelve 30-day months; and (2) as of any date on or after the stated maturity, the principal amount of your senior debt security.

Floating Rate Senior Debt Securities

A floating rate senior debt security will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your senior debt security is a floating rate senior debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

Each floating rate senior debt security will bear interest from its original issue date or from the most recent date to which interest on the senior debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate senior debt security at a rate per annum determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment.

Calculation Agent. Calculations relating to floating rate senior debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include one of our affiliates. The prospectus supplement for a particular floating rate senior debt security will name the institution that we have appointed to act as the calculation agent for that senior debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the senior debt security without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Calculation of Interest. For each floating rate senior debt security, the calculation agent will determine, on the corresponding interest calculation or interest determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including an interest payment date (or, with respect to the initial interest period, the original issue date) to but excluding the next succeeding interest payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate senior debt security by an accrued interest factor for the interest period. Unless we specify otherwise in the applicable prospectus supplement, this factor will be equal to the number of days in the applicable interest period divided by 360 (Actual/360 (ISDA) day count convention).

Upon the request of the holder of any floating rate senior debt security, the calculation agent will provide for that senior debt security the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to any senior debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point. All amounts used in or resulting from any calculation relating to a floating rate senior debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate senior debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate senior debt securities and its affiliates, and they may include our affiliates.

Indexed Senior Debt Securities

An indexed senior debt security provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•	one or more indices; and/or

•	one or more baskets of the items described above.

An indexed senior debt security may provide either for cash settlement or for physical settlement by delivery of the underlying security or another property of the type listed above. An indexed senior debt security may also provide that the form of settlement may be determined at our option or at the holder’s option. Some indexed senior debt securities may be convertible, exercisable or exchangeable, at our option or at the holder’s option, into or for our securities or securities of an issuer other than us.

If you purchase an indexed senior debt security, your prospectus supplement will include information about the relevant index or indices, about how amounts that are to become payable will be determined by reference to the price or value of that index or indices and about the terms on which the security may be settled physically or in cash. Your prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed senior debt security and will have sole discretion in doing so.

Original Issue Discount Senior Debt Securities

A fixed rate senior debt security, a floating rate senior debt security or an indexed senior debt security may be an original issue discount senior debt security. A senior debt security of this type is generally issued at a price lower than its principal amount and may provide that, upon redemption or acceleration of its maturity, an amount less than its principal amount may be payable. An original issue discount senior debt security may be a zero coupon senior debt security. However, a senior debt security may be treated as issued with original issue discount for U.S. federal income tax purposes regardless of whether the senior debt security is issued at a discount to its principal. See, “Taxation—United States Taxation—United States Holders—Original Issue Discount” for a brief description of the U.S. federal income tax consequences of owning a debt security that is treated as issued with original issue discount for U.S. federal income tax purposes. Your prospectus supplement will state if we intend to treat your senior debt security as issued with original issue discount for U.S. federal income tax purposes.

Information in Your Prospectus Supplement

Your prospectus supplement will describe the specific terms of your senior debt security, which will include some or all of the following:

•	the issue date of the senior debt securities;

•	the title and type of the senior debt securities of the series (which shall distinguish the senior debt securities of the series from all other senior debt securities);

•	the ranking of the senior debt securities;

•	the initial aggregate principal amount of the senior debt securities and any limits upon the total aggregate principal amount of such senior debt securities;

•	the issue price at which we originally issue the senior debt securities, expressed as a percentage of the principal amount, and the original issue date;

•	the denominations in which the senior debt securities shall be issuable;

•	the coin or currency in which the senior debt securities are denominated or in which principal, premium, if any, and interest, if any, is payable;

•	the date or dates on which the principal and premium, if any, of the senior debt securities is payable;

•

the rate or rates (which may be fixed or variable) at which the senior debt securities will bear interest, or the manner of calculating such rate or rates, if applicable, if different from the provisions set forth in this prospectus;

•

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates, and the basis upon which interest will be calculated;

•

if the amount of payments of principal or any premium or interest on the senior debt securities may be determined with reference to an index based on a coin or currency other than that in which such senior debt securities are denominated, or with reference to any currencies, securities or baskets of securities, commodities or indices, the manner in which such amounts shall be determined, to the extent permitted under applicable regulatory capital or other requirements of the Financial Services Agency of Japan, or the “FSA”, or other applicable regulatory authority;

•	the manner in which and the place or places where the principal of and any interest on senior debt securities shall be payable;

•	the right or requirement, if any, to extend the interest payment periods or defer or cancel the payment of interest and the duration and effect of that extension, deferral or cancellation;

•

any other events of default, modifications or elimination of any acceleration rights, or covenants with respect to the senior debt securities of the series, if different from the provisions set forth in this prospectus, and any terms required by or advisable under applicable laws or regulations or rating agency criteria, including laws and regulations relating to attributes required for the senior debt securities to qualify as capital or certain liabilities for regulatory, rating or other purposes;

•	any conversion or exchange features of the senior debt securities;

•

the circumstances under which we will pay additional amounts on the senior debt securities for any tax, assessment or governmental charge withheld or deducted, if different from the provisions set forth in this prospectus, to the extent permitted under applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which senior debt securities may be repurchased, redeemed, repaid or prepaid in whole or in part, at our option, to the extent permitted under applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority;

•

the circumstances under which the holders of the senior debt securities may demand repayment of the senior debt securities prior to the stated maturity date and the terms and conditions thereof, to the extent permitted under applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority;

•

if other than the principal amount thereof, the portion of the principal amount of senior debt securities which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy, civil rehabilitation, reorganization, insolvency or similar proceedings;

•

the identity of any agents for the senior debt securities, including trustees, depositaries, authenticating, calculating or paying agents, transfer agents or registrars or any clearing organization for any series;

•	any restrictions applicable to the offer, sale or delivery of the senior debt securities;

•	any provisions for the discharge of our obligations relating to the senior debt securities, if different from the provisions set forth in this prospectus;

•	material U.S. federal or Japanese tax considerations;

•

if the senior debt securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary senior debt security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

•	if the senior debt securities will be issued in other than book-entry form;

•	any listing of the senior debt securities on a securities exchange;

•

the terms and conditions under which we will be able to “reopen” a previous issue of a series of senior debt securities and issue additional senior debt securities of that series, if different from the provisions set forth in this prospectus;

•

whether the senior debt securities of a series shall be excluded from participation with the senior debt securities of other series or otherwise differentiated from the senior debt securities of other series in relation to any matter in respect of which the senior debt securities generally or senior debt securities of more than one series are contemplated by the Citibank Indenture to act together or otherwise be treated or affected collectively;

•

any write-down, write-up, bail-in or other provisions applicable to a particular series of senior debt securities required by, relating to or in connection with, applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority; and

•	any other specific terms or conditions applicable to a particular series of senior debt securities being offered, which shall not be inconsistent with the provisions of the Citibank Indenture.

Market-Making Transactions

One or more of our subsidiaries may engage in market-making transactions in the senior debt securities after their initial issuance.

Repurchase

We or any of our subsidiaries may, at any time, subject to prior confirmation of the FSA (if such confirmation is required under the Financial Instruments and Exchange Act or any other applicable laws and regulations then in effect), purchase any or all of the senior debt securities in the open market or otherwise at any price in accordance with any applicable law or regulation. Subject to applicable law, neither we nor any of our subsidiaries shall have any obligation to purchase or offer to purchase any senior debt securities held by any holder as a result of our or its purchase or offer to purchase senior debt securities held by any other holder in the open market or otherwise. Any such senior debt securities purchased by us or any of our subsidiaries may, at our discretion or the discretion of the relevant subsidiaries, as the case may be, be held or resold or surrendered to the relevant trustee for cancellation by us or any such subsidiary, as the case may be. The senior debt securities so purchased, while held by or on behalf of us or any such subsidiary, as the case may be, shall not entitle the holder to vote at any meetings of the holders of the relevant series of senior debt securities and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of the holders of such series of senior debt securities or for the purposes of “—Default, Remedies and Waiver of Default—Remedies If an Event of Default Occurs” below.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your senior debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your senior debt securities. In addition, we will not be entitled to redeem your senior debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your senior debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your senior debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of senior debt securities during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your senior debt security will be redeemable at our option, subject to prior confirmation of the FSA (if such confirmation is required under the Financial Instruments and Exchange Act or any other applicable laws and regulations then in effect), at any time on or after that date or at a specified time or times. If we redeem your senior debt security, we will do so at the specified redemption price, together with interest accrued to but excluding the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your senior debt security is redeemed.

If your prospectus supplement specifies a repayment date, your senior debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to but excluding the repayment date.

If we exercise an option to redeem any senior debt security, we will give to the holder written notice of the principal amount of the senior debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date unless otherwise indicated in your prospectus supplement. We will give the notice in the manner described below in “—Notices”.

If a senior debt security represented by a global senior debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global senior debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf.

Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

Optional Tax Redemption

In the event of changes to Japanese withholding tax law after the date of the applicable prospectus supplement, and in other limited circumstances that require us to pay additional amounts, as described in “—Payment of Additional Amounts”, we may, subject to prior confirmation of the FSA (if such confirmation is required under the Financial Instruments and Exchange Act or any other applicable laws and regulations then in effect), call all, but not less than all, of the relevant senior debt securities of a series for redemption.

If we call the senior debt securities, we must pay you 100% of their principal amount (except in the case of certain original issue discount securities). We will also pay you accrued but unpaid interest through but not including the date fixed for redemption and any related additional amounts due on the date fixed for redemption. Senior debt securities will stop bearing interest on the redemption date, even if you do not collect your money. We will give notice to the trustee of any redemption we propose to make at least 45 days, but not more than 60 days, before the redemption date. Notice by the trustee to participating institutions and by these participants to street name holders of indirect interests in the senior debt securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Prior to giving notice of a tax redemption, we will deliver to the trustee (i) a certificate signed by a duly authorized officer stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred, and (ii) an opinion of legal counsel of recognized standing to the effect that we are or would be required to pay additional amounts as a result of such change in Japanese law.

Notwithstanding any of the foregoing, we may give such notice in any manner permitted or required by DTC.

Mergers and Similar Transactions

We are generally permitted to consolidate with or merge into another corporation or other entity. We are also permitted to convey, transfer or lease our properties and assets substantially as an entirety to another corporation or other entity. With regard to any series of senior debt securities, however, we may not take any of these actions unless all the following conditions are met:

•

If the successor entity in the transaction is not Nomura Holdings, Inc., the successor entity must be organized and validly existing as a corporation, partnership or trust and must expressly assume our obligations under the senior debt securities of that series and the Citibank Indenture. The successor entity may be organized under the laws of any jurisdiction, whether in Japan, the United States or elsewhere.

•

Immediately after giving effect to the transaction, no default under the senior debt securities of that series has occurred and is continuing. For this purpose, “default under the senior debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default”.

If the conditions described above are satisfied with respect to the senior debt securities of any series, we will not need to obtain the approval of the holders of those senior debt securities in order to merge or consolidate or to convey, transfer or lease our properties and assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or convey, transfer or lease our properties and assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of Nomura Holdings, Inc., or any share-for-share exchange (kabushiki-kokan), share transfer

(kabushiki-iten) or corporate split (kaisha bunkatsu) pursuant to the Companies Act, but in which we do not merge or consolidate, and any transaction in which we convey, transfer or lease less than substantially all our properties and assets.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your series of senior debt securities occurs and is continuing, as described in this subsection.

Events of Default

Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of senior debt securities, we mean any of the following:

•	We do not pay the principal or any premium on any senior debt security of that series on the due date and the non-payment continues for a period of seven days;

•	We do not pay interest on any senior debt security of that series within 30 days after the due date;

•

We default in the performance or remain in breach of any covenant we make in the Citibank Indenture for the benefit of the relevant series, for 90 days after we receive a notice of default stating that we are in default or breach and requiring us to remedy the default or breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of senior debt securities then outstanding;

•	We file for bankruptcy or other events of voluntary or involuntary bankruptcy, insolvency or reorganization relating to us occur; or

•	If the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular senior debt security or senior debt securities within a series, as indicated in the applicable prospectus supplement.

Remedies If an Event of Default Occurs

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of senior debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all senior debt securities of that series then outstanding may accelerate the stated maturity of the affected series of senior debt securities by declaring the entire principal amount of the senior debt securities of that series to be due immediately.

Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the senior debt securities of that series may cancel the acceleration, subject to certain conditions set forth in the Citibank Indenture.

The trustee is not required to take any action under the Citibank Indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all senior debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the Citibank Indenture with respect to the senior debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any senior debt security, all of the following must occur:

•	The holder of our senior debt securities must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•

The holders of not less than 25% in principal amount of all senior debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	The trustee must not have taken action for 60 days after the above steps have been taken; and

•

During those 60 days, the holders of a majority in principal amount of the senior debt securities of your series must not have given the trustee directions that are inconsistent with the above written request of the holders of not less than 25% in principal amount of the senior debt securities of your series.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your senior debt security on or after its stated maturity (or, if your senior debt security is redeemable, on or after its redemption date).

Waiver of Default

The holders of not less than a majority in principal amount of the senior debt securities of any series may waive a default for all senior debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your senior debt security, however, without the approval of the particular holder of that senior debt security.

Compliance with Senior Debt Indenture

We will furnish to the trustee every year a written statement certifying that to our knowledge we are in compliance with the Citibank Indenture and the senior debt securities issued under it, or else specifying any default under the Citibank Indenture.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the stated maturity of a series of senior debt securities. Book-entry and other indirect owners are described below under “Legal Ownership and Book-Entry Issuance”.

Modification of the Citibank Indenture and Waiver of Covenants

There are four types of changes we can make to the Citibank Indenture and the senior debt securities or series of senior debt securities issued under the Citibank Indenture.

Changes Requiring Holders’ Approval

First, there are changes that cannot be made without the approval of the holder of each senior debt security affected by the change under the Citibank Indenture. Here is a list of those types of changes:

•	change the stated maturity for any principal or interest payment on a senior debt security;

•	reduce the principal amount, the amount payable on acceleration of the stated maturity after a default, the interest rate or the redemption price for a senior debt security;

•	permit redemption of a senior debt security if not previously permitted;

•	impair any right a holder may have to require repayment of its senior debt security;

•	impair any right that a holder of an indexed or any other senior debt security may have to convert the senior debt security for or into securities;

•	change the currency of any payment on a senior debt security;

•	change the place of payment on a senior debt security;

•	impair a holder’s right to sue for payment of any amount due on its senior debt security;

•

reduce the percentage in principal amount of the senior debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the senior debt securities of a series, the approval of whose holders is needed to change the Citibank Indenture or those senior debt securities;

•

reduce the percentage in principal amount of the senior debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the senior debt securities of a series, the consent of whose holders is needed to waive our compliance with the Citibank Indenture or to waive defaults; and

•

change the provisions of the Citibank Indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected senior debt security.

Changes Not Requiring Holders’ Approval

Changes to the Citibank Indenture that are limited to clarifications and changes that would not adversely affect any senior debt securities of any series in any material respect do not require the approval of the holders of the affected senior debt securities. Holders’ approval is similarly not necessary to make changes that affect only senior debt securities to be issued under the Citibank Indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular senior debt security, even if they affect other senior debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected senior debt security; we need only obtain any required approvals from the holders of the affected senior debt securities.

Changes Requiring Majority Approval

Any other change to the Citibank Indenture and the senior debt securities issued thereunder would require the following approval:

•	If the change affects only particular senior debt securities within a series, it must be approved by the holders of a majority in principal amount of such particular senior debt securities.

•

If the change affects multiple senior debt securities of one or more series, it must be approved by the holders of a majority in principal amount of all senior debt securities affected by the change, with all such affected senior debt securities voting together as one class for this purpose (and by the holders of a majority in principal amount of any affected senior debt securities that by their terms are entitled to vote separately as described below).

In each case, the required approval must be given by written consent.

The modification of terms with respect to certain securities of a series issued under the Citibank Indenture could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the Citibank Indenture. Our covenants include the promises we make about merging, which we describe above under “—Mergers and Similar Transactions”. If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular senior debt security, or in the Citibank Indenture as it affects that senior debt security, that we cannot change without the approval of the holder of that senior debt security as described above in “—Changes Requiring Holders’ Approval”, unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Citibank Indenture or any senior debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under the Citibank Indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Senior Debt Securities Are Eligible

Only holders of outstanding senior debt securities or the outstanding senior debt securities of the applicable series, as applicable, will be eligible to participate in any action by holders of such senior debt securities or the senior debt securities of that series. Also, we will count only outstanding senior debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a senior debt security will not be “outstanding” if:

•	it has been cancelled or surrendered for cancellation;

•	we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	it has been issued as a replacement for a mutilated, destroyed, lost or stolen senior debt security; or

•	we or one of our affiliates, such as Nomura Securities International, Inc., is the owner.

Special Class Voting Rights

We may issue particular senior debt securities or a particular series of senior debt securities, as applicable, that are entitled, by their terms, to vote separately on matters (for example, modification or waiver of provisions in the Citibank Indenture) that would otherwise require a vote of all affected senior debt securities or all affected series voting together as a single class. Any such senior debt securities or series of senior debt securities would be entitled to vote together with all other affected senior debt securities or affected series voting together as one class, and would also be entitled to vote separately as a class only. In some cases, other parties may be entitled to exercise these special voting rights on behalf of the holders of the relevant senior debt securities or the relevant series. For other senior debt securities or series of senior debt securities that have these rights, the rights will be described in the applicable prospectus supplement. For senior debt securities or series of senior debt securities that do not have these special rights, voting will occur as described in the preceding section, but subject to any separate voting rights of any other senior debt securities or series of senior debt securities having special rights.

We may issue series having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding senior debt securities or series.

Eligible Principal Amount of Some Senior Debt Securities

In some situations, we may follow special rules in calculating the principal amount of senior debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

For any senior debt security of the kind described below, we will decide how much principal amount to attribute to the senior debt security as follows:

•

For an original issue discount senior debt security, we will use the principal amount that would be due and payable on the date of the holders’ action if the maturity of the senior debt security were accelerated to that date because of a default;

•

For a senior debt security whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that senior debt security. The principal amount of a senior debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

•

For senior debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine as of the date of the holders’ action in the manner provided in the prospectus supplement for that senior debt security.

Determining Record Dates for Action by Holders

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the Citibank Indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global senior debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global senior debt securities may differ from those for other senior debt securities.

Form, Exchange and Transfer of Senior Debt Securities

If any senior debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Holders may exchange their senior debt securities for senior debt securities of smaller denominations or combined into fewer senior debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your senior debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.

Holders may exchange or transfer their senior debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated senior debt securities at that office. We have appointed the trustee to act as our agent for registering senior debt securities in the names of holders and transferring and replacing senior debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their senior debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any senior debt securities.

If we have designated additional transfer agents for your senior debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the senior debt securities of any series are redeemable and we redeem less than all of those senior debt securities, we may block the transfer or exchange of those senior debt securities during the period beginning 15 calendar days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any senior debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any senior debt security being partially redeemed.

If a senior debt security is issued as a global senior debt security, only the depositary, DTC, Euroclear or Clearstream, as applicable, will be entitled to transfer and exchange the senior debt security as described in this subsection, since the depositary will be the sole holder of the senior debt security.

The rules for exchange described above apply to exchange of senior debt securities for other senior debt securities of the same series and kind. If a senior debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payment Mechanics for Senior Debt Securities

Payment and Record Dates for Interest

The dates on which interest will be payable and the regular record date relating to an interest payment date for any fixed rate senior debt security, floating rate senior debt security or indexed senior debt security will be specified in your prospectus supplement. The record dates will apply regardless of whether a particular record date is a “business day”, as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day. Unless we specify otherwise in this prospectus or in the applicable prospectus supplement, the term “days” refers to calendar days.

Receipt of Payment

If interest is due on a senior debt security on an interest payment date, we will pay the interest to the person in whose name the senior debt security is registered at the close of business on the regular record date relating to the interest payment date as described in the applicable prospectus supplement. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the senior debt security. If principal or another amount besides interest is due on a senior debt security at maturity, we will pay the amount to the holder of the senior debt security against surrender of the senior debt security at a proper place of payment or, in the case of a global senior debt security, in accordance with the applicable policies of the depositary, DTC, Euroclear or Clearstream, as applicable.

Business Days

One or more of the following business day definitions shall apply to any senior debt security:

“Euro business day” means each Monday, Tuesday, Wednesday, Thursday and Friday on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

“London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and, in the case of a senior debt security for which LIBOR is an interest rate basis, is also a day on which dealings in the applicable index currency are transacted in the London interbank market.

“New York business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

“Tokyo business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Tokyo generally are authorized or obligated by law, regulation or executive order to close.

Additional business days not defined above may apply to any senior debt security and will be described in the applicable prospectus supplement.

Business Day Conventions

As specified in the applicable prospectus supplement, one of the following business day conventions may apply to any senior debt security with regard to any relevant date other than one that falls on the maturity:

“Following business day convention” means, for any interest payment date, other than the maturity, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day.

“Modified following business day convention” means, for any interest payment date, other than the maturity, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day, except that, if the next business day falls in the next calendar month, then such date will be advanced to the immediately preceding day that is a business day.

“Following unadjusted business day convention” means, for any interest payment date, other than the maturity, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed.

“Modified following unadjusted business day convention” means, for any interest payment date, other than the maturity, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed, and provided further that, if such day would fall in the next calendar month, the date of payment with respect to such interest payment date will be advanced to the business day immediately preceding such interest payment date.

In all cases, if the stated maturity or any earlier redemption date or repayment date with respect to a senior debt security falls on a day that is not a business day, any payment of principal, premium, if any, and interest otherwise due on such day will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after such stated maturity, redemption date or repayment date, as the case may be.

Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Senior Debt Securities. We will make payments on a global senior debt security in accordance with the applicable policies of the depositary, which will be DTC, Euroclear or Clearstream, as applicable, as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global senior debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Legal Ownership and Book-Entry Issuance—Global Security”.

Payments on Non-Global Senior Debt Securities. We will make payments on a senior debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check or via wire transfer at the paying agent described below, against surrender of the senior debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed or wire transfer is completed.

Alternatively, if a non-global senior debt security has a principal amount of at least $1,000,000 (and the equivalent in another currency) and the holder asks us to do so, we will pay any amount that becomes due on the senior debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the senior debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their senior debt securities.

Payments Due in non-U.S. Currencies

We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Senior Debt Securities. We will make payments on a global senior debt security in the applicable specified currency in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream, as applicable. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all senior debt securities in global form.

Indirect owners of a global senior debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency in cases where holders have a right to do so.

Payments on Non-Global Senior Debt Securities. Except as described in the third paragraph under this heading, we will make payments on a senior debt security in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the senior debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the Citibank Indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a senior debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if your prospectus supplement specifies that holders may ask us to do so and you make such a request. To request U.S. dollar payment in these circumstances, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect owners of a senior debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. dollars. Unless otherwise indicated in your prospectus supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another currency, either on a global senior debt security or a non-global senior debt security.

If your prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any senior debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any senior debt security or the Citibank Indenture.

Exchange Rate Agent. If we issue a senior debt security in a specified currency other than dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the senior debt security is originally issued in the applicable prospectus supplement. We may select one of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the senior debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

Unless specified otherwise in the applicable prospectus supplement, if any payment is due on a senior debt security on a day that is not a business day, we will make the payment on the next business day. Payments postponed to the next business day in this situation will be treated under the Citibank Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any senior debt security or the Citibank Indenture, and, unless otherwise specified on the applicable prospectus supplement, no interest will accrue on the postponed amount from the original due date to the next business day.

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices senior debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global senior debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of senior debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Concerning the Trustee

Citibank, N.A., whose offices are located at 388 Greenwich Street, New York, New York 10013, is initially serving as the trustee for the senior debt securities. Under the Citibank Indenture, we are required to file with the trustee any information, documents and other reports, or summaries thereof, as may be required under the Trust Indenture Act, at the times and in the manner provided under the Trust Indenture Act. However, in case of documents filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, any such filing with the trustee need not be made until the 15th day after such filing is actually made with the SEC.

Indemnification of Trustee for Actions Taken on Your Behalf

The Citibank Indenture provides that we will indemnify the trustee for, and hold it harmless against, any loss, claim, liability or expense incurred without willful misconduct, negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under the Citibank Indenture, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Citibank Indenture. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of each series of outstanding senior debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

The following section describes the special considerations that will apply to registered securities issued in global, or book-entry, form.

Legal Owner of a Registered Security

Each senior debt security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

We intend to initially issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each senior debt indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations and the obligations of the applicable trustee under the relevant senior debt indenture and the obligations, if any, of any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the senior debt indenture for a series of senior debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Security

We intend to initially issue each security in book-entry form only. Each security issued in book-entry form will be represented by one or more global securities that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Each series of securities will have one or more of the following as the depositaries:

•	DTC;

•	a financial institution holding the securities on behalf of Euroclear;

•	a financial institution holding the securities on behalf of Clearstream; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s clearing systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as senior debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by one or more global securities at all times unless and until the global securities are terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Legal Owner of a Registered Security”;

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. For example, in the case of a global security representing preferred stock or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Legal Owner of a Registered Security”.

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee that we wish to terminate that global security; or

•

in the case of a global security representing senior debt securities issued under a senior debt indenture, if an event of default has occurred with regard to these senior debt securities or warrants and has not been cured or waived.

If a global security is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. We do not have control over those systems or their participants, and we do not take responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those clearing systems only on days when those systems are open for business. These clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

TAXATION

The prospectus supplement may contain a summary of the material U.S. federal income tax consequences, if any, to persons investing in the senior debt securities offered by that prospectus supplement. In addition, if the tax laws of any foreign country are material to a particular series of senior debt securities, a prospectus supplement may describe the principal income tax consequences under such laws of the acquisition, ownership and disposition of such series of senior debt securities. The summary of tax consequences contained in the applicable prospectus supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. You should consult your own tax advisor prior to any acquisition of senior debt securities.

Japanese Taxation

The following description is a summary of Japanese tax consequences (limited to national taxes) to holders of the debt securities, principally relating to such holders that are individual non-residents of Japan or non-Japanese corporations, having no permanent establishment in Japan, and applicable to interest and profit from redemption (as defined below) with respect to debt securities that have been or will be issued by Nomura outside Japan on or after April 1, 2010 and interest on which will be payable outside Japan, as well as to certain aspects of capital gains, inheritance and gift taxes. For information about the tax consequences to debt securities issued before that date, see “Japanese Tax Consequences with respect to Debt Securities Issued on or before March 31, 2010” below in this section.

The statements regarding Japanese tax laws set out below are based on the laws in force and as interpreted by the Japanese taxation authorities as at the date hereof and are subject to changes in the applicable Japanese laws or tax treaties, conventions or agreements or in the interpretation thereof after that date. Prospective investors should note that the following description of Japanese taxation is not exhaustive.

Special Additional Tax for Reconstruction from the Great East Japan Earthquake

Due to the imposition of a special additional income tax to secure funds for reconstruction from the Great East Japan Earthquake, the withholding tax rate in respect of interest on the debt securities has been increased for the period through and including December 31, 2037, as more fully described below.

Interest and Profit from Redemption

Interest payments on the debt securities will be subject to Japanese withholding tax unless it is established that the debt security is held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with us as described in Article 6, paragraph 4 of the Special Taxation Measures Act (a “specially-related person of ours”), (ii) a Japanese designated financial institution as described in Article 6, paragraph 9 of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph or (iii) a Japanese public corporation, financial institution, financial instruments business operator or certain other entity which has received such payments through a Japanese payment handling agent, as provided in Article 3-3, paragraph 6 of the Special Taxation Measures Act, in compliance with the requirement for tax exemption under that paragraph.

Interest payments on the debt securities to an individual resident of Japan, to a Japanese corporation, or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of ours (except for the Japanese designated financial institution and the Japanese public corporation, financial institution, financial instruments business operator and certain other entity described in the preceding paragraph) will be subject to deduction in respect of Japanese income tax at a rate of 15% (for the period through and including December 31, 2037, such income tax at the rate of 15% and special additional income tax at the rate of 0.315%, together being at the rate of 15.315%) of the amount of such interest.

A legend containing a statement to the same effect as set forth in the preceding paragraphs will be printed on the relevant debt securities or global debt security, as applicable, in compliance with the requirements of the Special Taxation Measures Act and regulations thereunder.

If the recipient of interest on the debt securities is a holder that is an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, that in either case is not a specially-related person of ours, no Japanese income tax or corporation tax will be payable with respect to such interest whether by way of withholding or otherwise, if certain requirements are complied with, inter alia:

(a)

if the relevant debt securities are held through a participant in an international clearing organization, such as DTC, Euroclear and Clearstream, Luxembourg, or through a financial intermediary, in each case, as prescribed by the Special Taxation Measures Act (each such participant or financial intermediary being referred to as a “Participant”), the requirement that such recipient, at the time of entrusting a Participant with the custody of the relevant debt securities, provide certain information prescribed by the Special Taxation Measures Act and the cabinet order and other regulations thereunder, or the “Law” to enable the Participant to establish that the recipient is exempt from the requirement for Japanese tax to be withheld or deducted, or the “interest recipient information“, and advise the Participant if such recipient ceases to be so exempted (including where the recipient who is an individual non-resident of Japan or non-Japanese corporation becomes a specially-related person of ours), and that we prepare and file a certain confirmation prescribed by the Law with the competent local tax office in a timely manner based upon the interest recipient information communicated through the Participant and the relevant international clearing organization; and

(b)

if the relevant debt securities are held not through a Participant, the requirement that such recipient submit to the relevant paying agent that makes payment of interest on the debt securities a claim for exemption from withholding tax (hikazei tekiyo shinkokusho), or the “written application for tax exemption”, together with certain documentary evidence, at or prior to each time of receiving interest, and that we file the written application for tax exemption so received with the competent local tax office in a timely manner.

Failure to comply with such requirements described above (including the case where the interest recipient information is not duly communicated as required under the Law) will result in the withholding by us of income tax at the rate of 15.315% of the amount of such interest.

The above-described exemption from Japanese income tax or corporation tax with respect to interest on the debt securities will not be applicable to any debt securities on which interest is calculated based on any of certain indices, including the amount of profits or assets of ours or a specially-related person of ours, as described in Article 6, paragraph 4 of the Special Taxation Measures Act and the cabinet order relating to the said paragraph 4 (“Taxable Linked Securities”).

If a recipient of interest on the debt securities is an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, which is subject to Japanese withholding tax due to its status as a specially-related person of ours or for any other reason, (i) the rate of withholding tax may be reduced, generally to 10%, under an applicable tax treaty, convention or agreement, and (ii) if such recipient is not subject to Japanese tax under an applicable tax treaty, convention or agreement due to its status as a registered securities dealer in the relevant country, or for any other reason, no Japanese income tax or corporation tax will be payable with respect to such interest whether by way of withholding or otherwise; provided that, in either case (i) or (ii) above, such recipient shall submit required documents and information (if any) to the relevant tax authority.

If the recipient of any difference between the acquisition price of the debt securities and the amount which the holder receives upon redemption thereof (the “profit from redemption”), is a beneficial owner that is an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, that in either case is not a specially-related person of ours, no income tax or corporation tax will be payable with respect to such profit from redemption.

Capital Gains, Inheritance and Gift Taxes

Gains derived from the sale of the debt securities, whether within or outside Japan, by a holder that is an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, will be, in general, not subject to Japanese income or corporation tax.

Japanese inheritance and gift taxes at progressive rates may be payable by an individual who has acquired the debt securities as a legatee, heir or donee, even if the individual is not a Japanese resident.

No stamp, issue, registration or similar taxes or duties will, under present Japanese law, be payable by holders of the debt securities in connection with the issue of the debt securities outside Japan.

Japanese Tax Consequences with respect to Debt Securities Issued on or before March 31, 2010

Japanese tax consequences applicable to debt securities issued on or before March 31, 2010 are substantially similar to those as summarized above in this section, except that the references to specially-related persons of ours and Taxable Linked Securities do not apply.

United States Taxation

This section describes the material United States federal income tax consequences of owning certain of the debt securities we may offer. It is the opinion of Sullivan & Cromwell LLP, United States tax counsel to Nomura. It applies to you only if you acquire debt securities in an initial offering governed by this prospectus and you hold your debt securities as capital assets for tax purposes. This section addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	an insurance company,

•	a tax-exempt organization,

•	a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks,

•	a person that owns debt securities as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells debt securities as part of a wash sale for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in the applicable prospectus supplement. In addition, this section does not address the United States federal income tax treatment of debt securities that reference the performance of United States equities. The United States federal income tax treatment of any such debt securities will be discussed in the applicable prospectus supplement. This section deals only with debt securities in registered form. The consequences of owning debt securities in bearer form will be discussed in the applicable prospectus supplement.

This section is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, as well as the Convention between the Government of the United States of America and the Government of Japan for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income, or the “Convention”, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis.

If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the debt securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the debt securities.

Please consult your own tax advisor concerning the consequences of owning debt securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a debt security and you are, for United States federal income tax purposes:

•	a citizen or individual resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or a trust that has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—Non-United States Holders” below.

United States holders that use an accrual method of accounting for tax purposes generally will be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although the precise application of this rule is unclear at this time. United States holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

Payments of Interest

Except as described below in the case of interest on an original issue discount debt security that is not qualified stated interest, each as defined below under “—United States Holders—Original Issue Discount—General”, you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a non-U.S. dollar currency, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

You must include any tax withheld from the interest payment as ordinary income even though you do not in fact receive the amount withheld. You will also be required to include in income as interest any additional amounts paid with respect to withholding tax on the debt securities, including tax withheld from the payment of such additional amounts. You may be entitled to deduct or credit the withholding tax, subject to applicable limits (including that the election to deduct or credit foreign taxes applies to all of your foreign taxes for a particular tax year). However, any Japanese withholding taxes on interest would not be eligible for a foreign tax credit to the extent that the taxes are refundable under Japanese law or the Convention. Interest paid by us on your debt security and the original issue discount, if any, accrued with respect to your debt security (as described below under “—Original Issue Discount”) and any additional amounts paid with respect to withholding tax on the debt security, including withholding tax on payments of such additional amounts are generally income from sources outside the United States, and will generally be “passive” income for purposes of the rules regarding the foreign tax credit allowable to a United States holder. The rules governing foreign tax credits are complex and you should consult your tax advisor regarding the availability of the foreign tax credit in your situation.

Non-U.S. Dollar Currency Debt Securities—Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a non-U.S. dollar currency, you would recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars or receive the payment in U.S. dollars.

Non-U.S. Dollar Currency Debt Securities—Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a non-U.S. dollar currency by using one of two methods. Under the first method, you would determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of the accrual period or taxable year (as applicable), you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it would apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a non-U.S. dollar currency for which you accrued an amount of income, you will recognize United States source ordinary income or loss based on the difference, if any, between the exchange rate that you used to accrue based upon interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars or receive the payment in U.S. dollars.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it would be treated as an original issue discount debt security if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed below under “—Variable Rate Debt Securities”. We will state in the applicable prospectus supplement if we determine that a particular debt security will be an original issue discount debt security.

In general, your debt security is not an original issue discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 0.25 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security would have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you would include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the debt security.

Any amount of de minimis original issue discount includable in income will be treated as capital gain.

Generally, if your original issue discount debt security matures more than one year from its date of issue, you would include original issue discount in income before you receive cash attributable to that income. The amount of original issue discount that you would include in income is calculated using a constant-yield method, and generally you would include increasingly greater amounts of original issue discount in income over the life of your debt security. More specifically, you can calculate the amount of original issue discount that you would include in income by adding the daily portions of original issue discount with respect to your original issue discount debt security for each day during the taxable year or portion of the taxable year that you hold your original issue discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the original issue discount allocable to that accrual period. You may select an accrual period of any length with respect to your original issue discount debt security and you may vary the length of each accrual period over the term of your original issue discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the original issue discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of original issue discount allocable to an accrual period by:

•	multiplying your original issue discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the original issue discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your original issue discount debt security’s adjusted issue price at the beginning of any accrual period by:

•

adding your original issue discount debt security’s issue price and any accrued original issue discount for each prior accrual period (determined without regard to the amortization of any acquisition premium, as described below), and then

•	subtracting any payments previously made on your original issue discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your original issue discount debt security contains more than one accrual period, then, when you determine the amount of original issue discount allocable to an accrual period, you would allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you would increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of original issue discount allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of original issue discount allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest, and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium

If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General”, the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount”, then you would reduce the daily portions of original issue discount by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the adjusted issue price of the debt security.

Pre-Issuance Accrued Interest

An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest,

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date, and

•	the payment would equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment would be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption

Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you would determine the yield and maturity of your debt security by assuming that the payments would be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you would include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we would be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

•

in the case of an option or options that you may exercise, you would be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules would apply to each option in the order in which they may be exercised. If an option or options are deemed to be exercised as described above, the yield on your debt security for the purposes of these calculations would be determined by using the date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on such date as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of original issue discount, you would redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount

You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General”, with the modifications described below. For purposes of this election, interest will include stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium”, or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security would equal your cost,

•	the issue date of your debt security would be the date you acquired it, and

•	no payments on your debt security would be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you would be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or thereafter. Additionally, if you make this election for a market discount debt security, you would be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Variable Rate Debt Securities

Your debt security would be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total non-contingent principal payments by more than the lesser of:

(1)	0.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date, or

(2)	15 percent of the total non-contingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

(1)	one or more qualified floating rates,

(2)	a single fixed rate and one or more qualified floating rates,

(3)	a single objective rate, or

(4)	a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•

the value of any variable rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day; and

•	except as provided in the first bullet above, your debt security does not provide for any contingent principal payments.

Your debt security would have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate either:

(1)	multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35, or

(2)	multiplied by a fixed multiple greater than 0.65 but not more than 1.35, and then increased or decreased by a fixed rate.toc

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together would constitute a single qualified floating rate.

Your debt security would not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors or other similar restrictions) unless such restrictions are caps, floors or governors that are fixed throughout the term of the debt security or such restrictions are not reasonably expected to significantly affect the yield on the debt security.

Your debt security would have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate, and

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party.

Your debt security would not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term would be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

Your debt security would also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points, or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period (as described above), and if the interest is unconditionally payable (or will be constructively received under Section 451 of the Code) at least annually, then, all stated interest on your debt security would be qualified stated interest. In this case, the amount of original issue discount, if any, would be determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period (as described above), you generally would determine the interest and original issue discount accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security,

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,

•	determining the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument, and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally would use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period (as described above), you generally would determine interest and original issue discount accruals by using the method described in the previous paragraph. However, your variable rate debt security would be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities

In general, if you are an individual or other cash basis United States holder of a debt security with a term of one year or less, or a “short-term debt security”, you are not required to accrue original issue discount, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you would be required to accrue original issue discount on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include original issue discount in income currently, any gain you realize on the sale or retirement of your short-term debt security would be ordinary income to the extent of the accrued original issue discount, which would be determined on a straight- line basis unless you make an election to accrue the original issue discount under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue original issue discount on your short-term debt securities, you would be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of original issue discount subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Non-U.S. Dollar Original Issue Discount Debt Securities

If your original issue discount debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you would determine original issue discount for any accrual period on your original issue discount debt security in the non-U.S. dollar currency and then translate the amount of original issue discount into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described above under “—Payments of Interest”. You may recognize United States source ordinary income or loss when you receive an amount attributable to original issue discount in connection with a payment of interest or the sale or retirement of your debt security (to the extent such income or loss is attributable to changes in exchange rates).

Market Discount

You would be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security would be a market discount debt security if:

•	you purchase your debt security for less than its stated redemption price at maturity or, in the case of an original issue discount debt security, its “revised issue price”; and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of an original issue discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 0.25 percent of your debt security’s stated redemption price at maturity multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any original issue discount that has accrued on your debt security to its issue price as determined above under “—Original Issue Discount—General”.

If your debt security’s stated redemption price at maturity or, in the case of an original issue discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 0.25 percent of the debt security’s stated redemption price at maturity multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income (which should be treated as income from sources outside the United States) to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it would apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you would generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

If you own a market discount debt security, the market discount would accrue on a straight-line basis unless an election is made to accrue market discount using a constant-yield method. If you make this election, it would apply only to the debt security with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income unless you elect to do so as described above.

If your debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, and you are required to treat any gain on the maturity or disposition of the debt security as ordinary income to the extent of the accrued market discount on your debt security (as described above), such accrued market discount would be determined by translating the market discount (determined in units of the non-U.S. dollar currency) into U.S. dollars on the date of the maturity or disposition, as the case may be. Alternatively, if you have elected to include market discount in income currently as it accrues, the accrued market discount (determined in units of the non-U.S. dollar currency) would be translated into U.S. dollars at the average exchange rate for the accrual period and you would generally recognize United States source ordinary income or loss to the extent attributable to changes in exchange rates between the time of accrual of the market discount and the time of the acquisition of your debt security.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of the sum of all amounts payable on the debt security after the acquisition date (other than payments of qualified stated interest), you may elect to treat the excess as amortizable bond premium. If you make this election, you would reduce the amount required to be included in your income each accrual period with respect to interest on your debt security by the amount of amortizable bond premium allocable to that accrual period, based on your debt security’s yield to maturity. In addition, regardless of whether or not you make the election described above, if your debt security is an original issue discount debt security, you would not be required to include any original issue discount in income.

If the amortizable bond premium allocable to an accrual period exceeds your interest income from your debt security for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt security in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which your debt security is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to such excess.

If your debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you would compute your amortizable bond premium in units of the non-U.S. dollar currency and your amortizable bond premium would reduce your interest income in units of the non-U.S. dollar currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as United States source ordinary income or loss.

If you make an election to amortize bond premium, it would apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “—Original Issue Discount—Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any original issue discount or market discount previously included in income with respect to your debt security, and then

•

subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium to the extent that such premium either reduced interest income on your debt security or gave rise to a deduction on your debt security.

If you purchase your debt security with non-U.S. dollar currency, the U.S. dollar cost of your debt security would generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer that so elects, and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security would be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your debt security. If your debt security is sold or retired for an amount in non-U.S. dollar currency, the amount you realize would be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, would determine the amount realized based on the U.S. dollar value of the non-U.S. dollar currency on the settlement date of the sale or retirement.

You will recognize United States source capital gain or loss when you sell or retire your debt securities, except to the extent:

•	described above under “—Short-Term Debt Securities” or “—Market Discount”, or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as United States source ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts Other Than U.S. Dollars

If you receive non-U.S. dollar currency as interest on your debt securities or on the sale or retirement of your debt securities, your tax basis in the non-U.S. dollar currency would equal its U.S. dollar value on the date of receipt. If you purchase non-U.S. dollar currency, you generally would have a tax basis equal to the U.S. dollar value of the non-U.S. dollar currency on the date of your purchase. If you sell or dispose of a non-U.S. dollar currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally would be United States source ordinary income or loss.

Debt Securities Subject to Special Rules

The applicable prospectus supplement will discuss any special United States federal income tax rules with respect to (1) debt securities the payments on which are determined by reference to any index, (2) debt securities that are subject to the rules governing contingent payment obligations, (3) debt securities that are denominated in, or that provide for payments that are determined by reference to, more than one currency, and (4) any debt securities that are subject to special rules not discussed herein.

Information with Respect to Foreign Financial Assets

A United States holder that owns “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with its tax returns. “Specified foreign financial assets” may include any financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. United States holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the debt securities.

Non-United States Holders

This subsection describes the tax consequences to a Non-United States holder. You are a Non-United States holder if you are a beneficial owner of a debt security and you are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

If you are a United States holder, this subsection does not apply to you.

Payments of Interest

Under United States federal income tax law, and subject to the discussion of backup withholding below, if you are a Non-United States holder of a debt security, interest on the debt security paid to you is exempt from

United States federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:

•	you are an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the Code, or

•	you both:

•	have an office or other fixed place of business in the United States to which the interest is attributable, and

•

you either derive the interest in the active conduct of a banking, financing or similar business within the United States, or are a corporation with a principal business of trading in stocks and securities for your own account.

Sale and Retirement of the Debt Securities

If you are a Non-United States holder of a debt security, you generally would not be subject to United States federal income tax on gain realized on the sale or retirement of the debt security unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds. Under these regulations, if the debt securities are denominated in, or determined by reference to, a foreign currency, a United States holder (or a Non-United States holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Disclosure Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of the debt securities.

Foreign Account Tax Compliance Withholding

Certain non-U.S. financial institutions must comply with information reporting requirements or certification requirements in respect of their direct and indirect United States shareholders and/or United States accountholders to avoid becoming subject to withholding on certain payments. We and other non-U.S. financial institutions may accordingly be required to report information to the Internal Revenue Service regarding the holders of debt securities and to withhold on a portion of payments under the debt securities to certain holders that fail to comply with the relevant information reporting requirements (or hold debt securities directly or indirectly through certain non-compliant intermediaries). However, under proposed Treasury regulations, such withholding will not apply to payments made before the date that is two years after the date on which final regulations defining the term “foreign passthru payment” are published. Moreover such withholding would only apply to debt securities issued at least six months after the date on which final regulations defining the term “foreign passthru payment” are published. Holders are urged to consult their own tax advisors and any banks or brokers through which they will hold debt securities as to the consequences (if any) of these rules to them.

We will not pay any additional amounts in respect of any withholding described in the preceding paragraph, so if this withholding applies, you may receive significantly less than the amount that you would have otherwise received with respect to your debt securities. Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay your receipt of any amounts withheld.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally would apply to payments of principal and interest on a debt security within the United States, and the payment of the proceeds to you from the sale of a debt security effected at a United States office of a broker. Information reporting may also apply in respect of any original issue discount that accrues on a debt security.

Additionally, backup withholding may apply to such payments if you fail to provide an accurate taxpayer identification number or (in the case of interest payments) if you fail to comply with applicable certification requirements or are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a Non-United States holder, you are generally exempt from backup withholding and information reporting requirements with respect to payments of principal and interest made to you outside the United States by us or another non-United States payor. You are also generally exempt from backup withholding and information reporting requirements in respect of payments of principal and interest made within the United States and the payment of the proceeds from the sale of a debt security effected at a United States office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished a valid Internal Revenue Service Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of a debt security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or the confirmation is sent to the United States, or (iii) the sale has certain other specified connections with the United States.

You generally may credit any backup withholding against your United States federal income tax liability (if any) and obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

General

We may sell senior debt securities:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through the issuance of subscription rights to our existing securityholders;

•	through dealers or agents; and

•	to investors directly in negotiated sales or in competitively bid transactions.

Any underwriter or agent involved in the offer and sale of any series of the senior debt securities will be named in the prospectus supplement. Nomura Securities International, Inc., or other of our subsidiaries, may act as an underwriter or agent.

The prospectus supplement for each series of senior debt securities will describe:

•	the terms of the offering of these senior debt securities, including the name or names of any agent or agents or the name or names of any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to any agents or underwriters and all other items constituting underwriting compensation;

•	any securities exchanges on which the senior debt securities may be listed;

•	any discounts and commissions to be allowed or paid to dealers; and

•	other specific terms of the particular offering or sale.

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the senior debt securities that we will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these senior debt securities will be subject to conditions. The underwriters will be obligated to purchase all of these senior debt securities if any are purchased.

The senior debt securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these senior debt securities for whom they may act as agent. Underwriters may sell these senior debt securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We also may sell the senior debt securities in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the senior debt securities that they remarket.

We may authorize underwriters to solicit offers by institutions to purchase the senior debt securities subject to the underwriting agreement from us, at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell senior debt securities under these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

In connection with underwritten offerings of the senior debt securities offered by this prospectus and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the senior debt securities offered by this prospectus at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered senior debt securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the senior debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities or to continue these activities if commenced.

Senior debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the senior debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements or omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or affiliates in the ordinary course of business.

Each series of senior debt securities offered by this prospectus will be a new issue of senior debt securities and will have no established trading market. Any underwriters to whom offered senior debt securities are sold for public offering and sale may make a market in the offered senior debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The senior debt securities offered by this prospectus may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for any senior debt securities offered by this prospectus.

Market-Making Resales by Affiliates

This prospectus may be used by Nomura Securities International, Inc. in connection with offers and sales of the senior debt securities in market-making transactions. In a market-making transaction, Nomura Securities International, Inc. may resell a security it acquires from other holders, after the original offering and sale of the senior debt security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Nomura Securities International, Inc. may act as principal or agent, including as agent for the counterparty in a transaction in which Nomura Securities International, Inc. acts as principal, or as agent for both counterparties in a transaction in which Nomura Securities International, Inc. does not act as principal. Nomura Securities International, Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other of our affiliates may also engage in transactions of this kind and may use this prospectus for this purpose.

We do not expect to receive any proceeds from market-making transactions. We do not expect that Nomura Securities International, Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless we or an agent inform you in your confirmation of sale that your senior debt security is being purchased in its original offering and sale, you may assume that you are purchasing your senior debt security in a market-making transaction.

Conflicts of Interest

To the extent an initial offering of the senior debt securities will be distributed by one of our affiliates, each such offering of senior debt securities will be conducted in compliance with the requirements of Rule 5121 of FINRA, regarding a FINRA member firm’s distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of senior debt securities who is one of our affiliates will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Following the initial distribution of any of the senior debt securities, our affiliates may offer and sell these senior debt securities in the course of their businesses. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these senior debt securities and may discontinue any market-making activities at any time without notice.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Sullivan & Cromwell LLP as to matters of New York law and by Anderson Mori & Tomotsune as to matters of Japanese law, and for any underwriters or agents by Simpson Thacher & Bartlett LLP or other counsel named in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements appearing in our annual report on Form 20-F for the year ended March 31, 2018, and the effectiveness of our internal control over financial reporting as of March 31, 2018, have been audited by Ernst & Young ShinNihon LLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to our unaudited interim consolidated financial statements for the six-month periods ended September 30, 2018 and 2017 included in our current report on Form 6-K submitted to the SEC on December 14, 2018 and incorporated by reference in this prospectus, Ernst & Young ShinNihon LLC reported that they have applied limited procedures in accordance with professional standards for a review of such financial statements. However, their separate report dated December 14, 2018, included in our current report on Form 6-K submitted to the SEC on December 14, 2018, and incorporated by reference herein, states that they did not audit and they do not express an opinion on the interim consolidated financial statements. Accordingly, the degree of reliance on their report on such financial statements should be restricted in light of the limited nature of the review procedures applied. Ernst & Young ShinNihon LLC is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim consolidated financial statements because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young ShinNihon LLC within the meaning of Sections 7 and 11 of the Securities Act.

ENFORCEMENT OF CIVIL LIABILITIES

We are a joint stock corporation incorporated with limited liability under the laws of Japan. Most of our directors and executive officers are residents of countries other than the United States. Although some of our affiliates have substantial assets in the United States, substantially all of our assets and the assets of our directors and executive officers (and certain experts named herein) are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or our directors and executive officers or to enforce against us or these persons judgments obtained in the United States courts predicated upon the civil liability provisions of the United States securities laws. We have been advised by our Japanese counsel, Anderson Mori & Tomotsune, that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of United States courts, of civil liabilities based solely on United States securities laws.

Our agent for service of process is Nomura Holding America Inc. (or any successor corporation).

CLEARANCE AND SETTLEMENT

General

The principal clearing systems we will use are the book-entry systems operated by DTC in the United States, Clearstream in Luxembourg and Euroclear in Belgium. These systems have established electronic securities and payment, transfer, processing, depositary and custodial links among themselves and others, either directly or indirectly through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for senior debt securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the senior debt securities will be cleared and settled on a delivery against payment basis.

If we issue senior debt securities to you outside of the United States, its territories and possessions, you must initially hold your interests through Euroclear, Clearstream or the clearance system that is described in the applicable prospectus supplement. Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Clearstream and Euroclear hold interests on behalf of their participants through customers’ securities accounts in the names of Clearstream and Euroclear on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of DTC.

The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to your interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement. We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time. The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

DTC

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is partially owned by these participants or their representatives. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant of DTC, either directly or indirectly. According to DTC, the foregoing information with respect to

DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The rules applicable to DTC and DTC participants are on file with the SEC.

If the senior debt securities are issued in the form of registered global securities, such senior debt security will be deposited with DTC on the closing date. This means that we will not issue certificates to each holder. If we issue one global note with respect to each series of senior debt securities to DTC, DTC will keep a computerized record of its participants whose clients have purchased the senior debt securities. The participant will then keep a record of its clients who purchased the securities. Unless it is exchanged in whole or in part for a certificated senior debt security, a global security may not be transferred; except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

Beneficial interests in the global securities will be shown on, and transfers of the global securities will be made only through, records maintained by DTC and its participants. We will wire principal and interest payments to DTC’s nominee. We and the trustee will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global security.

It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit direct participants’ accounts on the payment date according to their respective holdings of beneficial interest in the global security as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting right to direct participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interest in the global security, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interest, as is the case with securities held for the account of customers registered in “street name”. However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

Clearstream

Clearstream was incorporated as a limited liability company under Luxembourg law. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of the Euroclear System, to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the senior debt securities offered under any prospectus supplement. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to the senior debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

Euroclear is operated by Euroclear Bank S.A./N.V., or the Euroclear Operator, under contract with Euroclear Clearance System plc, a U.K. corporation, or the Euroclear Clearance System. The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Clearance System. The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the senior debt securities offered under any prospectus supplement. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

Distributions with respect to the securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions, to the extent received by the Euroclear Operator and by Euroclear.

Settlement

You will be required to make your initial payment for the senior debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving senior debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream participants or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. The securities have been accepted for clearance through DTC, Clearstream and Euroclear.

Other Clearing Systems

We may choose any other clearing system for a particular series of senior debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, (each an “ERISA Plan”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the senior debt securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan, and whether the investment would involve a prohibited transaction under Title I of ERISA or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts, Keogh plans and other plans that are subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), and entities whose underlying assets include “plan assets” by reason of any Plan’s investment in such entity (referred to herein as a Plan Asset Entity), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan or Plan Asset Entity. A violation of these prohibited transaction rules may result in excise tax or other liabilities under Title I of ERISA or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”), are not subject to the prohibited transaction restrictions of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition or holding of the senior debt securities by a Plan or a Plan Asset Entity with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under Title I of ERISA or Section 4975 of the Code, unless the senior debt securities are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may provide exemptive relief for direct or indirect prohibited transactions that may arise from the acquisition or holding of the senior debt securities. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption (the “service provider exemption”) for the acquisition and disposition of securities, provided that neither the issuer of securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” (within the meaning of the service provider exemption) in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the senior debt securities should not be acquired or held by any person investing “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Any acquiror or holder of the senior debt securities or any interest therein will be deemed to have represented by its acquisition and holding of the senior debt securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not acquiring the senior debt securities on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement or (2) the acquisition and holding of the senior debt securities will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the senior debt securities on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under ERISA, the Code or Similar Laws, as applicable. Purchasers of the senior debt securities have exclusive responsibility for ensuring that their purchase and holding of the senior debt securities do not violate the fiduciary responsibility or prohibited transaction rules of Title I of ERISA or Section 4975 of the Code or any similar provisions of applicable Similar Laws. The sale of any senior debt securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

OUR REGISTERED HEAD OFFICE

Nomura Holdings, Inc.

13-1, Nihonbashi 1-chome

Chuo-ku, Tokyo 103-8645

Japan

OUR LEGAL ADVISORS

As to New York and United States Law:

Sullivan & Cromwell LLP

Otemachi First Square

5-1, Otemachi 1-chome

Chiyoda-ku, Tokyo 100-0004

Japan

As to Japanese Law:

Anderson Mori & Tomotsune

Otemachi Park Building

1-1, Otemachi 1-chome

Chiyoda-ku, Tokyo 100-8136

Japan

LEGAL ADVISOR TO THE UNDERWRITERS

As to New York and United States Law:

Simpson Thacher & Bartlett LLP

Ark Hills Sengokuyama Mori Tower

9-10, Roppongi 1-chome

Minato-ku, Tokyo 106-0032

Japan

TRUSTEE	PAYING AGENT, TRANSFER AGENT, REGISTRAR AND AUTHENTICATING AGENT

Citibank, N.A. 388 Greenwich Street New York, N.Y. 10013	Citibank, N.A., London Branch Corporate Trust Department, Citigroup Centre Canada Square, Canary Wharf London E14 5LB United Kingdom

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young ShinNihon LLC

Hibiya Mitsui Tower, Tokyo Midtown Hibiya

1-2, Yurakucho 1-chome

Chiyoda-ku, Tokyo 100-0006

Japan